Exhibit 99.1

WOORI BANK AND SUBSIDIARIES

CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS OF MARCH 31, 2018 AND FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017

The accompanying consolidated interim financial statements including all footnote disclosures were prepared by and are the responsibility of the management of Woori Bank.

Tae Seung Sohn

President and Chief Executive Officer

Main Office Address: (Road Name Address) 51, Sogong-ro, Jung-gu, Seoul

          (Phone Number)          02-2002-3000

WOORI BANK AND SUBSIDIARIES

CONSOLIDATED INTERIM STATEMENTS OF FINANCIAL POSITION

AS OF MARCH 31, 2018 AND DECEMBER 31, 2017

	March 31, 2018	December 31, 2017
	(Korean Won in millions)
ASSETS
Cash and cash equivalents (Note 6)	5,738,002	6,908,286
Financial assets at fair value through profit or loss (“FVTPL”) (IFRS 9) (Notes 4, 7, 11, 12, 18 and 26)	7,578,339	—
Financial assets at FVTPL (IAS 39) (Notes 4, 7, 11, 12, 18 and 26)	—	5,843,077
Financial assets at FVTOCI (Note 4, 8, 11, 12, and 18)	13,254,613	—
Available-for-sale (“AFS”) financial assets (Notes 4,8,11,12 and 18)	—	15,352,950
Securities at amortized cost (Notes 4, 9, 11, 12 and 18)	16,831,342	—
Held to maturity (“HTM”) financial assets (Notes 4, 9, 11, 12 and 18)	—	16,749,296
Loans and other financial assets at amortized cost (Notes 4, 10, 11, 12, 18 and 45)	278,109,106	—
Loans and receivables (Notes 4,10,11,12,18 and 45)	—	267,106,204
Investments in joint ventures and associates (Note 13)	414,486	417,051
Investment properties (Note 14)	382,402	371,301
Premises and equipment (Notes 15 and 18)	2,455,678	2,477,545
Intangible assets and goodwill (Note 16)	538,956	518,599
Assets held for sale (Note 17)	54,576	48,624
Current tax assets	5,347	4,722
Deferred tax assets	156,873	280,130
Derivative assets (Notes 4,11,12 and 26)	39,272	59,272
Other assets (Notes 19 and 45)	236,911	158,404

Total assets	325,795,903	316,295,461

LIABILITIES
Financial liabilities at FVTPL (IFRS 9) (Note 4, 11, 12, 20 and 26)	3,024,971	—
Financial liabilities at FVTPL (IAS 39) (Notes 4, 11, 12, 20 and 26)	—	3,427,909
Deposits due to customers (Notes 4,11,21 and 45)	237,497,139	234,695,084
Borrowings (Notes 4, 11, 12 and 22)	13,935,114	14,784,706
Debentures (Notes 4, 11 and 22)	27,091,625	27,869,651
Provisions (Notes 23, 44 and 45)	452,713	410,470
Net defined benefit liability (Note 24)	152,098	43,264
Current tax liabilities	201,329	232,600
Deferred tax liabilities	23,392	22,681
Derivative liabilities (Notes 4,11,12 and 26)	87,336	67,754
Other financial liabilities (Notes 4,11,12, 25 and 45)	22,451,144	13,892,461
Other liabilities (Notes 25 and 45)	339,057	283,981

Total liabilities	305,255,918	295,730,561

(Continued)

WOORI BANK AND SUBSIDIARIES

CONSOLIDATED INTERIM STATEMENTS OF FINANCIAL POSITION

AS OF MARCH 31, 2018 AND DECEMBER 31, 2017 (CONTINUED)

	March 31, 2018	December 31, 2017
	(Korean Won in millions)
EQUITY
Owners’ equity:	20,340,112	20,365,892
Capital stock (Note 28)	3,381,392	3,381,392
Hybrid securities (Note 29)	3,017,888	3,017,888
Capital surplus (Note 28)	285,883	285,880
Other equity (Note 30)	(2,147,261)	(1,939,274)
Retained earnings (Notes 31 and 32) (Regulatory reserve for credit loss as of March 31, 2018 and December 31, 2017 is 2,578,457 million Won and 2,438,191 million Won, respectively Regulatory reserve for credit loss to be reserved (reversed) as of March 31, 2018 and December 31, 2017 is (-) 213,068 million Won and 140,266 million Won, respectively Planned provision (reversal) of regulatory reserve for credit loss as of March 31, 2018 and December 31, 2017 is (-) 213,068 million Won and 140,266 million Won, respectively	15,802,210	15,620,006
Non-controlling interests	199,873	199,008

Total equity	20,539,985	20,564,900

Total liabilities and equity	325,795,903	316,295,461

See accompanying notes

WOORI BANK AND SUBSIDIARIES

CONSOLIDATED INTERIM STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017

	For the three months ended March 31
	2018	2017
	(Korean Won in millions, except for per share data)
Interest income	2,274,747	2,083,776
Financial assets at FVTPL (IFRS 9)	15,170	—
Financial assets at FVTOCI	57,276	—
Financial assets at amortized cost	2,202,301	—
Financial assets at FVTPL (IAS 39)	—	13,732
AFS financial assets	—	76,400
HTM financial assets	—	74,983
Loans and receivables	—	1,918,661
Interest expense	(907,596)	(821,032)

Net interest income (Notes 34 and 45)	1,367,151	1,262,744

Fees and commissions income	557,606	507,612
Fees and commissions expense	(252,298)	(232,660)

Net fees and commissions income (Notes 35 and 45)	305,308	274,952

Dividend income (Notes 36 and 45)	35,553	39,828
Net gain on financial instruments at FVTPL (IFRS 9) (Note 11, 37 and 45)	49,330	—
Net loss on financial instruments at FVTPL (IAS 39) (Note 11, 37 and 45)	—	(158,475)
Net gain on financial assets at FVTOCI (Note 11 and 38)	812	—
Net gain on AFS financial assets (Notes 11 and 38)	—	15,785
Net gain arising on financial assets at amortized cost	21,525	—
Impairment losses due to credit loss (Notes 39 and 45)	(122,235)	(79,277)
General and administrative expenses (Notes 40 and 45)	(739,684)	(754,270)
Other net operating income (expenses) (Notes 40 and 45)	(96,463)	278,457

Operating income	821,297	879,744

Share of losses of joint ventures and associates (Note 13)	(9,143)	(49,415)
Net other non-operating loss	(6,119)	(1,699)

Non-operating loss (Note 41)	(15,262)	(51,114)

Net income before income tax expense	806,035	828,630

Income tax expense (Note 42)	211,515	185,899

Net income	594,520	642,731

Net gain on valuation of equity securities at FVTOCI	28,938	—
Net gain on valuation of financial liabilities designated as at FVTPL due to own credit risk	90	—
Items out of change in equity method securities due to change in equity of investee that will not be reclassified to profit or loss	311	(3,046)
Remeasurement of the net defined benefit liability	(53,460)	(26,517)

Items that will not be reclassified to profit or loss	(24,121)	(29,563)

Net gain on valuation of debt securities at FVTOCI	2,015	—
Net gain on valuation of AFS financial assets	—	12,974
Change in equity method securities due to change in equity of investees’	(1,201)	4,750
Loss on foreign currency translation of foreign operations	(1,742)	(100,460)
Loss on valuation of cash flow hedge	(3,426)	(853)

Items that may be reclassified to profit or loss	(4,354)	(83,589)

Other comprehensive loss, net of tax	(28,475)	(113,152)

Total comprehensive income	566,045	529,579

(continued)

WOORI BANK AND SUBSIDIARIES

CONSOLIDATED INTERIM STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017

	For the three months ended March 31
	2018	2017
	(Korean Won in millions, except for per share data)
Net income attributable to:
Net income attributable to owners	589,736	637,473
Net income attributable to non-controlling interests	4,784	5,258
Total comprehensive income attributable to:
Comprehensive income attributable to owners	563,794	531,613
Comprehensive income (loss) attributable to non-controlling interests	2,251	(2,034)
Basic and diluted earnings per share (In Korean Won) (Note 43)	820	874

See accompanying notes

WOORI BANK AND SUBSIDIARIES

CONSOLIDATED INTERIM STATEMENTS OF CHANGES IN EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017

	Capital Stock	Hybrid securities	Capital surplus	Other equity	Retained earnings	Controlling interests	Non-controlling interests	Total equity
	(Korean Won in millions)
January 1, 2017	3,381,392	3,574,896	286,331	(1,468,025)	14,611,566	20,386,160	159,793	20,545,953
Net income	—	—	—	—	637,473	637,473	5,258	642,731
Dividends to common stocks	—	—	—	—	(269,308)	(269,308)	(11)	(269,319)
Gain on valuation of available-for-sale financial assets	—	—	—	12,780	—	12,780	194	12,974
Changes in equity of joint ventures and associates	—	—	—	1,704	—	1,704	—	1,704
Loss on foreign currency translation of foreign operations	—	—	—	(92,970)	—	(92,970)	(7,490)	(100,460)
Loss on valuation of cash flow hedge	—	—	—	(853)	—	(853)	—	(853)
Remeasurement of the net defined benefit liability	—	—	—	(26,521)	—	(26,521)	4	(26,517)
Dividends to hybrid securities	—	—	—	—	(49,266)	(49,266)	—	(49,266)
Redemption of hybrid securities	—	(189,396)	—	(604)	—	(190,000)	—	(190,000)

March 31, 2017	3,381,392	3,385,500	286,331	(1,574,489)	14,930,465	20,409,199	157,748	20,566,947

January 1, 2018	3,381,392	3,017,888	285,880	(1,939,274)	15,620,006	20,365,892	199,008	20,564,900
Cumulative effect of change in accounting policy (Note 2)	—	—	—	(392,177)	177,091	(215,086)	723	(214,363)
Adjusted balance, beginning of period	3,381,392	3,017,888	285,880	(2,331,451)	15,797,097	20,150,806	199,731	20,350,537
Net income	—	—	—	—	589,736	589,736	4,784	594,520
Dividends to common stocks	—	—	—	—	(336,636)	(336,636)	(2,109)	(338,745)
Net gain on valuation of financial liabilities designated as at FVTPL due to own credit risk	—	—	—	90	—	90	—	90
Net gain (loss) on valuation of financial assets at FVTOCI	—	—	—	31,269	—	31,269	(316)	30,953
Changes in other comprehensive income due to disposal of equity securities at FVTOCI	—	—	—	1,974	(1,974)	—	—	—
Change in equity method securities due to change in equity of investees’	—	—	—	(890)	—	(890)	—	(890)
Gain (loss) on foreign currency translation of foreign operations	—	—	—	408	—	408	(2,150)	(1,742)
Loss on valuation of cash flow hedge	—	—	—	(3,426)	—	(3,426)	—	(3,426)
Remeasurement of the net defined benefit liability	—	—	—	(53,393)	—	(53,393)	(67)	(53,460)
Dividends to hybrid securities	—	—	—	—	(37,855)	(37,855)	—	(37,855)
Appropriation of retained earnings	—	—	—	208,158	(208,158)	—	—	—
Capital adjustment fluctuation (Subsidiaries)	—	—	3	—	—	3	—	3

March 31, 2018	3,381,392	3,017,888	285,883	(2,147,261)	15,802,210	20,340,112	199,873	20,539,985

See accompanying notes

WOORI BANK AND SUBSIDIARIES

CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017

	For the three months ended March 31
	2018	2017
	(Korean Won in millions)
Cash flows from operating activities:
Net income	594,520	642,731
Adjustments:
Income tax expense	211,515	185,899
Interest income	(2,274,747)	(2,083,776)
Interest expense	907,596	821,032
Dividend income	(35,553)	(39,828)

	(1,191,189)	(1,116,673)

Additions of expenses not involving cash outflows:
Impairment losses due to credit loss	122,235	79,277
Net loss on financial assets at FVTOCI	219	—
Loss on valuation of financial instruments at FVTPL (IAS 39)	—	149,488
Share of losses of investments in joint ventures and associates	13,803	62,792
Loss on disposal of investments in joint ventures and associates	2,931	27,684
Loss on transaction and valuation of derivatives (hedging)	49,307	47,572
Loss on hedged items (fair value hedge)	—	26
Provision for liabilities	21,450	18,120
Retirement benefits	35,810	35,795
Depreciation and amortization	60,253	62,685
Loss on disposal of premises and equipment and other assets	54	337
Impairment loss on premises and equipment and other assets	—	120

	306,062	483,896

Deduction of revenues not involving cash inflows:
Net gain on financial instruments at FVTPL (IFRS 9)	33,826	—
Gain on financial assets at FVTOCI	1,031	—
Gain on disposal of securities at amortized cost	431	—
Gain on AFS financial assets	—	15,785
Gain on transaction and valuation of derivatives (hedging)	2,570	64
Gain on hedged items (fair value hedge)	47,694	18,954
Reversal of provisions and others	1,164	2,731
Share of profits of investments in joint ventures and associates	4,660	13,377
Gain on disposal of investments in joint ventures and associates	—	28,420
Gain on disposal of premises and equipment and other assets	1,277	181
Reversal of impairment loss on premises and equipment and other assets	341	32

	92,994	79,544

Changes in operating assets and liabilities:
Financial assets at FVTPL (IFRS 9)	519,586	—
Financial assets at FVTPL (IAS 39)	—	(563)
Loans and other financial assets at amortized cost	(11,517,570)	—
Loans and receivables	—	(1,228,368)
Other assets	(36,057)	(1,030)
Deposits due to customers	2,801,603	1,366,846
Provision for guarantee and loan commitment and others	(17,774)	(103,089)
Net defined benefit liability	511	(4,766)
Other financial liabilities	8,220,962	596,403
Other liabilities	33,228	8,880

	4,489	634,313

(Continued)

WOORI BANK AND SUBSIDIARIES

CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017 (CONTINUED)

	For the three months ended March 31
	2018	2017
	(Korean Won in millions)
Interest income received	2,303,857	2,135,970
Interest expense paid	(873,666)	(918,381)
Dividends received	28,520	32,175
Income tax paid	(34,702)	(40,006)

Net cash provided by operating activities	1,044,897	1,774,481

Cash flows from investing activities:
Cash in-flows from investing activities:
Disposal of financial assets at FVTPL (IFRS 9)	2,055,411	—
Disposal of financial assets at FVTOCI	1,497,686	—
Disposal of AFS financial assets	—	6,502,288
Redemption of securities at amortized cost	2,159,843	—
Redemption of HTM financial assets	—	2,501,593
Disposal of investments in joint ventures and associates	1,128	51,659
Disposal of investment properties	870	393
Disposal of premises and equipment	46	313
Disposal of intangible assets	1,317	500
Disposal of assets held for sale	—	738

	5,716,301	9,057,484

Cash out-flows from investing activities:
Acquisition of financial assets at FVTPL (IFRS 9)	3,069,218	—
Acquisition of financial assets at FVTOCI	1,009,430	—
Acquisition of AFS financial assets	—	5,619,903
Acquisition of securities at amortized cost	2,242,037	—
Acquisition of HTM financial assets	—	2,921,380
Acquisition of investments in joint ventures and associates	13,660	8,412
Acquisition of investment properties	4,730	342
Acquisition of premises and equipment	21,229	25,478
Acquisition of intangible assets	55,519	36,002

	6,415,823	8,611,517

Net cash provided by (used in) investing activities	(699,522)	445,967

Cash flows from financing activities:
Cash in-flows from financing activities:
Increase in borrowings	1,870,805	2,593,035
Issuance of debentures	3,871,052	4,819,830

	5,741,858	7,412,865

Cash out-flows from financing activities:
Repayment of borrowings	2,686,086	4,496,149
Repayment of debentures	4,601,422	4,398,001
Redemption of hybrid securities	—	190,000
Dividends paid on hybrid securities	30,177	33,413

	7,317,684	9,117,563

Net cash used in financing activities	(1,575,826)	(1,704,698)

Net increase (decrease) in cash and cash equivalents	(1,230,451)	515,750

Cash and cash equivalents, beginning of the period	6,908,286	7,591,324

Effects of exchange rate changes on cash and cash equivalents	60,167	(123,074)

Cash and cash equivalents, end of the period	5,738,002	7,984,000

See accompanying notes

WOORI BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017

1.	GENERAL

(1)	Summary of the parent company

Woori Bank (hereinafter referred to the “Bank”), which is a controlling entity in accordance with International Financial Reporting Standards (“IFRS”) 10 – Consolidated Financial Statements, was established in 1899 and is engaged in the commercial banking business under the Banking Act, trust business and foreign exchange business under the Financial Investment Services and Capital Market Act.

Previously, Woori Finance Holdings Co., Ltd., the former holding company of Woori Financial Group, established on March 27, 2001 held a 100% ownership of the Bank. Effective November 1, 2014, Woori Finance Holdings Co., Ltd. completed its merger (the “Merger”) with and into the Bank. Accordingly, the shares of the Bank, 597 million shares, prior to the merger, were reduced to nil in accordance with capital reduction procedure, and then, in accordance with the merger ratio, the Bank newly issued 676 million shares. As a result, as of March 31, 2018, the common stock of the Bank amounts to 3,381,392 million Korean won.

During the year ended December 31, 2016, the Korea Deposit Insurance Corporation (“KDIC”), the majority shareholder of the Bank, sold its 187 million shares in the Bank in accordance with the contract of “Disposal of Woori Bank’s shares to Oligopolistic Shareholders”. In addition to the sale, during the year ended December 31, 2017, KDIC sold additional 33 million shares. As of March 31, 2018 and December 31, 2017, KDIC held 125 million shares (18.43% ownership interest), of the Bank’s shares issued.

On June 24, 2002, Woori Finance Holdings Co., Ltd. listed its common shares on the Korea Exchange through public offering. In addition, on September 29, 2003, the holding company registered with the Securities and Exchange Commission in the United States of America and, on the same day, listed its American Depositary Shares on the New York Stock Exchange. As Woori Finance Holdings Co., Ltd. was merged into the Bank, the Bank, which is the existing company, succeeded such rights and obligations as a listed company on the Korea Exchange and the New York Stock Exchange.

As a result of such merger, the Bank incorporated Woori Card Co., Ltd., Woori Investment Bank Co., Ltd., Woori FIS Co., Ltd., Woori Private Equity Asset Management Co., Ltd., and Woori Finance Research Institute Co., Ltd. as its subsidiaries.

The head office of the Bank is located in 51, Sogong-ro, Jung Gu, Seoul, Korea. The Bank has 880 branches and offices in Korea, and 23 branches and offices overseas as of March 31, 2018.

(2)	The consolidated financial statements for Woori Bank and its subsidiaries (the “Group”) include the following subsidiaries:

		Percentage of ownership (%)
Subsidiaries	Main business	March 31, 2018	December 31, 2017	Location	Financial statements as of (2018)
Woori Bank:
Woori FIS Co., Ltd.	System software development & maintenance	100.0	100.0	Korea	March 31
Woori Private Equity Asset Management Co., Ltd.	Finance	100.0	100.0	Korea	March 31
Woori Finance Research Institute Co., Ltd.	Other service business	100.0	100.0	Korea	March 31
Woori Card Co., Ltd.	Finance	100.0	100.0	Korea	March 31
Woori Investment Bank Co., Ltd	Other credit finance business	59.8	59.8	Korea	March 31
Woori Credit Information Co., Ltd.	Credit information	100.0	100.0	Korea	March 31
Woori America Bank	Finance	100.0	100.0	U.S.A.	March 31
Woori Global Markets Asia Limited	”	100.0	100.0	Hong Kong	March 31
Woori Bank China Limited	”	100.0	100.0	China	March 31
AO Woori Bank	”	100.0	100.0	Russia	March 31
PT Bank Woori Saudara Indonesia 1906 Tbk(*1)	”	79.9	79.9	Indonesia	March 31
Banco Woori Bank do Brasil S.A.	”	100.0	100.0	Brazil	March 31
Korea BTL Infrastructure Fund	”	99.9	99.9	Korea	March 31
Woori Fund Service Co., Ltd.	”	100.0	100.0	Korea	March 31
Woori Finance Cambodia PLC.	”	100.0	100.0	Cambodia	March 31
Woori Finance Myanmar Co., Ltd.	”	100.0	100.0	Myanmar	March 31
Wealth Development Bank	”	51.0	51.0	Philippines	March 31
Woori Bank Vietnam Limited	”	100.0	100.0	Vietnam	March 31
Kumho Trust First Co., Ltd. (*1)	Asset securitization	0.0	0.0	Korea	March 31
Asiana Saigon Inc. (*1)	”	0.0	0.0	Korea	March 31
Consus Eighth Co., LLC (*1)	”	0.0	0.0	Korea	March 31
KAMCO Value Recreation First Securitization Specialty Co., Ltd. (*1)	”	15.0	15.0	Korea	March 31
Hermes STX Co., Ltd. (*1)	”	0.0	0.0	Korea	March 31
BWL First Co., LLC (*1)	”	0.0	0.0	Korea	March 31
Deogi Dream Fourth Co., Ltd. (*1)	”	0.0	0.0	Korea	March 31
Jeonju Iwon Ltd. (*1)	”	0.0	0.0	Korea	March 31
Wonju I one Inc. (*1)	”	0.0	0.0	Korea	March 31
Heitz Third Co., Ltd. (*1)	”	0.0	0.0	Korea	March 31
Woorihansoop 1st Co., Ltd. (*1)	”	0.0	0.0	Korea	March 31
Electric Cable First Co., Ltd (*1)	”	0.0	0.0	Korea	March 31
Woori International First Co., Ltd. (*1)	”	0.0	0.0	Korea	March 31
Woori HJ First Co., Ltd. (*1)	”	0.0	0.0	Korea	March 31
Woori WEBST 1st Co., Ltd. (*1)	”	0.0	0.0	Korea	March 31
Wibihansoop 1st Co., Ltd. (*1)	”	0.0	0.0	Korea	March 31
HNLD 1st Inc.(*4)	”	—	0.0	Korea	March 31
Uri QS 1st Co., Ltd (*1)	”	0.0	0.0	Korea	March 31
Uri Display 1st Co., Ltd.(*1)	”	0.0	0.0	Korea	March 31
Tiger Eyes 2nd Co., Ltd.(*1)	”	0.0	0.0	Korea	March 31
Woori Serveone 1st Co., Ltd. (*1)	”	0.0	0.0	Korea	March 31
Uri Display 2nd Co.,Ltd. (*1)	”	0.0	—	Korea	March 31
HeungkukWoori Tech Company Private Placement Investment Trust No. 1 and 6 beneficiary certificates (*2)	Securities investment and others	—	—	Korea	March 31
Principle Guaranteed Trust (*3)	Trust	0.0	0.0	Korea	March 31
Principle and Interest Guaranteed Trust (*3)	”	0.0	0.0	Korea	March 31
Woori Investment Bank:					March 31
Dongwoo First Securitization Specialty Co., Ltd. (*1)	Asset securitization	5.0	5.0	Korea	March 31
Seari First Securitization Specialty Co., Ltd. (*1)	”	5.0	5.0	Korea	March 31
Namjong 1st Securitization Specialty Co., Ltd. (*1)	”	5.0	5.0	Korea	March 31
Bukgeum First Securitization Specialty Co., Ltd. (*1)	”	5.0	5.0	Korea	March 31

		Percentage of ownership (%)
Subsidiaries	Main business	March 31, 2018	December 31, 2017	Location	Financial statements as of (2018)
Woori Card Co., Ltd.:
TUTU Finance-WCI Myanmar Co., Ltd.	Finance	100.0	100.0	Myanmar	March 31
Woori Card one of 2017-1 Securitization Specialty Co., Ltd. (*1)	Asset securitization	0.5	0.5	Korea	March 31
Woori Card one of 2017-2 Securitization Specialty Co., Ltd. (*1)	”	0.5	0.5	Korea	March 31

(*1)	The entity was a structured entity for the purpose of asset securitization and was in scope for consolidation. Although the Group is not a majority shareholder, the Group 1) had the power over the investee, 2) was exposed, or had rights, to variable returns from its involvement with the investee, and 3) had the ability to use its power to affect its returns.
(*2)	The entity was a structured entity for the purpose of investment in securities and was in scope for consolidation, considering that the Group 1) had the power over the investee, 2) was exposed, or has rights, to variable returns from its involvement with the investee, and 3) has the ability to use its power to affect its returns.
(*3)	The entity was a money trust under the Financial Investment Services and Capital Markets Act and was in scope for consolidation. Although the Group was not a majority shareholder, the Group 1) has the power over the investee, 2) was exposed, or has rights, to variable returns from its involvement with the investee, and 3) has the ability to use its power to affect its returns.
(*4)	The entity is a structured entity for the purpose of asset securitization and is not in scope for consolidation considering that the Group 1) does not have the power over the investee, 2) is not exposed, or does not have rights to variable returns from its involvement with the investee, and 3) does not have the ability to use its power to affect its returns.

(3)	As of March 31, 2018 and December 31, 2017, despite having more than a 50% ownership interest, the Group has not consolidated the following companies as the Group does not have the ability to control following subsidiaries:

	As of March 31, 2018
Subsidiaries	Location	Main Business	Percentage of ownership (%)
Golden Bridge NHN Online Private Equity Investment (*)	Korea	Securities Investment	60.0
Mirae Asset Maps Clean Water Private Equity Investment Trust 7th (*)	Korea	Securities Investment	59.7
Kiwoom Yonsei Private Equity Investment Trust (*)	Korea	Securities Investment	88.9
Hana Walmart Real Estate Investment Trust 41-1 (*)	Korea	Securities Investment	90.1
IGIS Global Private Placement Real Estate Fund No. 148-1 (*)	Korea	Securities Investment	75.0
IGIS Global Private Placement Real Estate Fund No. 148-2 (*)	Korea	Securities Investment	75.0
MIRAE ASSET SEOUL RING EXPRESSWAY PRIVATE SPECIAL ASSET FUND I (*)	Korea	Securities Investment	66.7
HANGANG SEWAGE TREATMENT PLANT FUND (*)	Korea	Securities Investment	55.6

(*)	The Group owns the majority ownership interest in these structured entities, but has no power on the investees’ relevant activities. As results, it is deemed that the Group has no power or control on the structured entities.

	As of December 31, 2017
Subsidiaries	Location	Main Business	Percentage of ownership (%)
Golden Bridge NHN Online Private Equity Investment (*)	Korea	Securities Investment	60.0
Mirae Asset Maps Clean Water Private Equity Investment Trust 7th (*)	Korea	Securities Investment	59.7
Kiwoom Yonsei Private Equity Investment Trust (*)	Korea	Securities Investment	88.9
Hana Walmart Real Estate Investment Trust 41-1 (*)	Korea	Securities Investment	90.1
IGIS Global Private Placement Real Estate Fund No. 148-1 (*)	Korea	Securities Investment	75.0
IGIS Global Private Placement Real Estate Fund No. 148-2 (*)	Korea	Securities Investment	75.0

(*)	The Group owns the majority ownership interest in these structured entities, but has no power on the investees’ relevant activities. As results, it is deemed that the Group has no power or control on the structured entities.

(4)

The summarized financial information before the elimination of intercompany transactions of the subsidiaries whose financial information was prepared under IFRS for the Group’s consolidated financial statements is as follows (Unit: Korean Won in millions):

	As of and for the three months ended March 31, 2018
	Assets	Liabilities	Operating revenue	Net income (loss) attributable to owners	Comprehensive income (loss) attributable to owners
Woori FIS Co., Ltd.	97,388	69,290	72,678	(4,447)	(4,481)
Woori Private Equity Asset Management Co., Ltd.	42,280	2,702	286	(654)	(647)
Woori Finance Research Institute Co., Ltd.	4,104	499	1,386	165	165
Woori Card Co., Ltd.	8,744,775	7,132,983	463,393	39,316	36,345
Woori Investment Bank Co., Ltd.	2,458,089	2,162,084	48,406	6,436	6,296
Woori Credit Information Co., Ltd.	34,228	6,737	8,982	367	367
Woori America Bank	1,960,890	1,683,720	21,203	6,535	5,169
Woori Global Markets Asia Limited	319,918	208,204	2,805	633	(51)
Woori Bank (China) Limited	5,327,620	4,808,126	185,272	2,886	21,574
AO Woori Bank	244,467	190,738	3,767	1,107	1,234
PT Bank Woori Saudara Indonesia 1906 Tbk	2,293,523	1,816,074	46,859	10,589	2,350
Banco Woori Bank do Brasil S.A.	200,014	167,209	4,101	613	495
Korea BTL Infrastructure Fund	774,171	285	7,312	6,376	6,376
Woori Fund Service Co., Ltd.	12,909	1,006	2,409	491	491
Woori Finance Cambodia PLC.	63,345	44,398	2,573	604	517
Woori Finance Myanmar Co., Ltd.	18,957	5,689	1,357	401	339
Wealth Development Bank	178,787	146,097	3,108	120	(1,551)
Woori Bank Vietnam Limited	748,591	604,643	13,997	2,206	980
Money trust under the FISCM Act (*)	1,561,421	1,531,759	11,897	(250)	(250)
Structured entity for the securitization of financial assets	1,043,453	1,448,547	19,794	12,299	2,931
Structured entity for the investments in securities	32,987	110	272	(146)	(146)

(*)	FISCM Act: Financial Investment Services and Capital Markets Act

	As of and for the year ended December 31, 2017
	Assets	Liabilities	Operating revenue	Net income (loss) attributable to owners	Comprehensive income (loss) attributable to owners
Woori FIS Co., Ltd.	103,932	71,386	252,460	1,940	(2,963)
Woori Private Equity Asset Management Co., Ltd.	42,894	2,670	7,257	(4,114)	(4,074)
Woori Finance Research Institute Co., Ltd.	3,790	350	4,733	83	64
Woori Card Co., Ltd.	8,605,993	6,973,705	1,771,157	101,214	107,321
Woori Investment Bank Co., Ltd.	1,880,157	1,588,610	183,376	20,023	20,210
Woori Credit Information Co., Ltd.	33,298	6,175	31,580	861	752
Woori America Bank	1,954,301	1,679,248	81,337	11,869	(16,833)
Woori Global Markets Asia Limited	290,226	178,343	11,345	1,922	(12,544)
Woori Bank (China) Limited	4,960,637	4,458,683	388,913	13,809	(15,252)
AO Woori Bank	201,704	149,101	15,656	4,748	1,217
PT Bank Woori Saudara Indonesia 1906 Tbk	2,230,617	1,745,171	192,485	38,488	(18,689)
Banco Woori Bank do Brasil S.A.	213,889	181,544	20,455	1,843	(2,840)
Korea BTL Infrastructure Fund	786,480	301	30,240	26,390	26,390
Woori Fund Service Co., Ltd.	12,653	1,242	9,021	1,398	1,398
Woori Finance Cambodia PLC.	51,304	32,873	5,895	983	(473)
Woori Finance Myanmar Co., Ltd.	18,236	5,307	2,506	791	15
Wealth Development Bank	191,049	156,808	13,632	1,323	(1,093)
Woori Bank Vietnam Limited	775,758	632,160	29,698	2,436	(15,347)
Money trust under the FISCM Act (*)	1,560,672	1,530,760	44,344	582	582
Structured entity for the securitization of financial assets	867,583	1,275,719	22,730	1,179	(2,800)
Structured entity for the investments in securities	34,939	76	377	(475)	(38,592)

(*)	FISCM Act: Financial Investment Services and Capital Markets Act

(5)	The financial support that the Group provides to consolidated structured entities is as follows:

•	Structured entity for the securitization of financial assets

The structured entity is established for the purpose of securitization of project financing loans, corporate bonds, and other financial assets. The Group is involved with the structured entity through providing with credit facility over asset-backed commercial papers issued by the entity, originating loans directly to the structured entity, or purchasing 100% of the subordinated debts issued by the structured entity.

•	Structured entity for the investments in securities

The structured entity is established for the purpose of investments in securities. The Group acquires beneficiary certificates through its contribution of fund to the structured entity, and it is exposed to the risk that it may not be able to recover its fund depending on the result of investment performance of asset managers of the structured entity.

•	Money trust under the Financial Investment Services and Capital Markets Act

The Group provides with financial guarantee of principal and interest or principal only to some of its trust products. Due to the financial guarantees, the Group may be obliged to supplement when the principal and interest or principal of the trust product sold is short of the guaranteed amount depending on the result of investment performance of the trust product.

(6)	The details of the limitations with regard to the transfer of assets or the redemption of liabilities within the Group are provided below.

Some subsidiaries are regulated by the rules of the jurisdictions, in which they were incorporated, with regard to funding or management of deposits. Also, there is the limitation that they must have pre-approval from their regulators in case of remittance of earnings to the Group.

(7)

The Group has entered into various agreements with structured entities such as asset securitization vehicles, structured finance and investment funds, and monetary funds. Where it is determined in accordance with IFRS 10 that the Group has no controlling power over such structured entities, the entities are not consolidated. The nature of interests, which the Group retains, and the risks, to which the Group is exposed, of the unconsolidated structured entities are as follows:

The interests to unconsolidated structured entities, which the Group retains, are classified to asset securitization vehicles, structured finance and investment fund, based on the nature and the purpose of the structured entities.

Asset securitization vehicle issues asset-backed securities and redeems the principal and interest or distributes dividends on asset-backed securities with profits from collecting cash flows or sale of securitized assets. The Group, as a secondary guarantor, provides purchase commitments for its asset-backed securities or guarantees to such asset securitization vehicle and recognizes commission income or interest income related to the commitment or guarantees. Therefore, the Group would be exposed to risks to purchases or pays back asset-backed securities issued by the vehicles when a primary guarantor fails to provide the financing asset securitization vehicles.

Structured finance includes investments in project financing on real estates, social overhead capital (“SOC”), infrastructure and shipping finance. They are formed as special purpose entity by funding through equity investments and loans from various investors. Investment decisions are made by the Group based on business outlook of such projects. In relation to such investments, the Group recognizes interest income on loans, gains or losses on valuation of equity investments or dividend income. The structured finance is secured by additional funding agreement, guarantee or credit facilities. However, the structured financing project would fail to return the capital of equity investments or principal of loans to the Group if it is discontinued or did not achieve business outcome.

Investment funds include trusts and private equity funds. A trust is formed by contributions from various investors, operated by a manager engaged to the trust and distributed proceeds from sales of investments to the investors. A private equity fund is established in order to acquire ownership interests in a portfolio company with exit strategy after implementing financial and operational restructuring of the company. The Group recognizes unrealized gains or losses on change in value of investments in proposition of ownership interests in investments. The Group would be exposed to risks of loss when the value of portfolio investment is decreased.

Total assets of the unconsolidated structured entities, the carrying value of the related items recorded, the maximum exposure to risks, and the loss recognized in conjunction with the unconsolidated structured entities as of March 31, 2018 and December 31, 2017 are as follows (Unit: Korean Won in millions):

	March 31, 2018
	Asset securitization vehicle	Structured finance	Investment Funds
Total asset of the unconsolidated structured entities	8,630,579	22,102,269	13,500,328
Assets recognized in the consolidated financial statements related to the unconsolidated structured entities	3,440,123	2,099,036	1,238,464
Financial assets at FVTPL	248,544	63,733	982,111
Financial assets at FVTOCI	857,768	49,797	—
Financial assets at amortized cost	2,333,604	1,981,294	16,481
Investments in joint ventures and associates	—	—	239,872
Derivative assets	207	4,212	—
Liabilities recognized in the consolidated financial statements related to the unconsolidated structured entities	1,703	2,067	—
Derivative liabilities	529	966	—
Other liabilities (including provisions)	1,174	1,101	—
The maximum exposure to risks	4,282,274	2,822,711	1,238,464
Investments	3,440,123	2,099,036	1,238,464
Credit facilities	842,151	723,675	—
Loss recognized on unconsolidated structured entities	357	6,513	4,350

	December 31, 2017
	Asset securitization vehicle	Structured finance	Investment Funds
Total asset of the unconsolidated structured entities	7,295,601	40,172,830	13,641,135
Assets recognized in the consolidated financial statements related to the unconsolidated structured entities	3,215,159	2,314,043	1,138,523
Loans and receivables	43,180	1,969,760	—
Financial assets held for trading	—	233,428	10,160
AFS financial assets	902,390	106,819	904,774
HTM financial assets	2,269,451	—	—
Investments in joint ventures and associates	—	—	223,589
Derivative assets	138	4,036	—
Liabilities recognized in the consolidated financial statements related to the unconsolidated structured entities	1,433	1,506	—
Derivative liabilities	575	968	—
Other liabilities (including provisions)	858	538	—
The maximum exposure to risks	4,032,531	2,918,448	1,138,523
Investments	3,215,159	2,314,043	1,138,523
Credit facilities	817,372	604,405	—
Loss recognized on unconsolidated structured entities	837	3,939	5,993

(8)	Subsidiaries of which non-controlling interests are significant to the Group’s consolidated financial statements are as follows (Unit: Korean Won in millions):

1)	Accumulated non-controlling interests at the end of the reporting period

	March 31, 2018	December 31, 2017
Woori Investment Bank	122,363	119,111
PT Bank Woori Saudara Indonesia 1906 Tbk	63,268	64,877
Wealth Development Bank	16,018	16,778

2)	Net income attributable to non-controlling interests

	For the three months ended March 31, 2018	For the three months ended March 31, 2017
Woori Investment Bank	2,585	1,761
PT Bank Woori Saudara Indonesia 1906 Tbk	2,131	3,238
Wealth Development Bank	59	250

3)	Dividends to non-controlling interests

	For the three months ended March 31, 2018	For the three months ended March 31, 2017
PT Bank Woori Saudara Indonesia 1906 Tbk	2,082	—

2.	BASIS OF PREPARATION AND SIGNIFICANT ACCOUNTING POLICIES

(1)	Basis of presentation

The Group’s consolidated interim financial statements are prepared in accordance with International Accounting Standards (“IAS”) 34, Interim Financial Reporting and IFRS 10, Consolidated Financial Statements. It is necessary to use the annual consolidated financial statements for the year ended December 31, 2017 for understanding of the accompanying interim financial statements.

Unless stated below, the accounting policies applied in preparing the accompanying consolidated interim financial statements have been applied consistently with the annual consolidated financial statements as of and for the year ended December 31, 2017.

1)	The Group has newly adopted the following amendment to IFRS that affected the Group’s accounting policies:

•	Amendment to IFRS 9 – Financial instruments (enacted)

The Group applied for the first time as of January 1, 2018, the amendment to IFRS 9 and other standards related to IFRS 9 introduces new rules: 1) classification and measurement of financial assets and financial liabilities, 2) impairment of financial assets, and 3) hedge accounting.

The Group did not reclassify the prior period when applying the Standard, and accordingly the comparative financial statements have not been restated.

The main contents of the new accounting standard and the effect on the financial statements of the Group are as follows:

a) Classification and measurement of financial assets and financial liabilities

All financial assets included in the scope of IFRS 9 are subsequently measured at amortized cost or fair value based on the business model for the management of financial assets and the nature of the contractual cash flows.

Debt investments that are held within a business model whose objective is to collect the contractual cash flows, and that have contractual cash flows that are solely payments of principal and interest on the principal outstanding are generally measured at amortized cost at the end of subsequent accounting periods (financial assets at amortized cost).

Debt instruments that are held within a business model whose objective is achieved both by collecting contractual cash flows and selling financial assets, and that have contractual terms that give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding, are generally measured at fair value through other comprehensive income (financial assets at fair value through other comprehensive income (“FVTOCI”)).

All other debt investments and equity investments are measured at their fair value at the end of subsequent accounting periods (financial assets at fair value through profit or loss (“FVTPL”)).

Notwithstanding the foregoing, the Group may make the following irrevocable choice or designation at the time of initial recognition of financial assets.

The Group may make an irrevocable election to present in other comprehensive income subsequent changes in the fair value of an investment in an equity instrument within the scope of this Standard that is neither held for trading nor contingent consideration recognized by an acquirer in a business combination to which IFRS 3(R) applies.

At initial recognition, financial assets at amortized cost or FVTOCI may be irrevocably designated financial assets measured at FVTPL if doing so eliminate or significantly reduce a measurement or recognition inconsistency.

During the period, there are no financial assets at amortized cost or FVTOCI designated financial assets at FVTPL to eliminate accounting mismatch.

When debt instruments measured at FVTOCI are removed, the cumulative gain or loss recognized in other comprehensive income is reclassified from equity to profit or loss as a reclassification adjustment. On the other hand, for equity instruments designated as other comprehensive income, cumulative gains or losses previously recognized in other comprehensive income are not subsequently reclassified to profit or loss. Debt instruments measured subsequently at amortized cost of other comprehensive income or loss are eligible for impairment if criteria of impairments are satisfied.

The classification and measurement of financial assets and financial liabilities in accordance with IFRS 9 and IAS 39 as of January 1, 2018 are as follows (Unit: Korean Won in millions):

			December 31, 2017	January 1, 2018
Account subject	Classification according to IAS 39	Classification according to IFRS 9	Classification according to IAS 39	Classification according to IFRS 9
Deposit	Loans and receivables	Loans and other financial assets at amortized cost	8,870,835	8,870,835
Deposit	Financial assets at FVTPL	Financial assets at FVTPL	25,972	25,972
Debt securities	Financial assets at FVTPL	Financial assets at FVTPL	2,654,027	2,654,027
Debt securities	AFS financial assets	Financial assets at FVTPL	46,855	46,855
Debt securities	AFS financial assets	Financial assets at FVTOCI	12,874,209	12,874,209
Debt securities	AFS financial assets	Securities at amortized cost	308,181	322,300
Debt securities	HTM financial assets	Securities at amortized cost	16,749,296	16,749,296
Equity securities	Financial assets at FVTPL	Financial assets at FVTPL	47,304	47,304
Equity securities	AFS financial assets	Financial assets at FVTPL (*)	1,273,498	1,274,716
Equity securities	AFS financial assets	Financial assets at FVTOCI	850,207	850,207
Loans(*)	Loans and receivables	Financial assets at FVTPL (*)	279,032	280,001
Loans	Loans and receivables	Loans and other financial assets at amortized cost	253,014,491	253,014,491

Derivatives	Financial assets at FVTPL	Financial assets at FVTPL (*)	3,115,775	3,113,638
Derivatives	Derivatives	Derivatives	59,272	59,272
Other financial assets	Loans and receivables	Loans and other financial assets at amortized cost	6,772,088	6,772,088

Total financial assets			306,941,042	306,955,211

(*)

Under IAS 39, the embedded derivatives out of hybrid financial instruments are accounted for as derivatives assets or liabilities if the requirements of separating are met and the rest of principle contracts in those instruments are recorded as available-for-sale financial assets or loans and receivables, respectively. Since IFRS 9 requires financial instruments be accounted for based on the terms of the entire financial instruments, the hybrid financial instruments are revalued and recorded as financial assets at fair value through profit or loss.

Account subject	Classification according to IAS 39	Classification according to IFRS 9	December 31, 2017	January 1, 2018
			Classification according to IAS 39	Classification according to IFRS 9
Deposit due to customers	Financial liabilities at FVTPL	Financial liabilities at FVTPL	25,964	25,964
Deposit due to customers	Deposit due to customers	Deposit due to customers	234,695,084	234,695,084
Borrowings	Borrowings	Borrowings	14,784,706	14,784,706
Debentures	Debentures	Debentures	27,869,651	27,869,651
Debentures	Financial liabilities at FVTPL	Financial liabilities at FVTPL	91,739	91,739
Equity-linked securities	Financial liabilities at FVTPL	Financial liabilities at FVTPL	160,057	160,057
Derivatives liabilities	Financial liabilities at FVTPL	Financial liabilities at FVTPL	3,150,149	3,150,149
Derivatives liabilities	Derivatives liabilities	Derivatives liabilities	67,754	67,754
Other financial liabilities	Other financial liabilities	Other financial liabilities	13,892,461	13,892,461
Provision for financial guarantee	Provision for financial guarantee	Provision for financial guarantee	71,697	71,697

Total financial liabilities			294,809,262	294,809,262

No financial assets and financial liabilities designated as FVTPL before the initial application of IFRS 9 were reclassified to financial assets and liabilities at FVTOCI or amortized cost. After the adoption of IFRS 9, there are no financial assets and financial liabilities designated at FVTPL after the date of first application of IFRS 9.

As of the initial adoption of IFRS 9, there were no financial assets at FVTPL or FVTOCI reclassified to the amortization cost measurement category.

As of the date of first adoption of IFRS 9, the amount of valuation gain or loss and fair value of financial assets that would have been recognized in the book, had the entity decided not to reclassify financial assets at FVTPL or FVTOCI that has been reclassified into financial assets at amortized cost, is as follows: (Unit: Korean Won in millions)

Account subject	Category before the adoption of IFRS 9	Amount of valuation gain/loss had it not been reclassified	Fair value
Debt securities	AFS securities	382	305,281

b) Impairment of financial assets

The impairment model under IFRS 9 reflects expected credit losses, as opposed to incurred credit losses under IAS 39. Under the impairment approach in IFRS 9, it is no longer necessary for a credit event to have occurred before credit losses are recognized. Instead, the Group accounts for expected credit losses and changes in those expected credit losses. The amount of expected credit losses should be updated at each reporting date to reflect changes in credit risk since initial recognition.

The Group is required to recognize the expected credit losses for debt instruments measured at amortized cost or fair value through other comprehensive income, and loan commitments and financial guarantee contracts that are subject to the impairment provisions of IFRS 9. In particular, when the credit risk of the financial instrument is significantly increased after initial recognition, or when the credit quality of the financial asset is impaired, the allowance for losses is measured as the expected credit loss for the whole period. If the credit risk of a financial instrument does not increase significantly after initial recognition (excluding financial assets where credit is impaired), the Group measures the allowance for losses on the financial instruments at the amount equivalent to the expected 12-month credit loss.

Management determines the credit risk at the date of initial recognition of the financial instrument in accordance with IFRS 9 and provides a reasonable and supportive measure that can be used without undue cost or effort in comparison with the credit risk of the initial application date (January 1, 2018) We used information that could be used to assess the impairment of the Group’s financial assets, lending arrangements and financial guarantees at the date of initial application. As of January 1, 2018, the evaluation results are as follows (Unit: Korean Won in millions):

Account subject	Classification according to IAS 39	Classification according to IFRS 9	Allowance for credit losses per IAS 39 (A)	Allowance for credit losses per IFRS 9 (B)	Increases (B-A)
Deposit	Loans and receivables	Loans and other financial assets at amortized cost	2,458	3,092	634
Debt securities
Available-for-sale debt instruments	Available-for-sale financial assets	Financial assets at FVTOCI	—	4,293	4,293
Maturity debt instruments	Held-to-maturity financial assets	Securities at amortized cost	—	5,078	5,078
Loans and other financial assets	Loans and receivables	Loans and other financial assets at amortized cost	1,827,785	2,075,752	247,967
Payment guarantee			183,247	192,980	9,733
Loan agreement			66,115	104,985	38,870

Total			2,079,605	2,386,180	305,873

c) Classification and measurement of financial liabilities

One of the major changes related to the classification and measurement of financial liabilities as a result of the adoption of IFRS 9 is the change in the fair value of financial liabilities measured at fair value through profit or loss. The Group recognizes the effect of changes in the credit risk of financial liabilities designated as fair value measurement in other comprehensive income, except for cases where it causes or disproves accounting misstatement of the profit or loss. Changes in the financial liabilities’ credit risk are recognized in other comprehensive income. Changes in fair value due to credit risk of financial liabilities are not subsequently reclassified to profit or loss, but are replaced with retained earnings when financial liabilities are eliminated.

In accordance with IAS 39, the entire of changes in fair value of financial liabilities designated as at FVTPL are recognized in profit or loss. As of March 31, 2018, the Group designated 251,796 million Korean won of FVTOCI out of 294,809,262 million of financial liabilities, and recognized 133 million Korean won as other comprehensive loss in relation to the credit risk of financial liabilities.

d) Hedge accounting

The new hedge accounting model maintains three types of hedge accounting. However, it is introduced more flexibility in the types of transactions that are eligible for hedge accounting and is expanded the types of hedging instruments and non-financial hedge items that qualify for hedge accounting. As a whole, it has been amended and replaced by the principle of “economic relationship” between the hedged item and the hedging instrument. Retrospective assessment of the hedging effectiveness is no longer required. Additional disclosure requirements have been introduced in relation to the Group’s risk management activities.

In accordance with the transitional provisions of IFRS 9 on hedge accounting, the Group adopted the hedge accounting provisions of IFRS 9 prospectively from January 1, 2018. As of the date of initial application, the Group has considered that the hedging relationship in the Group in accordance with IAS 39 is appropriate for hedge accounting under IFRS 9. The hedging relationship between the hedging instrument and the hedged item is consistent, therefore, all hedging relationships are consistent with the effectiveness assessment requirements of IFRS 9. The Group has not designated a hedging relationship in accordance with IFRS 9 as a hedging relationship in which the hedge relationship would not have met the requirements for hedge accounting under IAS 39.

The Group continues to designate fair value changes in interest rate swaps as a hedging instrument in the fair value hedge relationship.

e) Effect on equity as a result of adoption of IFRS 9

The effect on equity due to the adoption of IFRS 9 as of January 1, 2018 is as follows (Unit: Korean Won in millions):

•	Other comprehensive income

Amount
Beginning balance (prior to IFRS 9)	(89,722)
Reclassification	(392,177)
Reclassification of available-for-sale financial assets to financial assets at Amortized cost	494
Reclassification of available-for-sale financial assets to financial assets at FVTPL	(152,124)
Recognition of expected credit losses of debt securities at FVTOCI	4,293
Reversal of impairment losses of equity securities recognized due to reclassification of equity securities at FVTOCI to financial assets at FVTPL	(397,508)
Effect on credit risk of financial liabilities	(133)
Others	3,005
Income tax effect	149,796

Ending balance (based on IFRS 9)	(481,899)

•	Retained earnings impact

Amount
Beginning balance (prior to IFRS 9)	15,620,006
Reclassification	177,091
Reclassification of available-for-sale financial assets to financial assets at Amortized cost	(494)
Reclassification of available-for-sale financial assets to financial assets at FVTPL	152,124
Recognition of expected credit losses of debt instruments at FVTOCI	(4,293)
Reversal of impairment losses of equity securities recognized due to reclassification of equity securities at FVTOCI to financial assets at FVTPL	397,508
Effect on revaluation of financial assets at amortized cost from loan and receivables or AFS financial assets	282
Recognition of expected credit losses of financial assets at amortized cost which previously loan and receivables	(240,563)
Effect of payment guarantees / unused commitments on liabilities	(48,603)
Effect on credit risk of financial liabilities	133
Others	(4,521)
Income tax effect	(74,482)

Ending balance (based on IFRS 9)	15,797,097

•	Amendments to IFRS 15 – Revenue from contracts with customers (enacted)

The Group adopted IFRS 15 for the first time and applied the retrospective application of the cumulative effect of the first application of IFRS 15 as of January 1, 2018. In addition, the Standard has been retrospectively applied only to contracts that are not completed on the date of initial application, and all contractual changes made prior to the first application date are not rewritten.

•	Amendments to IFRS 2 – Classification and Measurement of Share-based Payment Transactions

The amendments clarify the following; i) In estimating the fair value of a cash-settled share-based payment, the accounting for the effects of vesting and non-vesting conditions should follow the same approach as for equity-settled share-based payments ii) Where tax law or regulation requires an entity to withhold a specified number of equity instruments equal to the monetary value of the employee’s tax obligation to meet the employee’s tax liability which is then remitted to the tax authority, i.e. the share-based payment arrangement has a ‘net settlement feature’, such an arrangement should be classified as equity-settled in its entirety, provided that the share-based payment would have been classified as equity-settled had it not included the net settlement feature, iii) A modification of a share-based payment that changes the transaction from cash-settled to equity-settled should be accounted for as follows; a) the original liability is derecognized; b) the equity-settled share-based payment is recognized at the modification date fair value of the equity instrument granted to the extent that services have been rendered up to the modification date; and c) any difference between the carrying amount of the liability at the modification date and the amount recognized in equity should be recognized in profit or loss immediately.

•	Amendments to IAS 40 – Transfers of Investment Property

The amendments clarify that a transfer to, or from, investment property necessitates an assessment of whether a property meets, the definition of investment property, supported by observable evidence that a change in use has occurred. The amendments further clarify that the situations listed IAS 40 are not exhaustive and that a change in use is possible for properties under construction (i.e. a change in use in not limited to completed properties).

•	Amendments to IFRIC 22 – Foreign Currency Transactions and Advance Consideration

IFRIC 22 addresses how to determine the ‘date of transaction’ for the purpose of determining the exchange rate to use on initial recognition of an asset, expense or income, when consideration for that item has been paid or received in advance in a foreign currency which resulted in the recognition of a non-monetary asset or non-monetary liability (e.g. a non-refundable deposit or deferred revenue).

The Interpretation specifies that the date of transaction is the date on which the entity initially recognizes the non-monetary asset or non-monetary liability arising from the payment or receipt of advance consideration. If there are multiple payments or receipts in advance, the Interpretation requires an entity to determine the date of transaction for each payment or receipt of advance consideration.

Other than the application of IFRS 9 Financial Instruments, there are several annual improvements in the current period, but the application of the amendments has had no material effect on the Group’s consolidated financial statements.

•	Annual Improvements to IFRS 2014-2016 Cycle

The amendments include partial amendments to IFRS 1 ‘First-time Adoption of IFRS’ and IAS 28 ‘Investments in Associates and Joint Ventures.’ Amendments to IAS 28 provide that an investment company such as a venture capital investment vehicle may selectively designate each of its investment in associates and/or joint ventures to be measured at FVTPL, and that such designation must be made at the time of each investment’s initial recognition. In addition, when non-investment companies apply equity method to investment in associates and/or joint ventures that are investment companies, these companies may apply the same fair value measurement used by the said associates to value their own subsidiaries. This accounting treatment may be selectively applied to each associate.

There are no significant impacts on financial statements due to newly adopted the following amendment to IFRS expect of IFRS 9.

2)	The Group has not applied the following IFRSs that have been issued but are not yet effective:

•	IFRS 16—Leases

IFRS 16 introduces a comprehensive model for the identification of lease arrangements and accountings treatments for both lessors and lessees. IFRS 16 will supersede the current lease guidance including IAS 17 Leases and the related interpretations from the financial year beginning on or after January 1, 2019.

IFRS 16 distinguishes leases and service contracts on the basis of whether an identified asset is controlled by a customer. Distinctions of operating leases and finance leases are removed for lessee accounting, and is replaced by model where a right-of-use asset and corresponding liability have to be recognized for all leases by lessees except for short-term leases and leases of low value assets.

The right-of-use asset is initially measured at cost and subsequently measured at cost (subject to certain exceptions) less accumulated depreciation and impairment losses, adjusted for any remeasurement of the lease liability. The lease liability is initially measured at the present value of the lease payments that are not paid at that date. Subsequently, the lease liability is adjusted for interest and lease payments, as well as the impact of lease modifications, amongst others. Furthermore, the classification of cash flows will also be affected as operating lease payments under IAS 17 are presented as operating cash flows; whereas under the IFRS 16 model, the lease payments will be split into a principal and an interest portion which will be presented as financing and operating cash flows respectively.

In contrast to lessee accounting, IFRS 16 substantially carries forward the lessor accounting requirements in IAS 17, and continues to require a lessor to classify a lease either as an operating lease or a finance lease.

According to the preliminary assessment of the Group, the lease agreements entered into by the Group at the end of the quarter are expected to meet the definition of lease under the Standard, and accordingly, if the Group adopts the Standard, it applies to all leases except short—term leases and leases of low value assets, we will recognize the licensed assets and liabilities accordingly. The Group is analyzing the potential impact of these standards.

3.	SIGNIFICANT ACCOUNTING ESTIMATES AND ASSUMPTIONS

In the application of the Group’s accounting policies to the interim financial statements, management is required to make judgments, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results can differ from those estimates based on such definitions.

The significant judgments which management has made about the application of the Group’s accounting policies and key sources of uncertainty in estimate do not differ from those used in preparing the consolidated financial statements for the year ended December 31, 2017.

4.	RISK MANAGEMENT

The Group’s operating activity is exposed to various financial risks. The Group is required to analyze and assess the level of complex risks, and determine the permissible level of risks and manage such risks. The Group’s risk management procedures have been established to improve the quality of assets for holding or investment purposes by making decisions as how to avoid or mitigate risks through the identification of the source of the potential risks and their impact.

The Group has established an approach to manage the acceptable level of risks and reduce the excessive risks in financial instruments in order to maximize the profit given risks present, for which the Group has implemented processes for risk identification, assessment, control, and monitoring and reporting.

The risk is managed by the risk management department in accordance with the Group’s risk management policy. The Risk Management Committee makes decisions on the risk strategies such as the allocation of risk capital and the establishment of acceptable level of risk.

(1)	Credit risk

Credit risk represents the possibility of financial losses incurred when the counterparty fails to fulfill its contractual obligations. The goals of credit risk management are to maintain the Group’s credit risk exposure to a permissible degree and to optimize its rate of return considering such credit risk.

1)	Credit risk management

The Group considers the probability of failure in performing the obligation of its counterparties, credit exposure to the counterparty, the related default risk and the rate of default loss. The Group uses the credit rating model to assess the possibility of counterparty’s default risk; and when assessing the obligor’s credit grade, the Group utilizes credit grades derived using statistical methods.

In order to manage credit risk limit, the Group establishes the appropriate credit line per obligor, company or industry. It monitors obligor’s credit line, total exposures and loan portfolios when approving the loan.

The Group mitigates credit risk resulting from the obligor’s credit condition by using financial and physical collateral, guarantees, netting agreements and credit derivatives. The Group has adopted the entrapment method to mitigate its credit risk. Credit risk mitigation is reflected in qualifying financial collateral, trade receivables, guarantees, residential and commercial real estate and other collaterals. The Group regularly performs a revaluation of collateral reflecting such credit risk mitigation.

2)	Maximum exposure to credit risk

The Group’s maximum exposure to credit risk refers to net book value of financial assets net of allowances, which shows the uncertainties of maximum changes of net value of financial assets attributable to a particular risk without considering collateral and other credit enhancements obtained. However, the maximum exposure is the fair value amount (recorded on the books) for derivatives, maximum contractual obligation for payment guarantees and loan commitment for loan contracts.

The maximum exposure to credit risk is as follows (Unit: Korean Won in millions):

		March 31, 2018	December 31, 2017
Loans and other financial assets	Korean treasury and government agencies	21,273,432	—
	Banks	22,368,350	—
	Corporates	91,829,493	—
	Consumers	142,637,831	—

	Subtotal	278,109,106	—

Loans and receivables	Korean treasury and government agencies	—	8,823,584
	Banks	—	26,845,309
	Corporates	—	90,570,551
	Consumers	—	140,866,760

	Subtotal	—	267,106,204

Financial assets at FVTPL	Deposit	25,311	—
	Debt securities	2,236,626	—
	Loans and receivables	294,975	—
	Derivative assets	2,612,869	—

	Subtotal	5,169,781	—

Financial assets at FVTPL	Deposit	—	25,972
	Debt securities	—	2,644,333
	Financial assets designated at FVTPL	—	9,694
	Derivative assets	—	3,115,775

	Subtotal	—	5,795,774

Financial assets at FVTOCI	Debt securities	12,352,041	—
AFS financial assets	Debt securities	—	13,229,244
Securities at amortized cost	Debt securities	16,831,342	—
HTM financial assets	Debt securities	—	16,749,296
Derivative assets	Derivative assets (hedging)	39,272	59,272
Off-balance accounts	Guarantees	12,408,153	12,859,715
	Loan commitments	96,822,354	80,760,325

	Subtotal	109,230,507	93,620,040

	total	421,732,049	396,559,830

a)	Credit risk exposure by geographical areas

The following tables analyze credit risk exposure by geographical areas (Unit: Korean Won in millions):

	March 31, 2018
	Korea	China	USA	UK	Japan	Others (*)	Total
Loans and other financial assets at amortized cost	260,285,977	4,778,158	3,700,301	1,118,226	396,238	7,830,206	278,109,106
Securities at amortized cost	16,684,661	—	70,265	—	—	76,416	16,831,342
Financial assets at FVTPL	5,002,243	3,035	—	90,941	—	73,562	5,169,781
Financial assets at FVTOCI	11,483,419	25,470	147,287	7,462	2,165	686,238	12,352,041
Derivative assets	13,269	—	—	26,003	—	—	39,272
Off-balance accounts	107,070,500	685,895	176,295	63,204	28,979	1,205,634	109,230,507

Total	400,540,069	5,492,558	4,094,148	1,305,836	427,382	9,872,056	421,732,049

	December 31, 2017
	Korea	China	USA	UK	Japan	Others (*)	Total
Loans and receivables	250,678,479	4,104,912	2,823,247	1,094,988	381,890	8,022,688	267,106,204
Financial assets at FVTPL	5,551,870	2,937	—	148,955	—	92,012	5,795,774
AFS debt securities	12,407,602	52,259	151,131	—	—	618,252	13,229,244
HTM securities	16,606,692	—	63,732	—	—	78,872	16,749,296
Derivative assets	16,590	—	—	42,682	—	—	59,272
Off-balance accounts	91,603,852	529,193	172,570	66,974	25,039	1,222,412	93,620,040

Total	376,865,085	4,689,301	3,210,680	1,353,599	406,929	10,034,236	396,559,830

(*)	Others consist of financial assets in Indonesia, Vietnam, Panama, European countries and others.

b)	Credit risk exposure by industries

The following tables analyze credit risk exposure by industries, which are service, manufacturing, finance and insurance, construction, individuals and others in accordance with the Korea Standard Industrial Classification Code (Unit: Korean Won in millions):

	March 31, 2018
	Service	Manufacturing	Finance and insurance	Construction	Individuals	Others	Total
Loans and other financial assets at amortized cost	47,848,927	34,374,432	46,046,354	3,815,554	136,074,168	9,949,671	278,109,106
Securities at amortized cost	1,142,618	—	11,012,940	274,348	—	4,401,436	16,831,342
Financial assets at FVTPL	112,888	135,964	3,907,115	48,209	1,523	964,082	5,169,781
Financial assets at FVTOCI	605,414	33,308	7,011,364	141,220	—	4,560,735	12,352,041
Derivative assets	—	—	39,272	—	—	—	39,272
Off-balance accounts	18,334,145	21,396,031	9,490,345	3,657,108	49,665,145	6,687,733	109,230,507

Total	68,043,992	55,939,735	77,507,390	7,936,439	185,740,836	26,563,657	421,732,049

	December 31, 2017
	Service	Manufacturing	Finance and insurance	Construction	Individuals	Others	Total
Loans and receivables	47,192,641	34,502,509	38,260,051	3,574,746	133,094,287	10,481,970	267,106,204
Financial assets at FVTPL	100,766	83,239	4,640,068	15,073	1,040	955,588	5,795,774
AFS debt securities	707,737	37,719	7,331,774	153,534	—	4,998,480	13,229,244
HTM securities	1,348,754	—	10,962,149	296,214	—	4,142,179	16,749,296
Derivative assets	—	—	59,272	—	—	—	59,272
Off-balance accounts	16,892,926	21,427,378	9,841,379	3,842,479	36,928,554	4,687,324	93,620,040

Total	66,242,824	56,050,845	71,094,693	7,882,046	170,023,881	25,265,541	396,559,830

3)	Maximum exposure to credit risk

The allowance to be recognized under IFRS 9 is the amount of expected 12-month credit loss or the expected lifetime credit loss, according to the three stages of credit risk deterioration since initial recognition as shown below.

	Stage 1	Stage 2	Stage 3
	Credit risk has not significantly increased since initial recognition(*)	Credit risk has significantly increased since initial recognition	Credit has been impaired
Allowance for expected credit losses	Expected 12-month credit losses:	Expected lifetime credit losses:
	Expected credit losses due to possible defaults on financial instruments within a 12-month period from the year-end.	Expected credit losses from all possible defaults during the expected lifetime of the financial instruments.

(*)	Credit risk may be considered to not have been significantly increased when credit risk is low at year-end.

The Group has estimated the allowance for credit losses based on historical experience losses with taken account of forward -looking information.

The probability of default and loss at given default per financial assets considering account of type of borrowers, credit rate grade, portfolio are used in estimation of allowance for expected credit losses and those factors are reviewed periodically to reduce the difference of expected losses and actual losses.

The Group also measure expected credit losses by using supportive and reasonable macroeconomic indicators, such as economic growth rates, interest rates, and composite stock indexes. The methods for the estimation of forward- looking are also regularly reviewed.

At the end of each reporting period, the Group assesses whether there is a significant increase in credit risk at the end of the reporting period compared to its initial recognition. The Group uses credit ratings, asset soundness, early warning systems, and delinquency days to determine whether the credit risk has significantly increased.

The financial assets are impaired if the following conditions are met;

•	The principal and interest of the loan has been overdue for more than 90 days due to the serious deterioration of the credit condition,

•	It is deemed that the borrowers will not pay any portion of the debts without actions of recourse such as the disposition of the collateral is not taken

•	Objective evidence of impairment of financial assets are identified

a)	Financial assets

The maximum exposure to credit risk is as follows (Unit: Korean won in millions):

	March 31, 2018
	Stage 1		Stage 2		Stage 3	Total	Allowance for loan losses	Total, net	Collateral value of impaired asset
	Above appropriate credit rating (*1)	Less than a limited credit rating (*2)	Above appropriate credit rating (*1)	Less than a limited credit rating (*2)
Loans and other financial assets at amortized cost	248,626,852	18,537,458	6,130,985	4,728,736	2,176,372	280,200,403	(2,091,297)	278,109,106	806,638
Korean treasury and government agencies	21,278,412	—	—	—	—	21,278,412	(4,980)	21,273,432	—
Banks	22,065,007	29	321,774	13	1	22,386,824	(18,474)	22,368,350	—
Corporates	72,670,492	15,713,892	733,767	2,582,292	1,600,366	93,300,809	(1,471,316)	91,829,493	585,356
General business	43,590,406	5,880,647	635,409	1,062,966	1,321,308	52,490,736	(1,102,513)	51,388,223	434,107
Small- and medium-sized enterprise	24,700,820	9,134,524	98,358	1,293,767	232,730	35,460,199	(328,067)	35,132,132	129,792
Project financing and others	4,379,266	698,721	—	225,559	46,328	5,349,874	(40,736)	5,309,138	21,457
Consumers	132,612,941	2,823,537	5,075,444	2,146,431	576,005	143,234,358	(596,527)	142,637,831	221,282
Securities at amortized cost	16,786,430	49,958	—	—	—	16,836,388	(5,046)	16,831,342	—
Financial assets at FVTOCI (*3)	10,518,214	1,803,630	30,197	—	—	12,352,041	(3,955)	12,352,041	—

Total	275,931,496	20,391,046	6,161,182	4,728,736	2,176,372	309,388,832	(2,100,298)	307,292,489	806,638

(*1)	Credit grade of corporates are AAA ~ BBB, and consumers are grades 1 ~ 6.
(*2)	Credit grade of corporate are BBB- ~ C, and consumers are grades 7 ~ 10.
(*3)	Other Financial Assets designated at Fair FVTOCI has not been disclosed after deducting provisions because the carrying amount does not decrease.

•	Loans and receivables

	December 31, 2017
			Corporates
	Korean treasury and government agencies	Banks	General business	Small and medium sized enterprise	Project financing and others	Subtotal	Consumers	Total
Loans and receivables neither overdue nor impaired	8,825,767	26,861,286	50,463,112	34,107,547	5,547,950	90,118,609	139,886,407	265,692,069
Loans and receivables overdue but not impaired	8	—	65,616	63,067	—	128,683	878,406	1,007,097
Impaired loans and receivables	—	—	1,402,131	251,431	46,717	1,700,279	537,001	2,237,280

Total	8,825,775	26,861,286	51,930,859	34,422,045	5,594,667	91,947,571	141,301,814	268,936,446

Allowance for credit losses	2,191	15,977	1,078,733	267,162	31,125	1,377,020	435,054	1,830,242

Total, net	8,823,584	26,845,309	50,852,126	34,154,883	5,563,542	90,570,551	140,866,760	267,106,204

•	Debt securities

The Group manages debt securities based on the external credit rating. Credit soundness of debt securities on the basis of External Credit Assessment Institution (ECAI)’s rating is as follows (Unit: Korean Won in millions):

	December 31, 2017
	Financial assets at FVTPL (*)	AFS debt securities	HTM securities	Total
AAA	1,685,099	9,897,689	15,806,327	27,389,115
AA- ~ AA+	722,923	2,386,567	888,547	3,998,037
BBB- ~ A+	236,311	876,482	52,188	1,164,981
Below BBB-	9,694	68,506	2,234	80,434

Total	2,654,027	13,229,244	16,749,296	32,632,567

(*)	Financial assets at FVTPL comprise debt securities held for trading and financial assets designated at FVTPL

b)	Guarantees and loan commitments

The credit quality of the guarantees and loan commitments on March 31, 2018 as follows (Unit: Korean won in millions):

	March 31, 2018
Financial assets	Stage 1		Stage 2		Stage3	Total
	Above appropriate credit rating (*1)	Less than a limited credit rating (*2)	Above appropriate credit rating (*1)	Less than a limited credit rating (*2)
Off-balance accounts
Guarantees	11,001,548	971,329	6,838	197,884	230,554	12,408,153
Loan commitments	91,114,718	3,736,304	1,403,617	565,064	2,651	96,822,354

Total	102,116,266	4,707,633	1,410,455	762,948	233,205	109,230,507

(*1)	Credit grade of corporates are AAA ~ BBB, and consumers are grades 1 ~ 6.
(*2)	Credit grade of corporate are BBB- ~ C, and consumers are grades 7 ~ 10.

4)	Collateral and other credit enhancements

There have been no significant changes in the value of collateral or other credit enhancements held by the Group during the current quarter or changes in collateral or other credit enhancements due to changes in the collateral policy of the Group. As of March 31, 2018, there are no financial assets that do not recognize the allowance for losses due to collateral.

(2)	Market risk

Market risk is the possible risk of loss arising from trading activities and non-trading activities in the volatility of market factors such as interest rates, stock prices and foreign exchange rates. Market risk occurs as a result of changes in the interest rates and foreign exchange rates for financial instruments that are not yet settled, and all contracts are exposed to a certain level of volatility according to changes in the interest rates, credit spreads, foreign exchange rates and the price of equity securities.

1)	Market risk management

For trading activities and non-trading activities, the Group avoids, bears, or mitigates risks by identifying the underlying source of the risks, measuring parameters and evaluating their appropriateness.

On a yearly basis, the Risk Management Committee establishes a Value at Risk (“VaR”, maximum losses) limit, loss limit and risk capital limit by subsidiaries for its management purposes. The limit by investment desk/dealer is independently managed to the extent of the limit given to subsidiaries and the limit by investment and loss cut is managed by the risk management personnel within the department.

The Group uses both a standard-based and an internal model-based approach to measure market risk. The standard-based approach is used to calculate individual market risk of owned capital while the internal model-based approach is used to calculate general capital market risk and it is used to measure internal risk management measure. For the trading activities, the Risk Management department measures the VaR limit by department, risk factor and loss limit on a daily basis and reports regularly to the Risk Management Committee.

2)	Sensitivity analysis of market risk

The Group performs the sensitivity analyses both for trading and for non-trading activities.

For trading activities, the Group uses a VaR model that uses certain assumptions of possible fluctuations in market condition and, by conducting simulations of gains and losses, under which the model estimates the maximum losses that may occur. A VaR model predicts based on statistics of possible losses on the portfolio at a certain period currently or in the future. It indicates the maximum expected loss with at least 99% credibility. In short, there exists a one percent possibility that the actual loss might exceed the predicted loss generated from the VaR calculation. The actual results are periodically monitored to examine the validity of the assumptions, variables, and factors that are used in VaR calculations. However, this approach cannot prevent the loss when the market fluctuation exceeds expectation.

For the non-trading activities, interest rate Earning at Risk (“EaR”) and interest rate VaR, which is based on the simulations of the Net Interest Income (“NII”) and Net Present Value (“NPV”), are calculated for the Bank and the consolidated trusts, and the risks for all other subsidiaries are measured and managed by the interest rate EaR and the interest rate VaR calculations based on the Bank for International Settlements (“BIS”) Framework.

NII is a profit-based indicator for displaying the profit changes in short term due to the short-term interest changes. It will be estimated as subtracting interest expenses of liabilities from the interest income of assets. NPV is an indicator for displaying risks in economic view according to unfavorable changes related to interest rate. It will be estimated as subtracting the present value of liabilities from the present value of assets.

EaR shows the maximum profit-loss amount, which indicates the maximum deduction amount caused by the unfavorable changes related to the interest rate of a certain period (i.e. 1 year). Interest rate VaR shows the potential maximum loss generated by the unfavorable changes during a certain period of time in the present or future.

a)	Trading activities

The minimum, maximum and average VaR for the three months ended March 31, 2018 and for the year ended December 31, 2017, respectively, and the VaR as of March 31, 2018 and December 31, 2017, respectively, are as follows (Unit: Korean Won in millions):

	As of March 31, 2018	For the three months ended March 31, 2018			As of December 31, 2017	For the year ended December 31, 2017
Risk factor		Average	Maximum	Minimum		Average	Maximum	Minimum
Interest rate	2,406	3,723	4,992	2,053	4,183	3,799	4,918	2,467
Stock price	2,380	2,602	4,618	1,138	909	2,863	4,419	909
Foreign currencies	5,569	5,081	6,136	4,284	4,750	5,051	6,636	4,061
Commodity price	1	—	2	—	—	31	188	—
Diversification	(4,916)	(4,657)	(7,134)	(2,661)	(4,472)	(4,621)	(6,798)	(2,067)

Total VaR	5,440	6,749	8,614	4,814	5,370	7,123	9,363	5,370

b)	Non-trading activities

The NII and NPV are calculated for the assets and liabilities owned by the Bank and consolidated trusts, respectively, by using the simulation method. The scenario responding to interest rate (“IR”) changes are as follows (Unit: Korean Won in millions):

	March 31, 2018		December 31, 2017

	NII	NPV	NII	NPV
Base case	4,421,061	23,693,555	4,916,138	23,472,792
Base case (Prepay)	4,409,454	23,350,238	4,916,015	23,163,942
IR 100bp up	4,968,378	23,640,606	5,361,546	22,886,122
IR 100bp down	3,939,491	23,783,029	4,386,437	24,127,559
IR 200bp up	5,952,573	23,614,194	5,806,723	22,372,208
IR 200bp down	3,535,169	23,924,035	3,452,590	24,830,482
IR 300bp up	6,833,380	23,607,457	6,251,897	21,929,189
IR 300bp down	3,386,252	24,140,012	2,254,609	26,633,807

The interest EaR and VaR calculated based on the BIS Framework of subsidiaries other than the Bank and consolidated trusts are as follows (Unit: Korean Won in millions):

March 31, 2018		December 31, 2017
EaR	VaR	EaR	VaR
263,233	122,704	255,679	130,821

The Group estimates and manages risks related to changes in interest rate due to the difference in the maturities of interest-bearing assets and liabilities and discrepancies in the terms of interest rates. Cash flows (both principal and interest) from non-trading, interest bearing assets and liabilities, presented by each re-pricing date, are as follows (Unit: Korean Won in millions):

	March 31, 2018
	Within 3 months	4 to 6 months	7 to 9 months	10 to 12 months	1 to 5 years	Over 5 years	Total
Asset:
Loans and other financial assets at amortized cost	152,753,998	40,494,795	6,660,446	9,271,764	47,917,967	5,006,195	262,105,165
Financial assets at FVTOCI	3,288,142	2,148,319	2,352,608	1,741,042	2,776,897	231,919	12,538,927
Securities at amortized cost	2,787,164	1,729,074	1,660,492	1,611,856	9,212,690	354,270	17,355,546

Total	158,829,304	44,372,188	10,673,546	12,624,662	59,907,554	5,592,384	291,999,638

Liability:
Deposits due to customers	102,703,704	37,452,306	36,828,804	23,300,319	37,536,370	8,045	237,829,548
Borrowings	8,126,016	1,500,998	665,160	696,096	2,644,365	522,799	14,155,434
Debentures	2,490,511	1,010,869	1,771,211	2,171,694	18,673,960	2,812,414	28,930,659

Total	113,320,231	39,964,173	39,265,175	26,168,109	58,854,695	3,343,258	280,915,641

	December 31, 2017
	Within 3 months	4 to 6 months	7 to 9 months	10 to 12 months	1 to 5 years	Over 5 years	Total
Asset:
Loans and receivables	161,653,892	41,671,530	7,614,159	6,411,841	54,150,998	26,272,958	297,775,378
AFS financial assets	2,150,708	2,500,103	2,016,711	2,367,762	4,229,000	601,735	13,866,019
HTM financial assets	2,286,179	2,161,467	1,433,425	1,687,362	9,369,794	345,868	17,284,095

Total	166,090,779	46,333,100	11,064,295	10,466,965	67,749,792	27,220,561	328,925,492

Liability:
Deposits due to customers	106,815,564	37,750,367	25,117,556	27,585,458	37,518,878	91,246	234,879,069
Borrowings	9,865,249	1,056,579	412,966	437,431	2,709,010	479,827	14,961,062
Debentures	1,955,902	2,452,240	1,018,563	1,752,847	19,770,538	2,869,766	29,819,856

Total	118,636,715	41,259,186	26,549,085	29,775,736	59,998,426	3,440,839	279,659,987

3)	Currency risk

Currency risk arises from the financial instruments denominated in foreign currencies other than the functional currency. Therefore, no currency risk arises from non-monetary items or financial instruments denominated in the functional currency.

Financial instruments in foreign currencies exposed to currency risk are as follows (Unit: USD in millions, JPY in millions, CNY in millions, EUR in millions, and Korean Won in millions):

	March 31, 2018
	USD		JPY		CNY		EUR		Others	Total
	Foreign currency	Won equivalent	Foreign currency	Won equivalent	Foreign currency	Won equivalent	Foreign currency	Won equivalent	Won equivalent	Won equivalent
Asset:
Loans and other financial assets at amortized cost	24,365	25,979,438	133,617	1,338,123	27,480	4,662,772	1,474	1,933,233	4,304,684	38,218,250
Financial assets at FVTPL	75	80,200	92	925	—	—	38	49,535	93,809	224,469
Financial assets at FVTOCI	2,037	2,172,973	—	—	150	25,470	—	—	325,757	2,524,200
Securities at amortized cost	116	124,212	—	—	—	—	—	—	76,488	200,700

Total	26,593	28,356,823	133,709	1,339,048	27,630	4,688,242	1,512	1,982,768	4,800,738	41,167,619

	March 31, 2018
	USD		JPY		CNY		EUR		Others	Total
	Foreign currency	Won equivalent	Foreign currency	Won equivalent	Foreign currency	Won equivalent	Foreign currency	Won equivalent	Won equivalent	Won equivalent
Liability:
Financial liabilities at FVTPL	55	58,706	414	4,150	—	—	37	48,241	110,503	221,600
Deposits due to customers	13,069	13,936,698	149,090	1,493,076	21,977	3,729,010	1,081	1,418,174	2,709,096	23,286,054
Borrowings	5,470	5,837,226	1,663	16,657	—	—	172	225,885	310,601	6,390,369
Debentures	3,722	3,969,933	—	—	—	—	—	—	283,787	4,253,720
Other financial liabilities	4,129	4,401,097	27,708	277,489	5,170	877,217	124	162,098	911,229	6,629,130

Total	26,445	28,203,660	178,875	1,791,372	27,147	4,606,227	1,414	1,854,398	4,325,216	40,780,873

Off-balance accounts	7,754	8,269,778	34,556	346,067	1,291	218,972	423	555,589	365,014	9,755,420

	December 31, 2017
	USD		JPY		CNY		EUR		Others	Total
	Foreign currency	Won equivalent	Foreign currency	Won equivalent	Foreign currency	Won equivalent	Foreign currency	Won equivalent	Won equivalent	Won equivalent
Asset:
Loans and receivables	23,000	24,642,900	126,944	1,204,843	25,224	4,127,936	1,156	1,479,351	3,937,733	35,392,763
Financial assets at FVTPL	32	34,303	25	238	—	—	27	34,583	104,892	174,016
AFS financial assets	1,966	2,105,972	—	—	319	52,259	—	590	302,801	2,461,622
HTM financial assets	111	118,868	—	—	—	—	—	—	78,175	197,043

Total	25,109	26,902,043	126,969	1,205,081	25,543	4,180,195	1,183	1,514,524	4,423,601	38,225,444

	December 31, 2017
	USD		JPY		CNY		EUR		Others	Total
	Foreign currency	Won equivalent	Foreign currency	Won equivalent	Foreign currency	Won equivalent	Foreign currency	Won equivalent	Won equivalent	Won equivalent
Liability:
Financial liabilities at FVTPL	41	43,423	79	752	—	—	19	24,878	69,977	139,030
Deposits due to customers	13,744	14,725,686	195,176	1,852,440	21,865	3,578,142	883	1,129,802	2,396,826	23,682,896
Borrowings	6,604	7,080,118	2,218	21,056	—	—	247	315,685	242,874	7,659,733
Debentures	3,467	3,714,411	—	—	700	114,555	—	—	375,749	4,204,715
Other financial liabilities	2,392	2,562,740	16,125	153,043	1,802	294,950	129	165,189	588,625	3,764,547

Total	26,248	28,126,378	213,598	2,027,291	24,367	3,987,647	1,278	1,635,554	3,647,051	39,450,921

Off-balance accounts	8,108	8,687,009	33,624	319,127	1,199	196,261	406	519,843	176,886	9,899,126

(3)	Liquidity risk

Liquidity risk refers to the risk that the Group may encounter difficulties in meeting obligations from its financial liabilities.

1)	Liquidity risk management

Liquidity risk management is to prevent potential cash shortages as a result of mismatching the use of funds (assets) and sources of funds (liabilities) or unexpected cash outflows. The financial liabilities that are relevant to liquidity risk are incorporated within the scope of risk management. Derivatives instruments are excluded from those financial liabilities as they reflect expected cash flows for a pre-determined period.

Assets and liabilities are grouped by account under Asset Liability Management (“ALM”) in accordance with the characteristics of the account. The Group manages liquidity risk by identifying the maturity gap and such gap ratio through various cash flows analysis (i.e. based on remaining maturity and contract period, etc.), while maintaining the gap ratio at or below the target limit.

2)	Maturity analysis of non-derivative financial liabilities

a)	Cash flows of principals and interests by remaining contractual maturities of non-derivative financial liabilities are as follows (Unit: Korean Won in millions):

	March 31, 2018
	Within 3 months	4 to 6 months	7 to 9 months	10 to 12 months	1 to 5 years	Over 5 years	Total
Financial liabilities at FVTPL	325,359	1,929	629	470	111	—	328,498
Deposits due to customers	146,426,211	27,487,385	30,193,853	27,909,927	6,609,711	1,938,253	240,565,340
Borrowings	4,510,162	2,581,705	1,383,261	1,479,627	3,738,152	522,673	14,215,580
Debentures	2,490,511	1,010,869	1,771,211	2,171,694	18,673,960	2,812,414	28,930,659
Other financial liabilities	16,162,851	57,369	162,467	1,552	139,313	1,957,373	18,480,925

Total	169,915,094	31,139,257	33,511,421	31,563,270	29,161,247	7,230,713	302,521,002

	December 31, 2017
	Within 3 months	4 to 6 months	7 to 9 months	10 to 12 months	1 to 5 years	Over 5 years	Total
Financial liabilities at FVTPL	168,442	155,984	1,717	512	375	—	327,030
Deposits due to customers	148,008,777	29,563,310	18,175,348	32,468,110	7,409,118	2,624,594	238,249,257
Borrowings	6,115,732	1,893,173	1,489,272	1,178,107	3,924,681	479,568	15,080,533
Debentures	1,955,255	2,452,565	1,018,714	1,744,731	19,770,380	2,869,699	29,811,344
Other financial liabilities	7,121,342	162,871	825	1,003	128,940	2,730,001	10,144,982

Total	163,369,548	34,227,903	20,685,876	35,392,463	31,233,494	8,703,862	293,613,146

b)	Cash flows of principals and interests by expected maturities of non-derivative financial liabilities are as follows (Unit: Korean Won in millions):

	March 31, 2018
	Within 3 months	4 to 6 months	7 to 9 months	10 to 12 months	1 to 5 years	Over 5 years	Total
Financial liabilities at FVTPL	325,359	1,929	629	470	111	—	328,498
Deposits due to customers	156,729,683	30,847,798	26,925,234	20,228,734	5,052,919	135,223	239,919,591
Borrowings	4,510,162	2,581,705	1,383,261	1,479,627	3,738,152	522,673	14,215,580
Debentures	2,490,511	1,010,869	1,771,211	2,171,694	18,673,960	2,812,414	28,930,659
Other financial liabilities	16,162,851	57,369	162,467	1,552	139,313	1,957,373	18,480,925

Total	180,218,566	34,499,670	30,242,802	23,882,077	27,604,455	5,427,683	301,875,253

	December 31, 2017
	Within 3 months	4 to 6 months	7 to 9 months	10 to 12 months	1 to 5 years	Over 5 years	Total
Financial liabilities at FVTPL	168,442	155,984	1,717	512	375	—	327,030
Deposits due to customers	159,146,602	31,298,562	16,667,130	21,995,294	6,487,047	2,278,756	237,873,391
Borrowings	6,115,732	1,893,173	1,489,272	1,178,107	3,924,681	479,568	15,080,533
Debentures	1,955,255	2,452,565	1,018,714	1,744,731	19,770,380	2,869,699	29,811,344
Other financial liabilities	7,121,342	162,871	825	1,003	128,940	2,730,001	10,144,982

Total	174,507,373	35,963,155	19,177,658	24,919,647	30,311,423	8,358,024	293,237,280

3)	Maturity analysis of derivative financial liabilities

Derivatives held for trading purpose are not managed in accordance with their contractual maturity, as the Group holds such financial instruments with the purpose of disposing or redemption before their maturity. As such, those derivatives are incorporated as “within 3 months” in the table below.

The cash flow by the maturity of derivative financial liabilities as of March 31, 2018 and December 31, 2017 is as follows (Unit: Korean Won in millions):

	Remaining maturity
	Within 3 months	4 to 6 months	7 to 9 months	10 to 12 months	1 to 5 years	Over 5 years	Total
March 31, 2018	2,678,311	—	—	—	87,336	—	2,765,647
December 31, 2017	3,150,149	—	—	381	67,373	—	3,217,903

4)	Maturity analysis of off-balance accounts

The Group provides guarantees on behalf of customers. A financial guarantee represents an irrevocable undertaking that the Group should meet a customer’s obligations to third parties if the customer fails to do so. Under a loan commitment, the Group agrees to make funds available to a customer in the future. Loan commitments that are usually for a specified term may persist or may be unconditionally cancellable, provided all conditions in the loan facility are satisfied or waived. Commitments to lend include commercial standby facilities and credit lines, liquidity facilities to commercial paper conduits and utilized overdraft facilities. The maximum limit to be paid by the Group in accordance with guarantees and loan commitment only applies to principal amounts. There are contractual maturities for financial guarantees, such as guarantees for debentures issued or loans, loan commitments, and other guarantees, however, under the terms of the guarantees and loan commitments, funds should be paid upon demand from the counterparty. Details of off-balance accounts are as follows (Unit: Korean Won in millions):

	March 31, 2018	December 31, 2017
Guarantees	12,408,153	12,859,715
Loan commitments	96,822,354	80,760,325

(4)	Operational risk

The Group defines the operational risk that could cause a negative effect on capital resulting from inadequate internal process, labor work and systematic problem or external factors.

1)	Operational risk management

The Group has been running the operational risk management system under Basel II. The Group developed advanced measurement approaches to quantify required capital for operational risk. This system is used for reinforcement in foreign competitions, reducing the amount of risk capitals, managing the risk, and precaution for any unexpected occasions. This system has been tested by an independent third party, and this system approved by the Financial Supervisory Service.

2)	Operational risk measurement

To quantify required capital for operational risk, the Group applies Advanced Measurement Approaches (AMA) using of internal and external loss data, business environment and internal control factors (BEICFs), and scenario analysis (SBA). For the operational risk management for its subsidiaries, the Group adopted the Basic Indicator Approach.

(5)	Capital management

The Group complies with the standard of capital adequacy provided by financial regulatory authorities. The capital adequacy ratio is based on Basel III of Basel Committee on Banking Supervision and Basel III was applied from the end of December, 2013. The capital adequacy ratio is calculated by dividing own capital by asset (weighted with a risk premium – risk weighted assets) based on the consolidated financial statements of the Group.

According to the above regulations, the Group is required to meet the following new minimum requirements: Common Equity Tier 1 capital ratio of 7.13% and 6.25%, a minimum Tier 1 ratio of 8.63% and 7.75% and a minimum total regulatory capital of 10.63% and 9.75% as of March 31, 2018 and December 31, 2017, respectively.

Details of the Group’s capital adequacy ratio as of March 31, 2018 and December 31, 2017 are as follows (Unit: Korean won in millions):

	March 31, 2018	December 31, 2017
Tier 1 capital	16,593,321	16,074,987
Other Tier 1 capital	2,847,206	3,041,664
Tier 2 capital	3,167,074	3,486,555

Total risk-adjusted capital	22,607,601	22,603,206

Risk-weighted assets for credit risk	137,670,034	134,767,711
Risk-weighted assets for market risk	2,387,231	2,316,938
Risk-weighted assets for operational risk	9,801,519	9,677,559

Total risk-weighted assets	149,858,784	146,762,208

Common Equity Tier 1 ratio	11.07%	10.95%

Tier 1 capital ratio	12.97%	13.03%

Total capital ratio	15.09%	15.40%

5.	OPERATING SEGMENTS

In evaluating the results of the Group and allocating resources, the Group’s Chief Operation Decision Maker (the “CODM”) utilizes the information per type of customers. This financial information of the segments is regularly audited by the CODM to make decisions about resources to be allocated to each segment and evaluate its performance.

(1)	Segment by type of customers

The Group’s reporting segments comprise the following customers: consumer banking, corporate banking, investment banking, capital market, credit card market and headquarters and others. The reportable segments are classified based on the target customers for whom the service is being provided.

•	Consumer banking: Loans/deposits and financial services for retail and individual consumers, etc.

•	Corporate banking: Loans/deposits and export/import, financial services for corporations, etc.

•	Investment banking: Domestic/foreign investment, structured finance, M&A, Equity & fund investment related business, venture advisory related tasks, real estate SOC development practices, etc.

•	Capital market: Fund management, investment in securities and derivatives, etc.

•	Credit card: Credit card, cash service and card loan, etc.

•	Headquarter and others: Segments that do not belong to above operating segments

The details of operating income by each segment are as follows (Unit: Korean Won in millions):

	For the three months ended March 31, 2018
	Consumer banking	Corporate banking	Investment banking	Capital market	Credit cards	Headquarters and others	Subtotal	Adjust- ments	Total
Net Interest income	465,989	505,909	(1,166)	8,543	121,413	117,360	1,218,048	149,103	1,367,151
Interest income	835,505	800,441	36,333	3,655	157,507	365,063	2,198,504	76,243	2,274,747
Interest expense	(244,864)	(474,932)	(48)	—	(36,094)	(224,518)	(980,456)	72,860	(907,596)
Inter-segment	(124,652)	180,400	(37,451)	4,888	—	(23,185)	—	—	—
Net non-interest income	187,905	144,039	60,706	16,020	22,547	86,657	517,874	(205,306)	312,568
Non-interest income	249,394	251,806	74,975	1,529,763	293,667	617,979	3,017,584	(117,090)	2,900,494
Non-interest expense	(103,151)	(125,384)	(14,269)	(1,513,743)	(271,120)	(472,043)	(2,499,710)	(88,216)	(2,587,926)
Inter-segment	41,662	17,617	—	—	—	(59,279)	—	—	—
Other income(expense)	(430,307)	(220,523)	(2,266)	(3,688)	(91,321)	(155,733)	(903,838)	45,416	(858,422)
Administrative expense	(396,035)	(186,879)	(2,266)	(3,688)	(40,321)	(175,509)	(804,698)	65,014	(739,684)
Impairment losses due to credit loss and others	(34,272)	(33,644)	—	—	(51,000)	19,776	(99,140)	(19,598)	(118,738)

Operating income	223,587	429,425	57,274	20,875	52,639	48,284	832,084	(10,787)	821,297
Non-operating income(expense)	(8,914)	129	6,344	—	(1,034)	14,888	11,413	(26,675)	(15,262)

Net income before income tax expense	214,673	429,554	63,618	20,875	51,605	63,172	843,497	(37,462)	806,035
Income tax expense	(51,951)	(92,188)	(15,395)	(5,051)	(12,289)	(34,989)	(211,863)	348	(211,515)

Net income	162,722	337,366	48,223	15,824	39,316	28,183	631,634	(37,114)	594,520

	For the three months ended March 31, 2017
	Consumer banking	Corporate banking	Investment banking	Capital market	Credit cards	Headquarters and others	Subtotal	Adjust- ments	Total
Net Interest income	403,256	430,779	3,227	8,998	110,127	161,416	1,117,803	144,941	1,262,744
Interest income	760,510	724,847	37,261	4,478	142,436	336,338	2,005,870	77,906	2,083,776
Interest expense	(241,214)	(408,390)	(64)	—	(32,309)	(206,090)	(888,067)	67,035	(821,032)
Inter-segment	(116,040)	114,322	(33,970)	4,520	—	31,168	—	—	—
Net non-interest income	169,789	130,010	53,897	14,313	16,928	54,071	439,008	(160,252)	278,756
Non-interest income	202,994	162,875	139,252	4,891,977	293,970	421,601	6,112,669	(45,107)	6,067,562
Non-interest expense	(58,041)	(47,565)	(85,355)	(4,877,664)	(277,042)	(327,994)	(5,673,661)	(115,145)	(5,788,806)
Inter-segment	24,836	14,700	—	—	—	(39,536)	—	—	—
Other income(expense)	(450,534)	(194,424)	14,801	23,180	(87,213)	8,715	(685,475)	23,719	(661,756)
Administrative expense	(429,830)	(195,141)	(3,306)	(4,471)	(39,123)	(142,319)	(814,190)	59,917	(754,273)
Impairment losses due to credit loss and others	(20,704)	717	18,107	27,651	(48,090)	151,034	128,715	(36,198)	92,517

Operating income	122,511	366,365	71,925	46,491	39,842	224,202	871,336	8,408	879,744
Non-operating income(expense)	2,085	(1,018)	13,813	—	(1,125)	(16,997)	(3,242)	(47,872)	(51,114)

Net income before income tax expense	124,596	365,347	85,738	46,491	38,717	207,205	868,094	(39,464)	828,630
Income tax expense	(30,152)	(84,092)	(20,749)	(11,251)	(9,429)	(30,242)	(185,915)	16	(185,899)

Net income	94,444	281,255	64,989	35,240	29,288	176,963	682,179	(39,448)	642,731

(2)	Information on products and services

The products of the Group are classified as interest-bearing products such as loans, deposits and debt securities and non-interest bearing products such as loan commitment, credit commitment, equity securities, and credit card service. This classification of products has been reflected in the segment information presenting interest income and non-interest income.

(3)	Information on geographical areas

Among the Group’s revenue (interest income and non-interest income) from services, revenue from the domestic customers for the three months ended March 31, 2018 and March 31, 2017 amounted to 4,705,993 million Won and 7,901,606 million Won, respectively, and revenue from the foreign customers amounted to 469,248 million Won and 249,732 million Won, respectively. Among the Group’s non-current assets (investments in joint ventures and associates, investment properties, premises and equipment and intangible assets), non-current assets attributed to domestic subsidiaries as of March 31, 2018 and December 31, 2017 are 3,561,846 million Won and 3,550,764 million Won, respectively, and foreign subsidiaries are 229,676 million Won and 233,732 million Won, respectively.

6.	CASH AND CASH EQUIVALENTS

(1)	Details of cash and cash equivalents are as follows (Unit: Korean Won in millions):

	March 31, 2018	December 31, 2017
Cash	1,866,850	2,009,363
Foreign currencies	769,013	617,155
Demand deposits	2,587,200	3,423,355
Fixed deposits	514,939	858,413

Total	5,738,002	6,908,286

(2)	Significant transactions not involving cash inflows and outflows are as follows (Unit: Korean Won in millions):

	For the three months ended March 31, 2018	For the three months ended March 31, 2017
Changes in other comprehensive loss due to remeasurement of financial assets designated at FVTOCI	30,953	—
Changes in other comprehensive income due to valuation of AFS financial assets	—	12,974
Changes in other comprehensive income (loss) of investment in associates	(890)	1,704
Changes in other comprehensive loss of foreign operations translation	(1,742)	(100,460)
Changes in other comprehensive income related to valuation of cash flow hedging	(3,426)	(853)
Changes in other comprehensive income due to remeasurement of the net defined benefit liability	(53,460)	(26,517)
Changes in investments in associates due to equity swap	—	50,300
Changes in unpaid dividends to common stocks	336,636	269,308
Changes in unpaid dividends of hybrid equity securities	7,679	15,853

7.	FINANCIAL ASSETS AT FVTPL

(1)	Financial assets at FVTPL are as follows (Unit: Korean Won in millions):

	March 31, 2018	December 31, 2017
Financial assets at FVTPL	7,578,339	—
Financial assets held for trading	—	5,820,787
Financial assets designated at FVTPL	—	22,290

Total	7,578,339	5,843,077

(2)	Financial assets at FVTPL and financial assets held for trading are as follows (Unit: Korean Won in millions):

	March 31, 2018	December 31, 2017
Deposits:
Gold banking asset	25,311	25,972
Securities:
Debt securities
Korean treasury and government agencies	603,513	540,438
Financial institutions	852,276	1,476,498
Corporates	772,066	627,397
Others	8,771	—
Equity securities	352,477	21,666
Capital contributions	300,601	—
Beneficiary certificates	1,755,480	13,041

Subtotal	4,645,184	2,679,040

Loans	294,975	—

Derivatives assets	2,612,869	3,115,775

Total	7,578,339	5,820,787

(3)	Financial assets designated at fair value through Profit or Loss are as follows (Unit: Korean Won in millions):

	March 31, 2018	December 31, 2017
Debt securities	—	9,694
Equity securities	—	12,596

Total	—	22,290

8.	FINANCIAL ASSETS AT FVTOCI AND AFS FINANCIAL ASSETS

(1)	Details of financial assets at FVTOCI as of March 31, 2018 and AFS financial assets as of December 31, 2017 are as follows (Unit: Korean won in millions):

	March 31, 2018	December 31, 2017
Debt securities:
Korean treasury and government agencies	2,187,641	2,330,567
Financial institutions	5,173,150	5,217,266
Corporates	2,371,732	2,725,232
Asset-backed securities	—	308,181
Bond denominated in foreign currencies	2,524,166	2,442,579
Others	5,006	35,163
Subtotal	12,261,695	13,058,988
Equity securities	902,572	1,411,078
Beneficiary certificates	—	712,628
Securities loaned	90,346	170,256

Total	13,254,613	15,352,950

(2)	Details of equity securities designated as financial assets at FVTOCI are as follows (Unit: Korean won in millions):

March 31, 2018
Purpose of acquisition	Fair value
Investment policy	733,220
Debt-equity swap	169,248
Others(*)	104

Total	902,572

(*)	Cooperate insurance, etc.

(3)	Changes in the loss allowance and gross carrying amount of financial assets at FVTOCI are as follows (Unit: Korean won in millions):

1)	Allowance for credit losses

	For the three months ended March 31, 2018
	Stage 1	Stage 2	Stage 3	Total
Beginning balance	(4,192)	(101)	—	(4,293)
Transfer to 12-month expected credit losses	—	—	—	—
Transfer to lifetime expected credit losses	—	—	—	—
Transfer to credit-impaired financial assets	—	—	—	—
Net reversal of loss allowance	209	7	—	216
Others (*)	122	—	—	122

Ending balance	(3,861)	(94)	—	(3,955)

(*)	Others consist of foreign currencies translation and etc.

2)	Gross carrying amount

	For the three months ended March 31, 2018
	Stage 1	Stage 2	Stage 3	Total
Beginning balance	12,814,010	30,212	—	12,844,222
Transfer to 12-month expected credit losses	—	—	—	—
Transfer to lifetime expected credit losses	—	—	—	—
Transfer to credit-impaired financial assets	—	—	—	—
Acquisition	1,048,437	—	—	1,048,437
Disposal / Redemption	(1,534,686)	—	—	(1,534,686)
Gain (loss) on valuation	5,744	(15)	—	5,729
Amortization on the effective interest method	(948)	—	—	(948)
Others (*)	(10,713)	—	—	(10,713)

Ending balance	12,321,844	30,197	—	12,352,041

(*)	Others consist of foreign currencies translation, etc.

(4)	The Bank disposed equity securities designated as financial assets at FVTOCI in accordance with the resolution of disposal from the creditors’ council during the three months ended March 31, 2018. The fair value and accumulative loss on valuation of that equity securities at disposal date are 1,461 million won and 1,974 million won, respectively.

9.	SECURITIES AT AMORTIZED COST AND HTM FINANCIAL ASSETS

(1)	Details of securities at amortized cost as of March 31, 2018 and HTM financial assets as of December 31, 2017 are as follows (Unit: Korean won in millions):

	March 31, 2018	December 31, 2017
Korean treasury and government agencies	4,249,324	3,994,857
Financial institutions	7,325,328	7,245,426
Corporates	5,061,036	5,311,970
Bond denominated in foreign currencies	200,700	197,043
Allowance for credit losses	(5,046)	—

Total	16,831,342	16,749,296

(2)	Changes in the loss allowance and gross carrying amount of securities at amortized cost are as follows (Unit: Korean won in millions):

1)	Loss allowance

	For the three months ended March 31, 2018
	Stage 1	Stage 2	Stage 3	Total
Beginning balance	(5,078)	—	—	(5,078)
Transfer to 12-month expected credit losses	—	—	—	—
Transfer to lifetime expected credit losses	—	—	—	—
Transfer to credit-impaired financial assets	—	—	—	—
Net reversal of loss allowance	9	—	—	9
Disposal	23	—	—	23

Ending balance	(5,046)	—	—	(5,046)

2)	Gross carrying amount

	For the three months ended March 31, 2018
	Stage 1	Stage 2	Stage 3	Total
Beginning balance	16,749,296	—	—	16,749,296
Transfer to 12-month expected credit losses	—	—	—	—
Transfer to lifetime expected credit losses	—	—	—	—
Transfer to credit-impaired financial assets	—	—	—	—
Acquisition	2,242,037	—	—	2,242,037
Redemption / Disposal	(2,149,690)	—	—	(2,149,690)
Amortization on the effective interest method	(3,979)	—	—	(3,979)
Others (*)	(1,276)	—	—	(1,276)

Ending balance	16,836,388	—	—	16,836,388

(*)	Others consist of foreign currencies translation and etc.

10.	LOANS AND OTHER FINANCIAL ASSETS AT AMORTIZED COST, AND LOANS AND RECEIVABLES

(1)	Details of loans and other financial assets at amortized cost as of March 31, 2018 and loans and receivables as of December 31, 2017 are as follows (Unit: Korean won in millions):

	March 31, 2018	December 31, 2017
Due from banks	20,919,478	8,868,378
Loans	244,871,023	251,523,301
Other receivables	12,318,605	6,714,525

Total	278,109,106	267,106,204

(2)	Details of due from banks are as follows (Unit: Korean won in millions):

	March 31, 2018	December 31, 2017
Due from banks in local currency:
Due from The Bank of Korea (“BOK”)	17,531,004	6,246,496
Due from depository banks	50,003	30,003
Due from non-depository institutions	165	150
Due from the Korea Exchange	20,000	50,000
Others	48,103	97,365
Allowance for credit losses	(4,186)	(1,541)

Subtotal	17,645,089	6,422,473

Due from banks in foreign currencies:
Due from banks on demand	1,035,078	794,353
Due from banks on time	1,369,065	972,915
Others	872,103	679,554
Allowances for credit losses	(1,857)	(917)

Subtotal	3,274,389	2,445,905

Total	20,919,478	8,868,378

(3)	Details of restricted due from banks are as follows (Unit: Korean won in millions):

	Counterparty	March 31, 2018	Reason of restriction
Due from banks in local currency:
Due from BOK	BOK	17,531,004	Reserve deposits under the BOK Act
Others	The Korea Exchange and others	45,120	Central counterparty KRW margin and others

Subtotal		17,576,124

Due from banks in foreign currencies:
Due from banks on demand	BOK and others	1,032,208	Reserve deposits under the BOK Act and others
Others	The People’s Bank of China and others	872,103	Reserve deposits and others

Subtotal		1,904,311

Total		19,480,435

	Counterparty	December 31, 2017	Reason of restriction
Due from banks in local currency:
Due from BOK	BOK	6,246,496	Reserve deposits under the BOK Act
Others	The Korea Exchange and others	94,394	Central counterparty KRW margin and others

Subtotal		6,340,890

Due from banks in foreign currencies:
Due from banks on demand	BOK and others	787,520	Reserve deposits under the BOK Act and others
Others	The People’s Bank of China and others	367,108	Reserve deposits and others

Subtotal		1,154,628

Total		7,495,518

(4)	Changes in the loss allowance and gross carrying amount of due from banks are as follows (Unit: Korean won in millions):

1)	Allowance for credit losses

	For the three months ended March 31, 2018
	Stage 1	Stage 2	Stage 3	Total
Beginning balance	(3,092)	—	—	(3,092)
Transfer to 12-month expected credit losses	—	—	—	—
Transfer to lifetime expected credit losses	—	—	—	—
Transfer to credit-impaired financial assets	—	—	—	—
Net provision of loss allowance	(2,933)	—	—	(2,933)
Others (*)	(18)	—	—	(18)

Ending balance	(6,043)	—	—	(6,043)

(*)	Others consist of foreign currencies translation and etc.

2)	Gross carrying amount

	For the three months ended March 31, 2018
	Stage 1	Stage 2	Stage 3	Total
Beginning balance	8,870,835	—	—	8,870,835
Transfer to 12-month expected credit losses	—	—	—	—
Transfer to lifetime expected credit losses	—	—	—	—
Transfer to credit-impaired financial assets	—	—	—	—
Net increase	12,011,935	—	—	12,011,935
Others (*)	42,751	—	—	42,751

Ending balance	20,925,521	—	—	20,925,521

(*)	Others consist of foreign currencies translation and etc.

(5)	Details of loans are as follows (Unit: Korean won in millions):

	March 31, 2018	December 31, 2017
Loans in local currency	203,166,938	200,213,230
Loans in foreign currencies	13,782,904	13,147,888
Domestic banker’s letter of credit	2,793,583	2,516,907
Credit card accounts	7,271,495	6,827,295
Bills bought in foreign currencies	6,801,509	8,197,159
Bills bought in local currency	303,848	334,714
Factoring receivables	60,910	137,523
Advances for customers on guarantees	17,126	23,620
Private placement bonds	307,598	362,319
Securitized loans	1,047,532	563,152
Call loans	3,489,562	3,003,455
Bonds purchased under resale agreements	6,581,269	16,859,064
Loan origination costs and fees	737,525	510,860
Others	534,777	607,325
Discounted present value	(5,320)	(10,988)
Loss allowance	(2,020,233)	(1,770,222)

Total	244,871,023	251,523,301

(6)	Changes in the loss allowance of loans for the three months ended March 31, 2018 are as follows (Unit: Korean won in millions):

	For the three months ended March 31, 2018
	Consumers			Corporates
	Stage 1	Stage 2	Stage 3	Stage 1	Stage 2	Stage 3
Beginning balance	(101,385)	(41,352)	(117,168)	(364,218)	(255,932)	(905,243)
Transfer to 12-month expected credit losses	(6,959)	6,683	276	(10,984)	10,910	74
Transfer to lifetime expected credit losses	4,593	(6,188)	1,595	3,447	(5,051)	1,604
Transfer to credit-impaired financial assets	1,258	9,287	(10,545)	1,579	8,909	(10,488)
Net reversal (provision) of loss allowance	(7,767)	(14,527)	(26,940)	(8,010)	(22,208)	10
Charge-off	147	2,201	23,952	104	2,343	25,190
Disposal	—	—	588	—	5	10,225
Unwinding effect	—	—	1,741	—	—	6,656
Others (*)	32	8	104	24,736	(26)	(4,699)

Ending balance	(110,081)	(43,888)	(126,397)	(353,346)	(261,050)	(876,671)

	For the three months ended March 31, 2018
	Credit card accounts			Total
	Stage 1	Stage 2	Stage 3	Stage 1	Stage 2	Stage 3
Beginning balance	(57,134)	(71,463)	(102,858)	(522,737)	(368,747)	(1,125,269)
Transfer to 12-month expected credit losses	(9,940)	9,902	38	(27,883)	27,495	388
Transfer to lifetime expected credit losses	6,393	(6,621)	228	14,433	(17,860)	3,427
Transfer to credit-impaired financial assets	402	14,984	(15,386)	3,239	33,180	(36,419)
Net provision of loss allowance	(172)	(18,163)	(30,030)	(15,949)	(54,898)	(56,960)
Charge-off	—	—	31,020	251	4,544	80,162
Disposal	—	—	—	—	5	10,813
Unwinding effect	—	—	—	—	—	8,397
Others (*)	—	—	—	24,768	(18)	(4,595)

Ending balance	(60,451)	(71,361)	(116,988)	(523,878)	(376,299)	(1,120,056)

(*)	Others consist of debt-equity swap, foreign currencies translation and etc.

Changes in the allowances for credit losses on loans and receivables for the three months ended March 31, 2017, are as follows (Unit: Korean Won in millions):

	For the three months ended March 31, 2017
	Consumers	Corporates	Credit card	Others	Total
Beginning balance	(163,858)	(1,498,842)	(155,372)	(209,024)	(2,027,096)
Net reversal of provision (net provision)	(34,639)	(64,371)	(41,356)	18,232	(122,134)
Recoveries of written-off loans	(10,808)	(33,178)	(12,585)	—	(56,571)
Charge-off	35,647	101,546	37,959	50,745	225,897
Sales of loans and receivables	495	42,424	—	413	43,332
Unwinding effect	2,421	10,580	—	—	13,001
Others (*)	604	103,423	—	(95)	103,932

Ending balance	(170,138)	(1,338,418)	(171,354)	(139,729)	(1,819,639)

(*)	Others consist of debt-equity swap, foreign currencies translation and etc.

(7)	Changes in the gross carrying amount of loans are as follows (Unit: Korean won in millions):

	For the three months ended March 31, 2018
	Consumers			Corporates
	Stage 1	Stage 2	Stage 3	Stage 1	Stage 2	Stage 3
Beginning balance	102,731,650	5,486,433	326,678	131,330,304	5,001,095	1,622,417
Transfer to 12-month expected credit losses	1,299,906	(1,297,721)	(2,185)	680,639	(679,984)	(655)
Transfer to lifetime expected credit losses	(1,761,299)	1,775,876	(14,577)	(624,117)	629,997	(5,880)
Transfer to credit-impaired financial assets	(28,204)	(74,962)	103,166	(94,278)	(81,942)	176,220
Charge-off	(147)	(2,201)	(35,243)	(104)	(2,343)	(65,565)
Disposal	—	(270)	(7,322)	—	(65)	(35,835)
Net increase (decrease)	1,282,840	(463,769)	(24,751)	(6,966,924)	(426,059)	(141,038)

Ending balance	103,524,746	5,423,386	345,766	124,325,520	4,440,699	1,549,664

	For the three months ended March 31, 2018
	Credit card accounts			Total
	Stage 1	Stage 2	Stage 3	Stage 1	Stage 2	Stage 3
Beginning balance	5,725,172	935,266	177,983	239,787,126	11,422,794	2,127,078
Transfer to 12-month expected credit losses	198,845	(198,794)	(51)	2,179,390	(2,176,499)	(2,891)
Transfer to lifetime expected credit losses	(255,532)	255,884	(352)	(2,640,948)	2,661,757	(20,809)
Transfer to credit-impaired financial assets	(8,263)	(48,364)	56,627	(130,745)	(205,268)	336,013
Charge-off	—	—	(45,111)	(251)	(4,544)	(145,919)
Disposal	—	—	—	—	(335)	(43,157)
Net increase (decrease)	455,768	24,923	7,474	(5,228,316)	(864,905)	(158,315)

Ending balance	6,115,990	968,915	196,570	233,966,256	10,833,000	2,092,000

(8)	Details of other receivables are as follows (Unit: Korean won in millions):

	March 31, 2018	December 31, 2017
CMA accounts	205,000	135,000
Receivables	9,952,577	4,459,318
Accrued income	1,016,628	1,026,273
Telex and telephone subscription rights and refundable deposits	990,101	984,620
Other receivables	219,320	166,877
Allowance for credit losses	(65,021)	(57,563)

Total	12,318,605	6,714,525

(9)	Changes in the allowances for credit losses on other receivables are as follows (Unit: Korean won in millions):

	For the three months ended March 31, 2018
	Stage 1	Stage 2	Stage 3	Total
Beginning balance	(3,090)	(1,832)	(54,077)	(58,999)
Transfer to 12-month expected credit losses	(116)	105	11	—
Transfer to lifetime expected credit losses	75	(83)	8	—
Transfer to credit-impaired financial assets	156	590	(746)	—
Net provision of loss allowance	(216)	(131)	(6,666)	(7,013)
Charge-off	(51)	(391)	1,175	733
Disposal	—	—	337	337
Others	(185)	—	106	(79)

Ending balance	(3,427)	(1,742)	(59,852)	(65,021)

(10)	Changes in the gross carrying amount of other receivables are as follows (Unit: Korean won in millions):

	For the three months ended March 31, 2018
	Stage 1	Stage 2	Stage 3	Total
Beginning balance	6,662,470	29,124	79,777	6,771,371
Transfer to 12-month expected credit losses	6,314	(6,300)	(14)	—
Transfer to lifetime expected credit losses	(6,066)	6,077	(11)	—
Transfer to credit-impaired financial assets	(617)	(2,280)	2,897	—
Charge-off	—	(32)	(953)	(985)
Disposal	—	(2)	(407)	(409)
Net increase	5,610,432	134	3,083	5,613,649

Ending balance	12,272,533	26,721	84,372	12,383,626

11.	THE FAIR VALUE OF FINANCIAL ASSETS AND LIABILITIES

(1)	The fair value hierarchy

The fair value hierarchy is determined by the levels of judgment involved in estimating fair values of financial assets and liabilities. The specific financial instruments characteristics and market condition such as volume of transactions and transparency are reflected to the market observable inputs. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities. The Group maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value of its financial assets and financial liabilities. Fair value is measured based on the perspective of a market participant. As such, even when market assumptions are not readily available, the Group’s own assumptions reflect those that market participants would use for measuring the assets or liabilities at the measurement date.

The fair value measurement is described in the one of the following three levels used to classify fair value measurements:

•	Level 1—fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities. The types of financial assets or liabilities generally included in Level 1 are publicly traded equity securities, derivatives, and debt securities issued by governmental bodies.

•	Level 2— fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. prices) or indirectly (i.e. derived from prices). The types of financial assets or liabilities generally included in Level 2 are debt securities not traded in active markets and derivatives traded in OTC but not required significant judgment.

•	Level 3— fair value measurements are those derived from valuation technique that include inputs for the asset or liability that are not based on observable market data (unobservable inputs). The types of financial assets or liabilities generally included in Level 3 are non-public securities and derivatives and debt securities of which valuation techniques require significant judgments and subjectivity.

The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Group’s assessment of the significance of a particular input to a fair value measurement in its entirety requires judgment and consideration of inherent factors of the asset or liability.

(2)	Fair value hierarchy of financial assets and liabilities measured at fair value are as follows (Unit: Korean Won in millions):

	March 31, 2018
	Level 1 (*1)	Level 2 (*1)	Level 3	Total
Financial assets:
Financial assets at FVTPL
Deposits	25,311	—	—	25,311
Debt securities	390,247	1,837,764	8,615	2,236,626
Equity securities	59,499	—	292,978	352,477
Capital contributions	—	—	300,601	300,601
Beneficiary certificates	—	1,052,675	702,805	1,755,480
Loans	—	150,000	144,975	294,975
Derivative assets	2,651	2,576,751	33,467	2,612,869

Subtotal	477,708	5,617,190	1,483,441	7,578,339

Financial assets at FVTOCI
Debt securities	2,804,478	9,457,217	—	12,261,695
Equity securities	436,777	—	465,795	902,572
Securities loaned	10,070	80,276	—	90,346

Subtotal	3,251,325	9,537,493	465,795	13,254,613

Derivative assets	—	39,272	—	39,272

Total	3,729,033	15,193,955	1,949,236	20,872,224

Financial liabilities:
Financial liabilities at FVTPL
Deposits due to customers	25,218	—	—	25,218
Derivative liabilities	6,354	2,642,272	29,684	2,678,310

Subtotal	31,572	2,642,272	29,684	2,703,528

Financial liabilities designated as at FVTPL
Equity-linked securities	—	—	230,441	230,441
Debentures	—	91,002	—	91,002

Subtotal	—	91,002	230,441	321,443
Derivative liabilities	—	87,336	—	87,336

Total	31,572	2,820,610	260,125	3,112,307

	December 31, 2017
	Level 1 (*1)	Level 2 (*1)	Level 3 (*2)	Total
Financial assets:
Financial assets held for trading
Deposits	25,972	—	—	25,972
Debt securities	405,942	2,238,391	—	2,644,333
Equity securities	21,666	—	—	21,666
Beneficiary certificates	—	13,041	—	13,041
Derivative assets	1,021	3,093,272	21,482	3,115,775

Subtotal	454,601	5,344,704	21,482	5,820,787

Financial assets designated at FVTPL
Debt securities	—	—	9,694	9,694
Equity securities	—	—	12,596	12,596

Subtotal	—	—	22,290	22,290

AFS financial assets
Debt securities	2,710,172	10,348,815	—	13,058,987
Equity securities	399,214	—	1,011,864	1,411,078
Beneficiary certificates	—	68,722	643,906	712,628
Securities loaned	69,778	100,478	—	170,256

Subtotal	3,179,164	10,518,015	1,655,770	15,352,949

Derivative assets	—	59,272	—	59,272

Total	3,633,765	15,921,991	1,699,542	21,255,298

Financial liabilities:
Financial liabilities held for trading
Deposits due to customers	25,964	—	—	25,964
Derivative liabilities	2,613	3,126,585	20,951	3,150,149

Subtotal	28,577	3,126,585	20,951	3,176,113

Financial liabilities designated at FVTPL
Equity-linked securities	—	—	160,057	160,057
Debentures	—	91,739	—	91,739

Subtotal	—	91,739	160,057	251,796

Derivative liabilities	—	67,754	—	67,754

Total	28,577	3,286,078	181,008	3,495,663

(*1)	There were no transfers between Level 1 and Level 2 of financial assets and liabilities measured at fair value. The Group recognizes transfers among levels at the end of reporting period in which events have occurred or conditions have changed.
(*2)	Certain AFS unquoted equity securities were measured at cost as of December 31, 2017, that amounted to 37,092 million won. These unquoted equity instruments mostly represent minority investments in structured entity vehicles, such as asset securitization structures. They are measured at cost because (a) observable inputs of financial information to measure fair value were not available to obtain, (b) there was a significant variance in likely estimated cash flows or (c) the probabilities for various estimated cash flows could not be measured reliably. In addition, the Group has no intention to dispose these investments in the foreseeable future.

Financial assets and liabilities measured at fair value, financial assets and liabilities designated as at FVTPL, financial assets at FVTOCI, and derivative assets and liabilities are recognized at fair value. Fair value is the amount that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date.

Financial instruments are measured at fair value using a quoted market price in active markets. If there is no active market for a financial instrument, the Group determines the fair value using valuation methods. Valuation methods and input variables for each type of financial instruments are as follows:

	Valuation methods	Input variables
Debt securities

The fair value is measured by discounting the projected cash flows of debt securities by applying the market discount rate that has been applied to a proxy company that has similar credit rating to the issuers of the securities.

Risk-free market rate, credit spread
Equity securities and Beneficiary certificates

Among DCF (Discounted Cash Flow) Model, FCFE (Free Cash Flow to Equity) Model, Comparable Company Analysis, Dividend Discount Model, Risk-adjusted Rate of Return Method, and Net Asset Value Method, more than one method is used given the characteristic of the subject of fair value measurement.

Risk-free market rate, market risk premium, Beta, etc.
Derivatives

The in-house developed model which is based on the models that are used by market participants in the valuation of general OTC derivative products, such as options, interest rate swaps, currency swap and currency forward that are based on inputs observable in the market.

However, for some complicated financial instruments of which valuation should be based on some assumptions since some significant or all inputs to be used in the model are not observable in the market, the in-house derived model which is developed from the general valuation models, such as Finite Difference Method (“FDM”) or Monte Carlo Simulation.

Risk-free market rate, forward rate, volatility, foreign exchange rate, stock prices, etc.
Equity-linked securities	The fair value of security linked to stock prices or derivatives is measured by the models such as DCF model, FDM, or Monte Carlo Simulation given the natures of the securities or underlying assets.	Values of underlying assets, risk-free market rate, market rate, dividend and convenience yield, volatility, correlation coefficient, credit spread, and foreign exchange rate
Debentures	The fair value is measured by discounting the projected cash flows of a debenture by applying the market discount rate that is reflecting credit rating of the Group.	Risk-free market rate, forward rate

Valuation methods of financial assets and liabilities measured at fair value and classified into Level 3 and significant but unobservable inputs are as follows:

	Valuation methods	Input variable	Range	Impact of changes in significant unobservable inputs on fair value measurement
Derivative assets	Option valuation model and others	Correlation coefficient	0.900–0.980	Variation of fair value increases as correlation coefficient increases.
		Volatility of underlying asset	13.5%–28.9%	Variation of fair value increases as volatility increases.
Derivative liabilities	Option valuation model and others	Correlation coefficient	0.900–0.980	Variation of fair value increases as correlation coefficient increases.
		Volatility of underlying asset	13.5%–28.9%	Variation of fair value increases as volatility increases.
Equity linked securities	Monte Carlo Simulation and others	Correlation coefficient	0.190–0.694

Equity linked securities’ variation of fair value increases if both volatility and correlation coefficient increase. However when correlation coefficient decreases, despite the increase in volatility, the variation of fair value of equity linked securities may decrease.

		Volatility of underlying asset	12.7%–25.8%
Equity securities and Beneficiary certificates	External appraisal value and others	Expected growth rate	0.0%–1.0%	Fair value increases as expected growth rate increases.
		Volatility of real estate sale price	0%	Fair value increases as sale price Increases
		Discount rate of lease cash flow and others	7.40%–8.54%	Fair value increases as discount rate of lease cash flow decreases

Fair value of financial assets and liabilities classified into Level 3 is measured by the Group using its own valuation methods or using external specialists. Unobservable inputs used in the fair value measurements are produced by the internal system of the Group and the appropriateness of inputs is reviewed regularly.

(3)	Changes in financial assets and liabilities measured at fair value classified into Level 3 are as follows (Unit: Korean Won in millions):

	For three months ended March 31, 2018
	January 1, 2018	Net Income (loss) (*1)	Other comprehensive income	Purchases/ issuances	Disposals/ settlements	Transfer to or out of Level 3 (*2)	March 31, 2018
Financial assets:
Financial assets at FVTPL
Debt securities	9,694	(8)	—	—	(1,071)	—	8,615
Equity securities	272,682	20,522	—	4	(230)	—	292,978
Capital contributions	294,121	5,812	—	8,234	(7,566)	—	300,601
Beneficiary certificates	654,066	3,817	—	801,606	(756,683)	—	702,806
Loans	151,938	4,038	—	—	(11,001)	—	144,975
Derivative assets	19,346	61,836	—	3,251	(50,966)	—	33,467

Subtotal	1,401,847	96,017	—	813,095	(827,517)	—	1,483,442

Financial assets at FVTOCI
Equity securities	451,287	(133)	14,610	31	—	—	465,795

Total	1,853,134	95,884	14,610	813,126	(827,517)	—	1,949,237

Financial liabilities:
Financial liabilities at FVTPL
Derivative liabilities	20,951	59,654	—	—	(50,921)	—	29,684
Financial liabilities designated as at FVTPL
Equity-linked securities	160,057	(4,688)	—	168,520	(93,448)	—	230,441

Total	181,008	54,966	—	168,520	(144,369)	—	260,125

(*1)	The losses that increase the financial liabilities are presented as positive amounts, and the gains that decrease the financial liabilities are presented as negative amounts. The loss amounting to 40,522 million won for three months ended March 31, 2018, which is from financial assets and liabilities that the Group holds as at the end of the periods, has been recognized in net gain (loss) on financial assets at FVTPL and net gain (loss) on financial assets at FVTOCI in the consolidated statement of comprehensive income.
(*2)	The Group recognizes transfers between levels at the end of reporting period within which events have occurred or conditions have changed.

	For the three months ended March 31, 2017
	January 1, 2017	Net Income (loss) (*1)	Other compre -hensive income (loss)	Purchases/ Issuances	Disposals/ Settlements	Transfer to or out of level 3 (*2)	March 31, 2017
Financial assets:
Financial assets held for trading:
Derivative assets	23,153	6,605	—	1	(10,231)	—	19,528
Financial assets designated at FVTPL
Equity-linked securities	4,348	(15)	—	—	—	—	4,333
Equity securities	12,652	113	—	—	—	—	12,765

Subtotal	17,000	98	—	—	—	—	17,098

AFS financial assets
Equity securities (*3)	1,024,935	3,131	7,528	17,237	(13,390)	3	1,039,444
Beneficiary certificates	530,511	3,144	(4,921)	56,110	(42,006)	—	542,838

Subtotal	1,555,446	6,275	2,607	73,347	(55,396)	3	1,582,282

Derivative assets	99	169	—	—	(141)	—	127

Total	1,595,698	13,147	2,607	73,348	(65,768)	3	1,619,035

Financial liabilities
Financial liabilities held for trading Derivative liabilities	33,524	3,722	—	500	(9,112)	—	28,634
Financial liabilities designated at FVTPL
Equity-linked securities	673,709	61,231	—	—	(196,672)	—	538,268

Total	707,233	64,953	—	500	(205,784)	—	566,902

(*1)	The loss amounting to 51,559 million Won for the three months ended March 31, 2017, which is from financial assets and liabilities that the Group holds , has been recognized in net gain (loss) on financial instruments at FVTPL and net gain (loss) on AFS financial assets in the statement of comprehensive income.
(*2)	The Group recognizes transfers between levels at the end of reporting period within which events have occurred or conditions have changed.
(*3)	AFS financial assets were transferred out of Level 1 to Level 3 upon the change of the fair value measurement method of the assets by using market the external valuation specialists from previously using quoted prices in the active market.

(4)	Sensitivity analysis on the unobservable inputs used for measuring Level 3 financial instruments

The sensitivity analysis of the financial instruments has been performed by classifying with favorable and unfavorable changes based on how changes in unobservable assumptions would have effects on the fluctuations of financial instruments’ value. When the fair value of a financial instrument is affected by more than one unobservable assumption, the below table reflects the most favorable or the most unfavorable changes which resulted from varying the assumptions individually. The sensitivity analysis was performed for two types of level 3 financial instruments: (1) debt securities, equity securities, interest rate related derivatives, currency related derivatives, equity related derivatives, equity-linked securities and beneficiary certificates of which fair value changes are recognized as net income; (2) equity securities of which fair value changes are recognized as other comprehensive income. Equity investments classified as Level 3 equity securities whose costs are considered to provide the best estimate of fair value are excluded from sensitivity analysis.

The following table presents the sensitivity analysis to disclose the effect of reasonably possible volatility on the fair value of a Level 3 financial instruments (Unit: Korean Won in millions):

	As of March 31, 2018
	Net income (loss)		Other comprehensive income (loss)
	Favorable	Unfavorable	Favorable	Unfavorable
Financial assets:
Financial assets at FVTPL
Derivative assets (*1) (*2)	3,033	(2,645)	—	—
Loans	482	(371)	—	—
Debt securities	1,086	(1,019)	—	—
Equity securities (*3) (*4)	10,796	(7,231)	—	—
Beneficiary certificates (*4)	1,828	(2,904)	—	—
Financial assets at FVTOCI
Equity securities (*3) (*4)	—	—	22,987	(9,762)

Total	17,225	(14,170)	22,987	(9,762)

Financial liabilities:
Financial liabilities at FVTPL
Derivative liabilities (*1) (*2)	1,844	(2,250)	—	—
Financial liabilities designated as at FVTPL
Equity-linked securities (*1)	992	(1,059)	—	—

Total	2,836	(3,309)	—	—

	As of December 31, 2017
	Net income (loss)		Other comprehensive income (loss)
	Favorable	Unfavorable	Favorable	Unfavorable
Financial assets:
Financial assets held for trading
Derivatives assets (*1)(*2)	1,234	(526)	—	—
Financial assets designed at FVTPL
Debt securities (*5)	265	(309)	—	—
Equity securities (*5)	670	(624)	—	—
AFS Financial assets
Equity securities (*3)(*4)	—	—	28,583	(15,246)
Beneficiary certificates (*4)	—	—	1,861	(1,857)

Total	2,169	(1,459)	30,444	(17,103)

Financial liabilities:
Financial liabilities held for trading
Derivative liabilities (*1)(*2)	5	(513)	—	—
Financial liabilities designated at FVTPL
Equity-linked securities (*1)	8	(7)	—	—

Total	13	(520)	—	—

(*1)	Fair value changes of equity related derivatives assets and liabilities and equity-linked securities are calculated by increasing or decreasing historical volatility of the stock price and correlation, which are major unobservable variables, by 10%, respectively. In the case of interest rate related derivative assets and liabilities, fair value changes are calculated by increasing or decreasing the volatility of interest rate, which are major unobservable variables, by 10%.
(*2)	Both derivative assets and liabilities for held for trading and hedging are included.
(*3)	Fair value changes of equity securities are calculated by increasing or decreasing growth rate (0~1%) and discount rate or liquidation value (-1~1%). The growth rate, discount rate, and liquidation value are major unobservable variables.
(*4)	Even if the sensitivity analysis of the capital contributions and beneficiary certificates is not possible in practice, fair value changes of beneficiary certificates and other securities whose major unobservable variables are composed of the real estate are calculated by increasing or decreasing price fluctuation of real estate which is underlying assets and discount rate by 1%.
(*5)	Changes of fair value are measured by increasing or decreasing the discount rate by 10%, which is major unobservable variable, respectively.

(5)	Fair value and carrying amount of financial assets and liabilities that are recorded at amortized cost are as follows (Unit: Korean Won in millions):

	March 31, 2018
	Fair value				Book value
	Level 1	Level 2	Level 3	Total
Financial assets:
Securities at amortized cost	1,269,228	15,531,601	—	16,800,829	16,831,342
Loans and other financial assets at amortized cost	—	—	277,475,813	277,475,813	278,109,106
Financial liabilities:
Deposits due to customers	—	237,361,067	—	237,361,067	237,497,139
Borrowings	—	13,938,136	—	13,938,136	13,935,114
Debentures	—	26,989,332	—	26,989,332	27,091,625
Other financial liabilities	—	22,427,494	—	22,427,494	22,451,144

	December 31, 2017
	Fair value				Book value
	Level 1	Level 2	Level 3	Total
Financial assets:
HTM financial assets	1,206,292	15,509,387	—	16,715,679	16,749,296
Loans and receivables	—	—	265,570,649	265,570,649	267,106,204
Financial liabilities:
Deposits due to customers	—	234,682,775	—	234,682,775	234,695,084
Borrowings	—	14,754,506	—	14,754,506	14,784,706
Debentures	—	27,889,781	—	27,889,781	27,869,651
Other financial liabilities	—	13,890,789	—	13,890,789	13,892,461

The fair values of financial instruments are measured using quoted market price in active markets. In case there is no active market for financial instruments, the Group determines the fair value using valuation methods. Valuation methods and input variables for financial assets and liabilities that are measured at amortized costs are given as follows:

	Valuation methods	Input variables
Securities at amortized cost(HTM financial assets in previous year)

The fair value is measured by discounting the projected cash flows of debt securities by applying the market discount rate that has been applied to a proxy company that has similar credit rating to the issuers of the securities.

Risk-free market rate and credit spread
Loans and other financial assets at amortized cost (Loans and receivables in previous year)

The fair value is measured by discounting the projected cash flows of loan products by applying the market discount rate that has been applied to a proxy company that has similar credit rating to the debtor.

Risk-free market rate, credit spread and prepayment-rate
Deposits due to customers, borrowings, debentures and other financial liabilities	The fair value is measured by discounting the projected cash flows of debt products by applying the market discount rate that is reflecting credit rating of the Group.	Risk-free market rate and forward rate

12.	DERECOGNITION AND OFFSET OF FINANCIAL INSTRUMENTS

(1)	Derecognition of financial assets

1)	Transferred financial assets that do not meet the condition of derecognition

a)	Disposal of securities under repurchase agreements

The financial instruments that were disposed but the Group agreed to repurchase at the fixed amounts at the same time, so that they did not meet the conditions of derecognition, are as follows (Unit: Korean won in millions):

		March 31, 2018	December 31, 2017
Assets transferred	Financial assets at FVTOCI	10,004	—
	AFS financial assets	—	9,998
	Securities at amortized cost	5,440	—
	HTM financial assets	—	5,436

	Total	15,444	15,434

Related liabilities	Bonds sold under repurchase agreements	2,570	3,173

b)	Securities loaned

When the Group loans its securities to outside parties, the legal ownerships of the securities are transferred; however, they should be returned at the end of lending period. Therefore, the Group does not derecognize them from the financial statements as it owns majority of risks and benefits from the securities continuously, regardless of the transfer of legal ownership. The carrying amounts of the securities loaned are as follows (Unit: Korean won in millions):

		March 31, 2018	December 31, 2017	Loaned to
Financial assets at FVTOCI	Industrial and financial debt securities and others	90,346	—	Korea Securities Finance Corporation
AFS financial assets	Korean treasury and government agencies and others	—	170,256	Korea Securities Finance Corporation and others

	Total	90,346	170,256

The details of the transferred financial assets that are not derecognized in their entirety, such as disposal of securities under repurchase agreement or securities loaned, are explained in Note 18.

(2)	The offset of financial assets and liabilities

The Group possesses both the uncollected domestic exchange receivables and the unpaid domestic exchange payable, which satisfy offsetting criteria of IAS 32. Therefore, the total number of uncollected domestic exchange receivables or unpaid domestic exchange payable has been countervailed with part of unpaid domestic exchange payable or uncollected domestic exchange receivables and has been disclosed in loans and other financial assets at amortized cost (loans and receivables in previous year) or other financial liabilities of the Group’s statements of financial position.

The Group possesses the derivative assets, derivative liabilities, receivable spot exchange and payable spot exchange that do not satisfy the offsetting criteria of IAS 32, but provide the Group under the circumstances of the trading party’s defaults, insolvency or bankruptcy, the right of offsetting. Item such as cash collateral cannot satisfy the offsetting criteria of IAS 32, but in accordance with the collateral arrangements and under the circumstances of the trading party’s default, insolvency or bankruptcy, the derivative assets, derivative liabilities, receivable spot exchange and net amount of payable spot exchange can be offset.

The Group has entered into a sale and repurchase agreement and accounted it as a collateralized borrowing. The Group has also entered into a purchase and resale agreement and accounted it as a secured loan. The repurchase and resale agreements can have the offsetting right only under the trading party’s default, insolvency or bankruptcy, which do not satisfy the offsetting criteria of IAS 32. The Group recorded the collateralized borrowing in borrowings and the secured loans in loans and receivables. The Group under the repurchase agreements has offsetting right only upon the counterparty’s default, insolvency or bankruptcy; thus, the repurchase agreements are applied by the TBMA/ISMA Global Master Repurchase Agreement, which does not satisfy the offsetting criteria of IAS 32. The Group disclosed bonds sold (purchased) under repurchase agreements as borrowings (loans and other financial assets at amortized cost (loans and receivables in previous year)).

As of March 31, 2018 and December 31, 2017, the financial instruments to be set off and maybe covered by master netting agreements and similar agreements are given as follows (Unit: Korean won in millions):

	March 31, 2018
	Gross amounts of recognized financial assets	Gross amounts of recognized financial assets set off	Net amounts of financial assets presented	Related amounts not set off in the consolidated statement of financial position		Net amounts
				Netting agreements and others	Cash collateral received
Financial assets:
Derivative assets and others (*1)	2,621,529	—	2,621,529	9,430,201	135,926	983,476
Receivable spot exchange (*2)	7,928,074	—	7,928,074
Bonds purchased under resale agreements (*2)	6,581,269	—	6,581,269	6,581,269	—	—
Domestic exchanges receivable (*2)(*5)	24,139,040	24,015,691	123,349	—	—	123,349

Total	41,269,912	24,015,691	17,254,221	16,011,470	135,926	1,106,825

	March 31, 2018
	Gross amounts of recognized financial liabilities	Gross amounts of recognized financial liabilities set off	Net amounts of financial liabilities presented	Related amounts not set off in the consolidated statement of financial position		Net amounts
				Netting agreements and others	Cash collateral pledged
Financial liabilities:
Derivative liabilities and others (*1)	2,933,028	—	2,933,028	9,383,031	272,708	1,203,368
Payable spot exchange (*3)	7,926,079	—	7,926,079
Bonds sold under repurchase agreements (*4)	2,570	—	2,570	2,570	—	—
Domestic exchanges payable (*3)(*5)	27,598,567	24,015,691	3,582,876	3,579,023	—	3,853

Total	38,460,244	24,015,691	14,444,553	12,964,624	272,708	1,207,221

(*1)	The items include derivatives held for trading, derivatives held for hedging and equity-linked securities.
(*2)	The items are included in loans and other financial assets at amortized cost.
(*3)	The items are included in other financial liabilities.
(*4)	The items are included in borrowings.
(*5)	Certain financial assets and liabilities are presented as net amounts.

	December 31, 2017
	Gross amounts of recognized financial assets	Gross amounts of recognized financial assets set off	Net amounts of financial assets presented	Related amounts not set off in the consolidated statement of financial position		Net amounts
				Netting agreements and others	Cash collateral received
Financial assets:
Derivative assets and others (*1)	2,992,476	1,710	2,990,766	5,787,448	174,415	796,629
Receivable spot exchange (*2)	3,767,726	—	3,767,726
Bonds purchased under resale agreements (*2)	16,859,064	—	16,859,064	16,859,064	—	—
Domestic exchanges receivable (*2)(*5)	39,050,227	38,985,354	64,873	—	—	64,873

Total	62,669,493	38,987,064	23,682,429	22,646,512	174,415	861,502

	December 31, 2017
	Gross amounts of recognized financial liabilities	Gross amounts of recognized financial liabilities set off	Net amounts of financial liabilities presented	Related amounts not set off in the consolidated statement of financial position		Net amounts
				Netting agreements and others	Cash collateral pledged
Financial liabilities:
Derivative liabilities and others (*1)	3,160,217	1,710	3,158,507	5,866,682	157,750	857,961
Payable spot exchange (*3)	3,723,886	—	3,723,886
Bonds sold under repurchase agreements (*4)	3,173	—	3,173	3,173	—	—
Domestic exchanges payable (*3)(*5)	40,284,515	38,985,354	1,299,161	1,293,931	—	5,230

Total	47,171,791	38,987,064	8,184,727	7,163,786	157,750	863,191

(*1)	The items include derivatives held for trading, derivatives for hedging and equity linked securities.
(*2)	The items are included in Loans receivable measured at amortized cost.
(*3)	The items are included in other financial liabilities.
(*4)	The items are included in borrowings.
(*5)	Certain financial assets and liabilities are presented at as net amounts.

13.	INVESTMENTS IN JOINT VENTURES AND ASSOCIATES

(1)	Investments in joint ventures and associates accounted for using the equity method of accounting are as follows (Unit: Korean Won in millions):

		Percentage of		Financial statements as of
		ownership (%)
Joint ventures and Associates	Main business	March 31, 2018	December 31,2017	March 31, 2018
Woori Bank:
Kumho Tire Co., Inc. (*1)(*2)	Manufacturing	14.2	14.2	December 31	(*3)
Woori Service Networks Co., Ltd. (*4)	Freight & staffing services	4.9	4.9	February 28	(*3)
Korea Credit Bureau Co., Ltd. (*5)	Credit information	9.9	9.9	March 31
Korea Finance Security Co., Ltd. (*4)	Security service	15.0	15.0	February 28	(*3)
Chin Hung International Inc. (*2)	Construction	25.3	25.3	February 28	(*3)
Poonglim Industrial Co., Ltd. (*6)(*9)	Construction	—	29.4	—
STX Engine Co., Ltd. (*10)	Manufacturing	29.2	29.2	—
STX Corporation (*1)	Wholesale of non-specialized goods	19.7	19.7	December 31	(*3)
Saman Corporation (*5)	General construction Technology service	9.2	9.2	December 31	(*3)
Dongwoo C & C Co., Ltd. (*6)	Construction	23.2	23.2	—
SJCO Co., Ltd. (*6)	Aggregate transportation and wholesale	26.5	26.5	—
G2 Collection Co., Ltd. (*6)	Wholesale and retail sales	28.9	28.9	—

		Percentage of ownership (%)		Financial statements as of March 31, 2018
Joint ventures and Associates	Main business	March 31, 2018	December 31,2017
The Base Enterprise Co., Ltd. (*6)	Manufacturing	48.4	48.4	—
Kyesan Engineering Co., Ltd. (*6)	Construction	23.2	23.2	—
Good Software Lap Co., Ltd. (*6)	Service	28.9	28.9	—
Wongwang Co., Ltd. (*6)	Wholesale and real estate	29.0	29.0	—
Sejin Construction Co., Ltd. (*6)	Construction	29.6	29.6	—
QTS Shipping Co., Ltd. (*6)	Composite transportation Arrangement	49.4	49.4	—
DAEA SNC Co., Ltd. (*6)	Wholesale and retail sales	24.0	24.0
ARES-TECH Co., Ltd. (*6)	Electronic component manufacturing	23.4	23.4	—
Reading Doctors Co., Ltd. (*6)	Other service business	35.4	35.4	—
PREXCO Co., Ltd. (*6)	Manufacturing	28.1	28.1	—
Hyunwoo International Co., Ltd. (*6)	Manufacturing	25.9	25.9	—
Jiwon Plating Co., Ltd. (*6)	Plating	20.5	20.5	—
Cultizm Korea LTD Co., Ltd. (*6)	Wholesale and retail sales	31.3	31.3	—
Gil Co.,Ltd. (*6)	Manufacturing	26.1	26.1	—
NK Eng Co., Ltd. (*6)	Manufacturing	23.1	23.1	—
Youngdong Sea Food Co., Ltd. (*6)(*7)	Processed sea food manufacturing	24.0	—	—
Woori Growth Partnerships New Technology Private Equity Fund	Other financial business	23.1	23.1	March 31
2016KIF-IMM Woori Bank Technology Venture Fund	Other financial business	20.0	20.0	March 31
K BANK Co., Ltd. (*5)	Finance	13.0	13.0	February 28	(*3)
Smart Private Equity Fund No.2	Other financial business	20.0	20.0	March 31
Woori Bank-Company K Korea Movie Asset Fund	Other financial business	25.0	25.0	March 31
Well to Sea No. 3 Private Equity Fund	Finance	50.0	50.0	December 31	(*3)
Partner One Value Up I Private Equity Fund (*8)	Other financial business	23.3	—	March 31
Nomura-Rifa Private Real Estate Investment Trust No.17	Other financial business	25.0	25.0	March 31

(*1)	The Group has significant influence on these entities through its position in the creditors’ council which is the decision making body regarding to financial and operational policies of associates.
(*2)	The investments in associates that have quoted market prices are Kumho Tire Co., Ltd. (current period: KRW 4,615, previous year: KRW 4,425), Chin Hung International Inc. (current period: KRW 1,950, previous year: KRW 1,915).
(*3)	The significant transactions and events between the end of reporting period of the associates and the Group have been properly incorporated.
(*4)	Most of the significant business transactions of associates are with the Group as of March 31, 2018 and December 31, 2017.
(*5)	The Group can participate in decision-making body and exercise significant influence over associates through business partnerships.
(*6)	The carrying values of investments in associates are nil as of March 31, 2018 and December 31, 2017.
(*7)	As of December 31, 2017, the ownership ratio of the common stocks was more than 20%, but the entity was excluded from investments in associates because it has been under rehabilitation and not able to exercise significant influence. However, as of March 31, 2018, it was included in investments in associates by finalizing rehabilitation process by the court administration.
(*8)	Due to capital contribution by the Group for the three months ended March 31, 2018, the entities has been included in the investment in associates.
(*9)	The Group does not have significant influence over the entity since it is going through work-out process under receivership, thus it is excluded from the investment in associates for the three months ended March 31, 2018.
(*10)	The shares of STX Engine Co., Ltd. owned by the Group were reclassified as assets held for sale, as the creditor financial institutions committee entered into a contract with UAMCO during the previous year to sell STX Engine Co., Ltd. shares.

(2)	Changes in the carrying value of investments in joint ventures and associates accounted for using the equity method of accounting are as follows (Unit: Korean Won in millions):

	For the three months ended March 31, 2018
	Acquisition cost	January 1, 2018	Share of profits (losses)	Acquisi- tion	Disposal and others	Dividends	Change in Capital	March 31, 2018
Kumho Tires Co., Inc.	175,652	98,933	(8,927)	—	—	—	(6,765)	83,241
Woori Service Networks Co., Ltd.	108	158	(35)	—	—	—	—	123
Korea Credit Bureau Co., Ltd.	3,313	5,816	323	—	—	(113)	—	6,026
Korea Finance Security Co., Ltd.	3,267	3,519	64	—	—	(54)	1	3,530
Chin Hung International Inc.	130,779	45,101	231	—	—	—	112	45,444
Poonglim Industrial Co., Ltd.	13,916	—	—	—	—	—	—	—
STX Corporation	50,760	6,947	(1,668)	—	—	—	(142)	5,137
Saman Corporation	8,521	1,254	(18)	—	—	—	34	1,270
Woori Growth Partnerships New Technology Private Equity Fund	28,833	27,611	(193)	—	(708)	—	—	26,710
2016KIF-IMM Woori Bank Technology Venture Fund	6,840	6,840	—	3,660	—	—	—	10,500
K BANK Co., Ltd.	45,392	31,735	(2,820)	—	—	—	19	28,934
Smart Private Equity Fund No.2	3,000	2,932	(10)	—	—	—	—	2,922
Woori Bank-Company K Korea Movie Asset Fund	3,000	2,957	(101)	—	—	—	—	2,856
Well to Sea No.3 Private Equity Fund	101,992	182,309	4,042	—	(253)	—	787	186,885
Partner One Value Up I Private Equity Fund	10,000	—	—	10,000	—	—	—	10,000
Nomura-Rifa Private Real Estate Investment Trust No.17	1,000	939	(31)	—	—	—	—	908

Total	586,373	417,051	(9,143)	13,660	(961)	(167)	(5,954)	414,486

	For the three months ended March 31, 2017
	Acquisition cost	January 1, 2017	Share of profits (losses)	Acquisi- tion (*)	Disposal and others	Dividends	Change in Capital	Others (*)	March 31, 2017
Woori Blackstone Korea Opportunity No.1 Private Equity Fund	6,881	15,289	(3,391)	—	—	—	—	—	11,898
Kumho Tire Co., Inc.	175,652	200,332	8,637	—	—	—	(1,996)	—	206,973
Woori Service Networks Co., Ltd.	108	145	(26)	—	—	—	—	—	119
Korea Credit Bureau Co., Ltd.	3,313	5,592	(79)	—	—	—	—	—	5,513
Korea Finance Security Co., Ltd.	3,266	3,376	61	—	—	(54)	—	—	3,383
Chin Hung International Inc.	89,725	43,032	(21,017)	41,053	—	—	170	(27,686)	35,552
Poonglim Industrial Co., Ltd.	13,916	—	—	—	—	—	—	—	—
STX Engine Co., Ltd.	92,038	43,036	(1,133)	—	—	—	4,489	—	46,392
SamHo Co., Ltd.	7,492	19,729	2,021	—	—	—	(19)	—	21,731
STX Corporation	42,215	—	(34,339)	8,546	—	—	(74)	28,380	2,513
Saman Corporation	8,521	8,699	(173)	—	—	—	26	—	8,552
Woori Growth Partnerships New Technology Private Equity Fund	13,602	13,118	(183)	2,052	(498)	—	(156)	—	14,333
2016KIF-IMM Woori Bank Technology Venture Fund	1,800	1,800	—	1,860	—	—	—	—	3,660
K BANK Co., Ltd.	32,500	30,442	(2,413)	—	—	—	(142)	—	27,887
Smart Private Equity Fund No.2	3,000	—	(37)	3,000	—	—	—	—	2,963
Woori Bank-Company K Korea Movie Asset Fund	1,500	—	—	1,500	—	—	—	—	1,500
Woori Renaissance Holdings	63,000	54,422	2,657	—	—	(51,107)	—	—	5,972

Total	558,529	439,012	(49,415)	58,011	(498)	(51,161)	2,298	694	398,941

(*)	Changes in investments in joint ventures and associates due to debt-equity swap is 50,300 million Won.

(3)	Summary financial information relating to investments in joint ventures and associates accounted for using the equity method of accounting is as follows (Unit: Korean Won in millions):

	March 31, 2018
	Assets	Liabilities	Operating revenue	Net income (loss)
Kumho Tire Co., Inc.	4,500,924	3,509,514	2,876,420	(124,831)
Woori Service Networks Co., Ltd.	4,592	2,100	2,905	101
Korea Credit Bureau Co., Ltd.	75,425	17,119	17,387	2,198
Korea Finance Security Co., Ltd.	31,482	7,956	10,620	(171)
Chin Hung International Inc.	352,899	269,716	92,925	9,677
STX Corporation	627,542	584,982	1,803,878	334,386
Saman Corporation	88,692	60,017	109,695	(6,295)
Woori Growth Partnerships New Technology Private Equity Fund	116,204	463	2,115	(838)
2016KIF-IMM Woori Bank Technology Venture Fund	50,734	379	2	(376)
K BANK Co., Ltd.	1,476,940	1,255,385	8,678	(12,355)
Smart Private Equity Fund No.2	14,660	51	—	(50)
Woori Bank-Company K Korea Movie Asset Fund	11,425	—	385	325
Well to Sea No.3 Private Equity Fund	5,286,870	4,740,508	267,418	170,829
Partner One Value Up I Private Equity Fund	43,000	—	—	—
Nomura-Rifa Private Real Estate Investment Trust No.17	20,038	16,407	51	(87)

	December 31, 2017
	Assets	Liabilities	Operating revenue	Net income (loss)
Kumho Tire Co., Inc.	5,105,107	3,928,327	2,136,569	(61,748)
Woori Service Networks Co., Ltd.	4,982	1,780	14,887	1,003
Korea Credit Bureau Co., Ltd.	75,504	19,323	68,750	3,580
Korea Finance Security Co., Ltd.	33,915	10,461	55,610	1,071
Chin Hung International Inc.	341,284	259,454	513,285	28,698
Poonglim Industrial Co., Ltd.	241,063	309,925	107,360	(29,812)
STX Corporation	595,348	543,458	1,371,272	342,869
Saman Corporation	98,435	69,929	76,135	(6,096)
Woori Growth Partnerships New Technology Private Equity Fund	120,133	485	1,024	(3,199)
2016KIF-IMM Woori Bank Technology Venture Fund	32,815	380	6	(1,515)
K BANK Co., Ltd.	1,244,270	1,001,121	19,231	(74,403)
Smart Private Equity Fund No.2	14,711	51	1	(340)
Woori Bank-Company K Korea Movie Asset Fund	11,830	2	16	(172)
Well to Sea No.3 Private Equity Fund	5,068,424	4,534,957	131,488	162,743
Nomura-Rifa Private Real Estate Investment Trust No.17	20,265	16,507	62	(242)

(4)	The entities that the Group has not applied equity method of accounting although the Group’s ownership interest is more than 20% as of March 31, 2018 and December 31, 2017, are as follows:

	As of March 31, 2018
Associate (*)	Number of shares owned	Ownership (%)
Poonglim Industrial Co., Ltd.	4,142,782	29.1
Orient Shipyard Co., Ltd.	464,812	21.4
Saenuel Co., Ltd.	3,531	37.4
E Mirae Tech Co., Ltd.	7,696	41.0
Jehin Trading Co., Ltd.	81,610	27.3
The season Co., Ltd.	18,187	30.1
Yuil PESC Co., Ltd.	8,642	24.0
Sinseong Trading Co., Ltd.	2,584	27.2
CL Tech Co., Ltd.	13,759	38.6
Force TEC Co., Ltd.	4,780,907	25.8
Protronics Co., Ltd.	95,921	48.1
Instern Co., Ltd.	14,296	20.1

(*)	Even though the Group’s ownership interest of the entity is more than 20%, the Group does not have significant influence over the entity since it is going through work-out process under receivership, thus it is excluded from the investment in associates.

	As of December 31, 2017
Associate (*)	Number of shares owned	Ownership (%)
Orient Shipyard Co., Ltd.	465,050	21.4%
Saenuel Co., Ltd.	3,531	37.4%
E Mirae Tech Co., Ltd.	7,696	41.0%
Jehin Trading Co., Ltd.	81,610	27.3%
The season Co., Ltd.	18,187	30.1%
Yuil PESC Co., Ltd.	8,642	24.0%
Youngdong Sea Food Co., Ltd.	12,106	24.0%
Sinseong Trading Co., Ltd.	2,584	27.2%
CL Tech Co., Ltd.	13,759	38.6%
Force TEC Co., Ltd.	4,780,907	25.8%
Protronics Co., Ltd.	95,921	48.1%
Instern Co., Ltd.	14,296	20.1%

(*)	Even though the Group’s ownership interest of the entity is more than 20%, the Group does not have significant influence over the entity since it is going through work-out process under receivership, thus it is excluded from the investment in associates.

(5)	As of March 31, 2018 and December 31, 2017, the reconciliations from the net assets of associates based on the ownership ratio of the Group to its corresponding book value of investment in joint ventures and associates are as follows (Unit: Korean Won in millions except for ownership):

	As of March 31, 2018
	Total net asset	Ownership (%)	Ownership portion of net assets	Cost-book value differential and others	Impairment	Intercompany transaction and others	Book value
Kumho Tire Co., Inc. (*)	954,539	14.2	135,077	48,459	(102,843)	2,548	83,241
Woori Service Networks Co., Ltd.	2,492	4.9	123	—	—	—	123
Korea Credit Bureau Co., Ltd.	58,306	9.9	5,780	246	—	—	6,026
Korea Finance Security Co., Ltd.	23,526	15.0	3,530	—	—	—	3,530
Chin Hung International Inc. (*)	83,039	25.3	21,015	24,565	—	(136)	45,444
STX Corporation	42,560	19.7	8,395	24,641	(27,904)	5	5,137
Saman Corporation	28,675	9.2	2,635	5,373	(6,738)	—	1,270
Woori Growth Partnerships New Technology Private Equity Fund	115,741	23.1	26,710	—	—	—	26,710
2016KIF-IMM Woori Bank Technology Venture Fund	50,355	20.0	10,071	—	—	429	10,500
K BANK Co., Ltd.	221,555	13.0	28,734	—	—	200	28,934
Smart Private Equity Fund No.2	14,609	20.0	2,922	—	—	—	2,922
Woori Bank-Company K Korea Movie Asset Fund	11,425	25.0	2,856	—	—	—	2,856
Well to Sea No.3 Private Equity Fund (*)	373,685	50.0	186,751	—	—	134	186,885
Partner One Value Up I Private Equity Fund	43,000	23.3	10,000	—	—	—	10,000
Nomura-Rifa Private Real Estate Investment Trust No.17	3,631	25.0	908	—	—	—	908

(*)	The net asset amount is after reflecting debt-equity swap and others.

	As of December 31, 2017
	Total net asset	Ownership (%)	Ownership portion of net assets	Cost-book value differential and others	Impairment	Intercompany transaction and others	Book value
Kumho Tire Co., Inc. (*)	1,065,421	14.2	150,767	48,459	(102,843)	2,549	98,932
Woori Service Networks Co., Ltd.	3,202	4.9	158	—	—	—	158
Korea Credit Bureau Co., Ltd.	56,181	9.9	5,568	248	—	—	5,816
Korea Finance Security Co., Ltd.	23,454	15.0	3,519	—	—	—	3,519
Chin Hung International Inc. (*)	81,686	25.3	20,671	24,565	—	(136)	45,100
Poonglim Industrial Co., Ltd. (*)	(168,154)	29.4	(49,446)	54,542	(20,504)	15,408	—
STX Corporation	51,890	19.7	10,232	24,614	(27,904)	5	6,947
Saman Corporation	28,506	9.2	2,619	5,373	(6,738)	—	1,254
Woori Growth Partnerships New Technology Private Equity Fund	119,648	23.1	27,611	—	—	—	27,611
2016KIF-IMM Woori Bank Technology Venture Fund	32,435	20.0	6,487	—	—	353	6,840
K BANK Co., Ltd.	243,149	13.0	31,535	—	—	200	31,735
Smart Private Equity Fund No.2	14,660	20.0	2,932	—	—	—	2,932
Woori Bank-Company K Korea Movie Asset Fund	11,828	25.0	2,957	—	—	—	2,957
Well to Sea No.3 Private Equity Fund (*)	364,909	50.0	182,366	—	—	(57)	182,309
Nomura-Rifa Private Real Estate Investment Trust No.17	3,758	25.0	939	—	—	—	939

(*)	The net asset amount is after reflecting debt-equity swap and others.

14.	INVESTMENT PROPERTIES

(1)	Investment properties are as follows (Unit: Korean Won in millions):

	March 31, 2018	December 31, 2017
Acquisition cost	417,539	404,741
Accumulated depreciation	(35,137)	(33,440)

Net carrying value	382,402	371,301

(2)	Changes in investment properties are as follows (Unit: Korean Won in millions):

	For the three months ended December 31
	2018	2017
Beginning balance	371,301	358,497
Acquisition	4,730	342
Disposal	(698)	(463)
Depreciation	(1,006)	(999)
Transfers	8,308	1,938
Foreign currencies translation adjustments	(232)	(250)
Others	—	5,675

Ending balance	382,402	364,740

(3)	Fair value of investment properties is amounting to 432,505 million Won and 396,587 million Won as of March 31, 2018 and December 31, 2017, respectively. The fair value of investment property, based on the assessment that was independently performed by external appraisal agencies, is classified as level 3 on the fair value hierarchy.

(4)	Rental fee earned from investment properties is amounting to 1,166 million Won and 1,170 million Won for the year ended March 31, 2018 and December 31, 2017, respectively.

15.	PREMISES AND EQUIPMENT

(1)	Details of premises and equipment are as follows (Unit: Korean Won in millions):

	March 31, 2018
	Land	Building	Properties for business use	Structures in leased office	Construction in progress	Structures	Total
Acquisition cost	1,477,729	863,973	1,028,126	436,735	67,300	20	3,873,883
Accumulated depreciation	—	(192,038)	(852,543)	(373,607)	—	(17)	(1,418,205)

Net carrying value	1,477,729	671,935	175,583	63,128	67,300	3	2,455,678

	December 31, 2017
	Land	Building	Properties for business use	Structures in leased office	Construction in progress	Structures	Total
Acquisition cost	1,487,278	867,804	1,024,186	429,665	64,559	20	3,873,512
Accumulated depreciation	—	(186,958)	(844,114)	(364,878)	—	(17)	(1,395,967)

Net carrying value	1,487,278	680,846	180,072	64,787	64,559	3	2,477,545

(2)	Details of changes in premises and equipment are as follows (Unit: Korean Won in millions):

	For the three months ended March 31, 2018
	Land	Building	Properties for business use	Structures in leased office	Construction in progress	Structures	Total
Beginning balance	1,487,278	680,846	180,072	64,787	64,559	3	2,477,545
Acquisition	—	2,426	12,683	3,181	2,939	—	21,229
Disposal	—	—	(25)	—	—	—	(25)
Depreciation	—	(6,481)	(17,134)	(11,353)	—	—	(34,968)
Classified to held for sale	(3,481)	(2,245)	—	—	—	—	(5,726)
Foreign currencies translation adjustment	(197)	(171)	(145)	18	(49)	—	(544)
Transfer	(5,871)	(2,437)	—	—	—	—	(8,308)
Others	—	(3)	132	6,495	(149)	—	6,475

Ending balance	1,477,729	671,935	175,583	63,128	67,300	3	2,455,678

	For the three months ended March 31, 2017
	Land	Building	Properties for business use	Structures in leased office	Construction in progress	Structures	Total
Beginning balance	1,488,745	691,699	189,902	68,958	18,717	4	2,458,025
Acquisition	—	2,549	12,400	4,638	5,922	—	25,509
Disposal	—	—	(56)	(247)	(229)	—	(532)
Depreciation	—	(6,501)	(19,226)	(11,189)	—	—	(36,916)
Classified to held for sale	(2,693)	(1,066)	—	—	—	—	(3,759)
Foreign currencies translation adjustments	(828)	(756)	(1,294)	(965)	(397)	—	(4,240)
Transfer	(1,200)	(738)	—	—	—	—	(1,938)
Others	—	(2)	658	4,825	678	—	6,159

Ending balance	1,484,024	685,185	182,384	66,020	24,691	4	2,442,308

16.	INTANGIBLE ASSETS AND GOODWILL

(1)	Details of intangible assets are as follows (Unit: Korean Won in millions):

	March 31, 2018
	Goodwill	Software	Industrial property rights	Development cost	Others	Membership deposit	Total
Acquisition cost	106,493	205,715	1,102	455,411	636,718	27,065	1,432,504
Accumulated amortization	—	(166,562)	(567)	(187,864)	(532,109)	—	(887,102)
Accumulated impairment losses	—	—	—	—	(137)	(6,309)	(6,446)

Net carrying value	106,493	39,153	535	267,547	104,472	20,756	538,956

	December 31, 2017
	Goodwill	Software	Industrial property rights	Development cost	Others	Membership deposit	Total
Acquisition cost	108,707	203,418	1,063	413,296	634,150	27,337	1,387,971
Accumulated amortization	—	(162,746)	(524)	(182,846)	(516,467)	—	(862,583)
Accumulated impairment losses	—	—	—	—	(137)	(6,652)	(6,789)

Net carrying value	108,707	40,672	539	230,450	117,546	20,685	518,599

(2)	Details of changes in intangible assets are as follows (Unit: Korean Won in millions):

	For the three months ended March 31, 2018
	Goodwill	Software	Industrial property rights	Development cost	Others	Membership deposit	Total
Beginning balance	108,707	40,672	539	230,450	117,546	20,685	518,599
Acquisition	—	2,607	39	42,105	2,352	—	47,103
Disposal	—	—	—	—	—	(285)	(285)
Amortization (*)	—	(3,893)	(43)	(5,008)	(15,335)	—	(24,279)
Reversal of impairment losses	—	—	—	—	—	341	341
Foreign currencies translation adjustment	(2,214)	(233)	—	—	(86)	59	(2,474)
Others	—	—	—	—	(5)	(44)	(49)

Ending balance	106,493	39,153	535	267,547	104,472	20,756	538,956

(*)	Amortization of other intangible assets amounting to 11,771 million Won is included in other operating expenses.

	For the three months ended March 31, 2017
	Goodwill	Software	Industrial property rights	Development cost	Others	Membership deposit	Total
Beginning balance	124,803	35,477	313	138,696	164,364	20,086	483,739
Acquisition	105	4,845	32	17,348	4,949	219	27,498
Disposal	—	—	—	—	—	(500)	(500)
Amortization (*)	—	(3,897)	(28)	(5,673)	(15,172)	—	(24,770)
Impairment loss	—	—	—	—	—	(88)	(88)
Foreign currencies translation adjustment	(9,441)	(186)	—	2,819	(1,855)	(146)	(8,809)
Other	(332)	18	—	1,047	(6,111)	(6)	(5,384)

Ending balance	115,135	36,257	317	154,237	146,175	19,565	471,686

(*)	Amortization of other intangible assets amounting to 12,139 million Won is included in other operating expenses.

17.	ASSETS HELD FOR SALE

Assets held for sale are as follows (Unit: Korean Won in millions):

	March 31, 2018	December 31, 2017
Investments in subsidiaries and associates	46,217	46,217
Premises and equipment	8,359	2,407

Total	54,576	48,624

18.	ASSETS SUBJECT TO LIEN AND ASSETS ACQUIRED THROUGH FORECLOSURES

(1)	Assets subjected to lien are as follows (Unit: Korean Won in millions):

		March 31, 2018
		Collateral given to	Amount	Reason for collateral
Loans and other financial assets at amortized cost	Due from banks on time in local currency	DaishinAMC and others	1,500	Collaterals for issuing letter of guarantee and others
	Due from banks in local currency	Samsung Securities Co., Ltd. and others	18,026	Margin deposit for futures or option
	Due from banks in foreign currencies	Korea Investment & Securities Co., Ltd. and others	96,291	Foreign margin deposit for future or option and others
Financial assets at FVTPL	Korean financial institutions’ debt securities and others	Kyobo Life Insurance,.ltd and others	130,492	CSA collateral and others
Financial assets at FVTOCI	Korean debt securities corporate bonds	Korea Securities Depository	10,004	Related to bonds sold under repurchase agreements (*)
	Korean treasury and government agencies bonds and others	The BOK and others	1,610,097	Settlement risk and others
Securities at amortized cost	Korean treasury and government agencies bonds	Korea Securities Depository	5,440	Related to bonds sold under repurchase agreements (*)
	Korean treasury and government agencies bonds and others	The BOK and others	5,839,482	Settlement risk and others
Premises and equipment	Land and building	Credit Counselling & Recovery Service and others	6,103	Leasehold rights and others

		Total	7,717,435

(*)

The Group enters into the repurchase agreements at predetermined price or original sale price added with certain rate of return after the disposal of securities. In this regards, the securities are provided as collaterals, and the purchasers are eligible to dispose or provide them as collateral. Therefore, as such securities have been transferred but have not been derecognized, the Group recognizes the relevant amount as liability (bond sold under repurchase agreements).

		December 31, 2017
		Collateral given to	Amount	Reason for collateral
Loan and receivables	Due from banks on time in local currency	Bank of China and others	6,629	Collaterals for issuing letter of guarantee and others
	Due from banks in local currency	Samsung Securities Co., Ltd. and others	10,809	Margin deposit for futures or option
	Due from banks in foreign currencies	Korea Investment & Securities Co., Ltd. and others	9,136	Foreign margin deposit for future or option and others
Financial assets at FVTPL	Korean financial institutions debt securities and others	Yuanta Securities Co., Ltd. and others	501,523	Substitute securities and others
AFS financial assets	Korean debt securities corporate bonds	Korea Securities Depository and others	9,998	Related to bonds sold under repurchase agreements (*)
	Korean treasury and government agencies bonds and others	The BOK and others	1,570,608	Settlement risk and others
HTM financial assets	Korean treasury and government agencies bonds	Korea Securities Depository	5,436	Related to bonds sold under repurchase agreements (*)
	Korean financial institutions’ debt securities and others	The BOK and others	7,605,292	Settlement risk and others
Premises and equipment	Land and building	Credit Counselling & Recovery Service and others	6,186	Leasehold rights and others

		Total	9,725,617

(*)

The Group enters into the repurchase agreements at predetermined price or original sale price added with certain rate of return after the disposal of securities. In this regards, the securities are provided as collaterals, and the purchasers are eligible to dispose or provide them as collateral. Therefore, as such securities have been transferred but have not been derecognized, the Group recognizes the relevant amount as liability (bond sold under repurchase agreements).

(2)	The carrying amounts of buildings acquired through foreclosure are as follows (Unit: Korean Won in millions):

	March 31, 2018	December 31, 2017
Land	325	332
Buildings	—	44

Total	325	376

(3)	Securities loaned are as follows (Unit: Korean Won in millions):

		March 31, 2018	December 31, 2017	Loaned to
Financial assets at FVTOCI	Korean debt securities Corporate bonds	90,346	—	Korea Securities Finance Corporation
AFS financial assets	Korean treasury and government agencies bonds and others	—	170,256	Korea Securities Finance Corporation and others

	Total	90,346	170,256

Securities loaned are lending of specific securities to borrowers who agree to return the same quantity of the same security at the end of lending period. As the Group does not derecognize these securities, there are no liabilities recognized through such transactions relates to securities loaned.

(4)	Collaterals held that can be disposed and re-subjected to lien regardless of defaults of counterparties

Fair values of collaterals held that can be disposed and re-subjected to lien regardless of defaults of counterparties as of March 31, 2018 and December 31, 2017 are as follows (Unit: Korean Won in millions):

	March 31, 2018
	Fair values of collaterals	Fair values of collaterals were disposed or re-subjected to lien
Securities	6,839,271	—

	December 31, 2017
	Fair values of collaterals	Fair values of collaterals were disposed or re-subjected to lien
Securities	17,671,490	—

19.	OTHER ASSETS

Details of other assets are as follows (Unit: Korean Won in millions):

	March 31, 2018	December 31, 2017
Prepaid expenses	212,971	130,245
Advance payments	14,783	18,363
Non-operative assets	325	376
Others	8,832	9,420

Total	236,911	158,404

20.	FINANCIAL LIABILITIES AT FVTPL

(1)	Financial liabilities at FVTPL are as follows (Unit: Korean won in millions):

	March 31, 2018	December 31, 2017
Financial liabilities at FVTPL	2,703,528	—
Financial liabilities held for trading	—	3,176,113
Financial liabilities designated at FVTPL with fair value option elected	321,443	—
Financial liabilities designated as at FVTPL	—	251,796

Total	3,024,971	3,427,909

(2)	Financial liabilities at FVTPL are as follows (Unit: Korean won in millions):

	March 31, 2018	December 31, 2017
Deposits
Gold banking liabilities	25,218	25,964
Derivative liabilities	2,678,310	3,150,149

Total	2,703,528	3,176,113

(3)	Financial liabilities at FVTPLare as follows (Unit: Korean won in millions):

	March 31, 2018	December 31, 2017
Equity linked securities index:
Equity linked securities index in short position	230,441	160,057
Debentures:
Debentures in local currency	91,002	91,739

Total	321,443	251,796

(4)	Credit risk adjustments to financial liabilities at FVTPL are as follows (Unit: Korean won in millions):

	For the three months ended March31
	2018	2017
Financial liabilities designated as at FVTPL (IFRS 9)	321,443	—
Financial liabilities designated as at FVTPL (IAS 39)	—	632,331
Changes in fair value for credit risk adjustments	(124)	(174)
Accumulated changes in credit risk adjustments	9	185

The adjustment to reflect Group’s credit risk is considered in measuring the fair value of derivatives. The Group’s credit risk is determined by adjusting credit spread observed in credit rating of bank.

(5)	The difference between financial liabilities at FVTPL’s carrying amount and nominal amount at maturity is as follows (Unit: Korean won in millions):

	March 31, 2018	December 31, 2017
Carrying amount	321,443	251,796
Nominal amount at maturity	358,680	255,408

Difference	(37,237)	(3,612)

(6)	Capital fluctuation in financial liabilities at FVTPL (IFRS 9)

Realized cumulative gain or loss designated in other comprehensive income due to derecognition of financial liabilities at FVTPL is as follows (Unit: Korean won in millions):

For the three months ended March31
Equity-linked securities index:	(5)

21.	DEPOSITS DUE TO CUSTOMERS

Details of deposits due to customers by type are as follows (Unit: Korean Won in millions):

	March 31, 2018	March 31, 2017
Deposits in local currency:
Deposits on demand	8,899,752	9,349,070
Deposits at termination	198,009,537	194,292,679
Mutual installment	33,213	34,055
Deposits on notes payables	1,463,284	1,323,679
Deposits on CMA	162,876	164,431
Certificate of deposits	4,257,091	4,436,443
Other deposits	1,418,091	1,451,841

Subtotal	214,243,844	211,052,198

Deposits in foreign currencies	23,286,054	23,682,896
Present value discount	(32,759)	(40,010)

Total	237,497,139	234,695,084

22.	BORROWINGS AND DEBENTURES

(1)	Details of borrowings are as follows (Unit: Korean Won in millions):

	March 31, 2018
	Lenders	Interest rate (%)	Amount
Borrowings in local currency:
Borrowings from The BOK	The BOK	0.5 ~ 0.8	1,427,134
Borrowings from government funds	Small Enterprise And Market Service and others	0.0 ~ 3.5	1,780,176
Others	The Korea Development Bank and others	0.0 ~ 4.0	4,294,780

Subtotal			7,502,090

Borrowings in foreign currencies:
Borrowings in foreign currencies	The Export-Import BOK and others	0.0 ~ 6.5	5,862,259
Offshore borrowings in foreign currencies	JPMORGAN CHASE BANK	2.2	31,995

Subtotal			5,894,254

Bills sold	Others	0.0 ~ 1.2	40,134
Call money	Bank and others	0.0 ~ 2.8	496,115
Bonds sold under repurchase agreements	Other financial institutions	0.6 ~ 12.7	2,570
Present value discount			(49)

Total			13,935,114

	December 31, 2017
	Lenders	Interest rate (%)	Amount
Borrowings in local currency:
Borrowings from The BOK	The BOK	0.5 ~ 0.8	1,404,087
Borrowings from government funds	Small Enterprise And Market Service and others	0.0 ~ 2.9	1,723,340
Others	The Korea Development Bank and others	0.0 ~ 3.2	3,957,421

Subtotal			7,084,848

Borrowings in foreign currencies:
Borrowings in foreign currencies	The Export-Import BOK and others	0.0 ~ 6.8	6,996,551
Offshore borrowings in foreign currencies	Commonwealth Bank	1.8	28,285

Subtotal			7,024,836

Bills sold	Others	0.0 ~ 1.2	36,953
Call money	Bank and others	1.5 ~ 2.7	635,061
Bonds sold under repurchase agreements	Other financial institutions	0.6 ~ 12.7	3,173
Present value discount			(165)

Total			14,784,706

(2)	Details of debentures are as follows (Unit: Korean Won in millions):

	March 31, 2018		December 31, 2017
	Interest rate (%)	Amount	Interest rate (%)	Amount
Face value of bond(*):
Ordinary bonds	1.5 ~ 4.5	21,731,204	1.5 ~ 5.8	22,468,908
Subordinated bonds	3.0 ~ 12.6	4,737,477	3.4 ~ 12.6	4,781,301
Other bonds	1.6 ~ 17.0	649,978	1.6 ~ 17.0	649,615

Subtotal		27,118,659		27,899,824

Discounts on bond		(27,034)		(30,173)

Total		27,091,625		27,869,651

(*)	Included debentures under fair value hedge relationships are 3,020,748 million Won and 3,102,386 million Won as of March 31, 2018 and December 31, 2017, respectively. Also, debentures under cash flow hedge amounting to 699,142 million Won and 699,029 million Won are included as of March 31, 2018 and December 31, 2017.

23.	PROVISIONS

(1)	Details of provisions are as follows (Unit: Korean Won in millions):

	March 31, 2018	December 31, 2017
Asset retirement obligation	67,111	61,872
Provision for guarantee (*1)	181,936	183,247
Provisions for unused commitments	100,329	66,115
Provisions for customer reward credits	44,677	40,445
Other provisions (*2)	58,660	58,791

Total	452,713	410,470

(*1)	Provision for guarantee includes provision for financial guarantee of 66,953 million Won and 71,697 million Won as of March 31, 2018 and December 31, 2017, respectively.
(*2)	Other provisions consist of provision for litigation and others.

(2)	Changes in provision on guarantee and loan commitments are as follows (Unit: Korean won in millions):

1)	Provision on guarantee

	For the three months ended March 31, 2018
	Stage 1	Stage 2	Stage 3	Total
Beginning balance	47,188	18,281	127,511	192,980
Replaced by 12-month expected credit loss	56	(56)	—	—
Replaced with expected credit loss for the entire period	(51)	51	—	—
Replaced credit-impaired financial assets	(17)	(5)	22	—
Provisions used	(4,727)	—	—	(4,727)
Net reversal of unused amount	(2,848)	(530)	(7,258)	(10,636)
Others	4,313	6	—	4,319

Ending balance	43,914	18,281	120,275	181,936

For the three months ended March 31, 2017
Beginning balance	238,117
Provisions provided	397
Provisions used	(6,696)
Reversal of provisions unused	(29,294)
Foreign currencies translation adjustments	(10)
Others	4,377

Ending balance	206,891

2)	Provision on loan commitments

	For the three months ended March 31, 2018
	Stage1	Stage2	Stage3	Total
Beginning balance	75,232	27,875	1,878	104,985
Replaced by 12-month expected credit loss	4,138	(4,079)	(59)	—
Replaced with expected credit loss for the entire period	(1,195)	1,238	(43)	—
Replaced credit-impaired financial assets	(50)	(199)	249	—
Provisions used	(1)	—	—	(1)
Net provision (reversal) of unused amount	(5,595)	510	428	(4,657)
Others	2	—	—	2

Ending balance	72,531	25,345	2,453	100,329

For the three months ended March 31, 2017
Beginning balance	87,909
Provisions provided	252
Provisions used	(52)
Reversal of provisions unused	(14,212)
Foreign currencies translation adjustments	(8)

Ending balance	73,889

(3)	Changes in asset retirement obligation are as follows (Unit: Korean won in millions):

	For the three months ended March 31
	2018	2017
Beginning balance	61,872	58,076
Provisions provided	526	424
Provisions used	(119)	(311)
Amortization	104	83
Reversal of provisions unused	(989)	(727)
Increase in restoration costs and others	5,717	4,323

Ending balance	67,111	61,868

(4)	Changes in other obligation are as follows (Unit: Korean won in millions):

	For the three months ended March 31, 2018
	Provisions for customer reward credits	Other provisions	Total
Beginning balance	40,445	58,791	99,236
Provisions provided	19,099	2,112	21,211
Provisions used	(24,827)	(2,335)	(27,162)
Reversal of unused amount	—	(52)	(52)
Foreign currencies translation adjustments	—	(26)	(26)
Transfer(*)	3,039	—	3,039
Others	6,921	170	7,091

Ending balance	44,677	58,660	103,337

(*)	As the credits of the affiliates were transferred to the Group, the allowance for the provisions for customer reward credits increased for the three months ended March 31, 2018.

	For the three months ended March 31, 2017
	Provisions for customer reward credits	Other provisions	Total
Beginning balance	22,093	22,282	44,375
Provisions provided	17,420	7	17,427
Provisions used	(18,963)	(3,429)	(22,392)
Reversal of unused amount	—	(1,570)	(1,570)
Foreign currencies translation adjustments	—	(2,683)	(2,683)
Transfer(*)	6,427	—	6,427
Others	14	—	14

Ending balance	26,991	14,607	41,598

(*)	As the credits of the affiliates were transferred to the Group, the allowance for the provisions for customer reward credits increased for the three months ended March 31, 2018.

24.	NET DEFINED BENEFIT LIABILITY

The characteristics of the Group’s defined benefit retirement pension plans characteristics are as follows:

Employees and directors with one or more years of service are entitled to receive a payment upon termination of their employment, based on their length of service and rate of pay at the time of termination. The assets of the plans are measured at their fair value at the end of reporting date. The plan liabilities are measured using the projected unit method, which takes account of projected earnings increases, using actuarial assumptions that give the best estimate of the future cash flows that will arise under the plan liabilities.

The Group is exposed to various risks through defined benefit retirement pension plan, and the most significant risks are as follows:

Volatility of asset

The defined benefit obligation was estimated with an interest rate calculated based on blue chip corporate bonds earnings. A deficit may occur if the rate of return of plan assets falls short of the interest rate.

Decrease in profitability of blue chip bonds

A decrease in profitability of blue chip bonds will be offset by some increase in the value of debt securities that the employee benefit plan owns but will bring an increase in the defined benefit obligation.

Risk of inflation

Defined benefit obligations are related to inflation rate; the higher the inflation rate is, the higher the level of liabilities. Therefore, deficit occurs in the system if an inflation rate increases.

(1)	Details of net defined benefit liability are as follows (Unit: Korean Won in millions):

	March 31, 2018	December 31, 2017
Defined benefit obligation	1,142,150	1,071,170
Fair value of plan assets	(990,052)	(1,027,906)

Net defined benefit liability	152,098	43,264

(2)	Changes in the carrying value of defined benefit obligation are as follows (Unit: Korean Won in millions):

	For the three months ended March 31, 2018	For the three months ended March 31, 2017
Beginning balance	1,071,170	984,381
Current service cost	36,225	36,787
Interest expense	7,901	6,572
Remeasurements	69,414	31,876
Foreign currencies translation adjustments	(13)	(139)
Retirement benefit paid	(42,602)	(4,766)
Curtailment or liquidation	—	(6)
Others	55	(806)

Ending balance	1,142,150	1,053,899

(3)	Changes in the plan assets are as follows (Unit: Korean Won in millions):

	For the three months ended March 31, 2018	For the three months ended March 31, 2017
Beginning balance	1,027,906	990,653
Interest income	8,317	7,564
Remeasurements	(4,080)	(3,156)
Employer’s contributions	2	—
Retirement benefit paid	(42,093)	(3,590)
Curtailment or liquidation	—	(6)
Others	—	18,396

Ending balance	990,052	1,009,861

(4)	Plan assets wholly consist of time deposits as of March 31, 2018 and December 31, 2017, respectively. Among plan assets, realized returns on plan assets amount to 4,237 million Won and 4,408 million Won for the three months ended March 31, 2018 and 2017, respectively.

Meanwhile, the contribution expected to be paid in the current accounting year amounts to 125,818 million Won.

(5)	Current service cost, net interest income, loss (gain) on the curtailment or liquidation and remeasurements recognized in the consolidated statements of net income and total comprehensive income are as follows (Unit: Korean Won in millions):

	For the three months ended March 31, 2018	For the three months ended March 31, 2017
Current service cost	36,225	36,787
Net interest income	(416)	(992)

Cost recognized in net income	35,809	35,795

Remeasurements(*)	73,494	35,032

Cost recognized in total comprehensive income	109,303	70,827

(*)	This is an amount before considering the tax effects.

Retirement benefit service costs related to defined contribution plans are recognized 615 million Won and 1,290 million Won for the three months ended March 31, 2018 and 2017, respectively.

(6)	Key actuarial assumptions used in defined benefit liability measurement are as follows:

	March 31, 2018	December 31, 2017
Discount rate	3.33%	3.18%
Future wage growth rate	6.18%	6.18%
Mortality rate	Issued by Korea Insurance Development Institute	Issued by Korea Insurance Development Institute
Retirement rate	Experience rate for each employment classification	Experience rate for each employment classification

(7)	The sensitivity to actuarial assumptions used in the assessment of defined benefit obligation is as follows (Unit: Korean Won in millions):

		March 31, 2018	December 31, 2017
Discount rate	Increase by 1% point	(120,320)	(116,405)
	Decrease by 1% point	141,685	137,151
Future wage growth rate	Increase by 1% point	141,392	136,707
	Decrease by 1% point	(121,834)	(117,765)

25.	OTHER FINANCIAL LIABILITIES AND OTHER LIABILITIES

Other financial liabilities and other liabilities are as follows (Unit: Korean Won in millions):

	March 31, 2018	December 31, 2017
Other financial liabilities:
Accounts payable	10,596,605	4,692,320
Accrued expenses	1,753,606	2,049,861
Borrowings from trust accounts	3,317,982	3,271,817
Agency business revenue	457,777	344,591
Foreign exchange payables	465,576	590,667
Domestic exchange payables	3,601,254	1,309,646
Other miscellaneous financial liabilities	2,260,308	1,635,156
Present value discount	(1,964)	(1,597)

Subtotal	22,451,144	13,892,461

Other liabilities:
Unearned income	186,813	180,664
Other miscellaneous liabilities	152,244	103,317

Subtotal	339,057	283,981

Total	22,790,201	14,176,442

26.	DERIVATIVES

(1)	Derivative assets and derivative liabilities are as follows (Unit: Korean Won in millions):

	March 31, 2018
		Assets		Liabilities
	Nominal amount	For fair value hedge	For trading	For cash flow hedge	For fair value hedge	For trading
Interest rate:
Futures	181,562	—	—	—	—	—
Swaps	137,767,689	39,272	214,118	—	28,256	238,983
Purchase options	590,000	—	12,155	—	—	—
Written options	785,000	—	—	—	—	12,512
Currency:
Futures	524,462	—	—	—	—	—
Forwards	64,937,799	—	824,698	—	—	860,121
Swaps	50,143,713	—	1,368,662	59,080	—	1,347,093
Purchase options	2,467,720	—	43,584	—	—	—
Written options	4,110,567	—	—	—	—	42,935
Equity:
Futures	168,857	—	—	—	—	—
Swaps	282,342	—	6,105	—	—	—
Purchase options	4,545,896	—	142,962	—	—	—
Written options	5,692,891	—	—	—	—	175,995
Others:
Futures	—	—	—	—	—	—
Swaps	6,216	—	585	—	—	569
Purchase options	—	—	—	—	—	—
Written options	5,132	—	—	—	—	102

Total	272,209,846	39,272	2,612,869	59,080	28,256	2,678,310

	December 31, 2017
		Assets		Liabilities
	Nominal amount	For fair value hedge	For trading	For cash flow hedge	For fair value hedge	For trading
Interest rate:
Futures	75,845	—	—	—	—	—
Swaps	130,197,378	59,272	223,935	—	12,103	253,972
Purchase options	630,000	—	12,346	—	—	—
Written options	795,000	—	—	—	—	12,869
Currency:
Futures	318,217	—	—	—	—	—
Forwards	72,526,956	—	1,314,368	—	—	1,375,799
Swaps	48,176,306	—	1,352,924	55,651	—	1,347,905
Purchase options	2,291,154	—	64,267	—	—	—
Written options	4,038,237	—	—	—	—	58,687
Equity:
Futures	91,436	—	—	—	—	—
Swaps	15,000	—	103	—	—	10
Purchase options	5,060,706	—	146,775	—	—	—
Written options	4,504,290	—	—	—	—	99,770
Others:
Futures	—	—	—	—	—	—
Swaps	7,805	—	1,056	—	—	1,037
Purchase options	—	—	—	—	—	—
Written options	5,000	—	—	—	—	100

Total	268,733,330	59,272	3,115,775	55,651	12,103	3,150,149

Derivatives held for trading are classified into financial assets at FVTPL (Note 7) and financial liabilities at FVTPL (Note 20), and derivatives held for hedging are presented as a separate line item in the consolidated statements of financial position.

(2)	Overview of the Group’s hedge accounting

1)	Fair value hedge

As of the current period end, the Group has applied fair value hedge on fixed interest rate foreign currency denominated debentures amounting to 3,020,748 million Won. The purpose of the hedging is to avoid fair value volatility risk of fixed interest rate foreign currency denominated debentures derived from fluctuations of market interest rate, and as such the Group entered into interest rate swap agreements designated as hedging instruments.

The Group entered into interest rate swap agreements to manage its exposure to interest rate risk and designated as hedging instruments. Pursuant to the interest rate swap agreement, hedge ratio is determined by matching the nominal value to the face value of the hedging instrument.

In this hedging relationship, only the market interest rate fluctuation, which is the most significant part of the fair value change of the hedged item, is designated as the hedged risk, and other risk factors including credit risk are not included in the hedged risk. Therefore, the ineffective portion of the hedge could arise from fluctuations in the timing of the cash flow of the hedged item, the change in the total amount and price of the hedged item, or significant credit risk fluctuation of either party of the hedged item.

The interest rate swap agreements and the hedged items are subject to fluctuations in the underlying market rate of interest and the Group expects the value of the interest rate swap contract and the value of the hedged item to generally change in the opposite direction.

The fair value of the interest rate swap at the end of the reporting period is determined by discounting future cash flows estimated using the yield curve at the end of the reporting period and the credit risk embedded in the contract and the average interest rate is determined based on the outstanding balance at the end of the reporting period. The variable interest rate applied to the interest rate swap is USD Libor 3M (6M) plus spread. In accordance with the terms of each interest rate swap contract designated as a hedging instrument, the Group receives interest at a fixed interest rate and pays interest at a variable interest rate.

2)	Cash Flow Hedge

As of the current period end, the Group has applied Cash Flow hedge on foreign currency denominated bonds amounting to 699,147 million Won. The purpose of the hedging is to avoid cash flow volatility risk of foreign currency denominated bonds derived from fluctuations of exchange rate, and as such the Group entered into currency swap agreements designated as hedging instruments.

(3)	The nominal amounts of the hedging instrument as of March 31, 2018 are as follows (Unit: USD, SGD):

	1 year or less	1 year to 5 years	More than 5 years	Total
Fair value hedging derivatives
Interest rate swap	500,000,000	1,350,000,000	1,000,000,000	2,850,000,000
Cash flow hedge
Currency swap(USD)	—	500,000,000	—	500,000,000
Currency swap(SGD)	—	204,000,000	—	204,000,000

(4)	The average interest rate and average currency rate of the hedging instrument as of March 31, 2018 is as follows:

Average interest rate and average currency rate
Fair value hedging derivatives
Interest rate swaps	Fixed 3.98% receipt and 3.93% floating paid
Cash flow hedge
Currency swap(USD)	USD 2.46% receipt, KRW 1.91% paid, USD/KRW =1,173 Won
Currency swap(SGD)	SGD 1.91% receipt, KRW 1.98% paid, SGD/KRW = 828 Won

(5)	The amounts related to items designated as hedging instruments as of March 31, 2018 are as follows (Unit: Korean Won in millions, USD, SGD):

		Carrying amounts of the hedging instrument
	Nominal amounts of the hedging instrument	Assets	Liabilities	Line item in the statement of financial position where the hedging instrument is located	Changing in fair value used for calculating hedge ineffectiveness
Fair value hedge Interest rate swaps	USD 2,850,000,000	39,272	28,256	Derivative assets, Derivative liabilities	(46,650)
Cash flow hedge Currency swap	USD 500,000,000 SGD 204,000,000	—	59,080	Derivative liabilities	(4,723)

(6)	Details of carrying amount to hedge and amount due to hedge accounting are as follows (Unit: Korean won in millions):

	Carrying amounts of the hedging item		Accumulated amount of fair value hedge adjustments on the hedged item included in the carrying amount of the hedged item		Line item in the statement of financial position in which the hedged item is included	Changing in fair value used for calculating hedge ineffectiveness	Cash flow hedge reserve (*)
	Assets	Liabilities	Assets	Liabilities
Fair value hedging Interest rate swap	—	3,020,748	—	(79,382)	debentures	47,594	—
Cash flow hedge Currency swap	—	699,147	—	—	debentures	4,725	(2,649)

(*)	Amount after tax deduction

(7)	Amounts recognized in profit or loss due to the ineffective portion of fair value hedges during the current quarter are as follows (Unit: Korean won in millions):

		Hedge ineffectiveness recognized in profit or loss	Line item in the profit or loss that includes hedge ineffectiveness
Fair value hedge	Interest rate risk	944	Other net operating income(expense)

(8)	Reclassification of profit or loss from other comprehensive income and equity related to cash flow hedges is as follows (Unit: Korean won in millions):

		Changes in the value of hedging instruments recognized in cash flow hedge reserve	Hedge ineffectiveness recognized in profit or loss	Line item in the profit or loss that includes hedge ineffectiveness	Amounts reclassified from cash flow hedge reserve to profit or loss	Line item affected in profit or loss because of the reclassification
Cash flow hedge	Currency risk	(4,725)	2	Other net operating income(expense)	—	Other net operating income(expense)

27.	DEFERRED DAY 1 PROFITS OR LOSSES

Changes in deferred day 1 profits or losses are as follows (Unit: Korean Won in millions):

	For the three months ended March 31
	2018	2017
Beginning balance	7,416	13,422
New transactions	17,443	500
Amounts recognized in profits or losses	(1,004)	(2,315)

Ending balance	23,855	11,607

In case some variables to measure fair values of financial instruments are not observable or available in the market, valuation techniques are utilized to evaluate such financial instruments. Those financial instruments are recorded at the fair value produced by the valuation techniques as at the time of acquisition, even though there are difference noted between the transaction price and the fair value. The table above presents the difference yet to be realized as profit or losses.

28.	CAPITAL STOCK AND CAPITAL SURPLUS

(1)	The number of authorized shares and others are as follows:

	March 31, 2018	December 31, 2017
Authorized shares of common stock	5,000,000,000 Shares	5,000,000,000 Shares
Par value	5,000 Won	5,000 Won
Issued shares of common stock	676,000,000 Shares	676,000,000 Shares
Capital stock	3,381,392 million Won	3,381,392 million Won

(2)	There is no change to be disclosed in numbers of issued and outstanding shares of common stock for the three months ended March 31, 2018 and 2017.

(3)	Details of capital surplus are as follows (Unit: Korean Won in millions):

	March 31, 2018	December 31, 2017
Capital in excess of par value	269,533	269,533
Other capital surplus	16,350	16,347

Total	285,883	285,880

29.	HYBRID SECURITIES

The bond-type hybrid securities classified as owner’s equity are as follows (Unit: Korean Won in millions):

	Issue date	Maturity	Interest rate (%)	March 31, 2018	December 31, 2017
Securities in local currency	June 20, 2008	June 20, 2038	7.7	255,000	255,000
	April 25, 2013	April 25, 2043	4.4	500,000	500,000
	November 13, 2013	November 13, 2043	5.7	200,000	200,000
	December 12, 2014	December 12, 2044	5.2	160,000	160,000
	June 3, 2015	June 3, 2045	4.4	240,000	240,000
Securities in foreign currencies	June 10, 2015	June 10, 2045	5.0	559,650	559,650
	September 27, 2016	—	4.5	553,450	553,450
	May 16, 2017	—	5.3	562,700	562,700
Issuance cost				(12,912)	(12,912)

Total				3,017,888	3,017,888

The hybrid securities mentioned above are either without a maturity date or its maturity can be extended indefinitely at the maturity date without change of terms. Further, if a resolution is passed not to pay dividends on common stock, interest payments on the hybrid securities may be skipped.

30.	OTHER EQUITY

(1)	Details of other equity are as follows (Unit: Korean Won in millions):

	March 31, 2018	December 31, 2017
Accumulated other comprehensive income:
Net gain or loss on valuation of financial assets at FVTOCI	(55,663)	—
Gain on valuation of AFS financial assets	—	301,930
Net gain or loss on financial liabilities at FVTOCI due to own credit risk	(6)	—
Share of other comprehensive loss of joint ventures and associates	(3,547)	(1,251)
Loss on foreign currency translation of foreign operations	(242,398)	(242,700)
Remeasurement loss related to defined benefit plan	(205,750)	(152,624)
Gain on valuation of cash flow hedges	(2,649)	777
Equity related to non-current assets held for sale	4,145	4,145

Subtotal	(505,868)	(89,723)

Treasury shares	(34,113)	(34,113)
Other capital adjustments	(1,607,280)	(1,815,438)

Total	(2,147,261)	(1,939,274)

(2)	Changes in the accumulated other comprehensive income are as follows (Unit: Korean Won in millions):

	For the three months ended March 31, 2018
	Beginning balance	Increase (decrease)(*)	Reclassif- ication adjustments(*)	Income tax effect	Ending balance
Gain (loss) on valuation of AFS financial assets	(88,906)	43,910	1,943	(12,610)	(55,663)
Net gain or loss on financial liabilities at FVTOCI due to own credit risk	(96)	124	—	(34)	(6)
Share of other comprehensive loss of joint ventures and associates	(2,656)	(1,228)	—	337	(3,547)
Loss on foreign currency translation of foreign operations	(242,806)	563	—	(155)	(242,398)
Remeasurement gain (loss) related to defined benefit plan	(152,358)	(73,645)	—	20,253	(205,750)
Gain (loss) on valuation of cash flow hedges	777	(4,725)	—	1,299	(2,649)
Transfer to non-current assets held for sale	4,145	—	—	—	4,145

Total	(481,900)	(35,001)	1,943	9,090	(505,868)

(*)	For the change in gain (loss) on valuation of financial assets at FVTOCI, “increase (decrease)” represents change due to the valuation during the period and “reclassification adjustments” represent disposal on financial assets at FVTOCI.

	For the three months ended March 31, 2017
	Beginning balance	Increase (decrease)(*)	Reclassif- ication adjustments(*)	Income tax effect	Ending balance
Gain (loss) on valuation of AFS financial assets	386,981	5,822	11,715	(4,757)	399,761
Share of other comprehensive income (loss) of joint ventures and associates	(1,863)	2,298	—	(594)	(159)
Gain (loss) on foreign currency translation of foreign operations	(48,353)	(123,762)	—	30,792	(141,323)
Remeasurement of the net defined benefit liability	(163,397)	(34,991)	—	8,470	(189,918)
Gain (loss) on valuation of cash flow hedges	—	(1,100)	—	247	(853)

Total	173,368	(151,733)	11,715	34,158	67,508

(*)	For the change in gain (loss) on valuation of AFS financial assets, “increase (decrease)” represents change due to the valuation during the period, and “reclassification adjustments” explains disposal or recognition of impairment losses on AFS financial assets.

31.	RETAINED EARNINGS

(1)	Details of retained earnings are as follows (Unit: Korean Won in millions):

		March 31, 2018	December 31, 2017
Legal reserve	Earned surplus reserve	1,857,754	1,729,754
	Other legal reserve	46,384	45,668

	Subtotal	1,904,138	1,775,422

Voluntary reserve	Business rationalization reserve	8,000	8,000
	Reserve for financial structure improvement	235,400	235,400
	Additional reserve	7,759,804	7,418,806
	Regulatory reserve for credit loss	2,578,457	2,438,191
	Revaluation reserve	715,860	751,964
	Other voluntary reserve	—	11,700

	Subtotal	11,297,521	10,864,061

Net interest income before acquisition of subsidiary		(1,553)	—
Conversion of loss on disposal of financial assets at FVTOCI to retained earnings		(1,974)	—
Retained earnings before appropriation		2,604,078	2,980,523

Total		15,802,210	15,620,006

i.	Earned surplus reserve

In accordance with the Banking Act, earned surplus reserve are appropriated at least one tenth of the earnings after tax on every dividend declaration, not exceeding the paid in capital. This reserve may not be used other than for offsetting a deficit or transferring to capital.

ii.	Other legal reserve

Other legal reserves were appropriated in the branches located in Japan, Vietnam and Bangladesh according to the banking laws of Japan, Vietnam and Bangladesh, and may be used to offset any deficit incurred in those branches.

iii.	Business rationalization reserve

Pursuant to the Restriction of Special Taxation Act, the Group was previously required to appropriate, as a reserve for business rationalization, amounts equal to tax reductions arising from tax exemptions and tax credits up to December 31, 2001. The requirement was no longer effective from 2002.

iv.	Reserve for financial structure improvement

From 2002 to 2014, the Finance Supervisory Services recommended banks in Korea to appropriate at least 10 percent of net income after accumulated deficit for financial structure improvement, until tangible common equity ratio equals 5.5 percent. But this reserve is not available for payment of cash dividends; however, it can be used to reduce a deficit or be transferred to capital. The reserve and appropriation is an Autonomous judgment matter of the Group since 2015.

v.	Additional

Additional reserve was appropriated for capital adequacy and other management purpose.

vi.	Regulatory reserve for credit loss

In accordance with Article 29 of the Regulation on Supervision of Banking Business (“RSBB”), if provisions for credit loss under IFRS for the accounting purpose are lower than provisions under RSBB, the Group discloses such short fall amount as regulatory reserve for credit loss.

vii.	Revaluation reserve

Revaluation reserve is the amount of limited dividends set by the board of directors to be the recognized as complementary capital when the gain or loss occurred in the property revaluation by adopting IFRS.

(2)	Changes in retained earnings are as follows (Unit: Korean Won in millions):

	For the three months ended March 31
	2018	2017
Beginning balance	15,797,097	14,611,566
Net attributable to owners	589,736	637,473
Dividends on common stock	(336,636)	(269,308)
Dividends on hybrid securities	(37,855)	(49,266)
Conversion to retained earnings and others	(210,132)	—

Ending balance	15,802,210	14,930,465

32.	REGULATORY RESERVE FOR CREDIT LOSS

In accordance with Paragraph 1 and 2 of Article 29 of the Regulation on the Supervision of Banking Business (“RSBB”), if the estimated provisions for credit loss under IFRS for the accounting purpose are lower than those in accordance with the provisions under the RSBB, the Group shall disclose the difference as the planned regulatory reserve for credit loss.

(1)	Balance of the planned regulatory reserve for credit loss is as follows (Unit: Korean Won in millions):

	March 31, 2018	December 31, 2017
Beginning balance	2,578,457	2,438,191
Planned provision of regulatory reserve(reversal) for credit loss	(213,068)	140,266

Ending balance	2,365,389	2,578,457

(2)

Planned reserves provided, adjusted net income after the planned reserves provided and adjusted earnings per share after the planned reserves provided are as follows (Unit: Korean Won in millions, except for earnings per share amount):

	For the three months ended March 31
	2018	2017
Net income	594,520	642,731
Provision of regulatory reserve for credit loss(*)	50,018	1,549
Adjusted net income after the provision of regulatory reserve	544,502	641,182
Adjusted EPS after the provision of regulatory reserve (Unit: Korean Won)	753	880

(*)

The amount of reserve for credit loss for the three months ended March 31, 2018 is calculated considering only the change in the reserve for credit loss after the accounting policy change due to adoption of IFRS 9. Therefore, the effect of reducing the reserve for credit losses due to changes in accounting policies was excluded.

33.	DIVIDENDS

At the shareholders’ meeting on March 23, 2018, dividend payment for the year ended December 31, 2017 amounting to 336,636 million Won (500 Won per share) was approved.

34.	NET INTEREST INCOME

(1)	Interest income recognized are as follows (Unit: Korean Won in millions):

	For the three months ended March 31
	2018	2017
Financial assets at FVTPL (IFRS 9)	15,170	—
Financial assets at FVTPL (IAS 39)	—	13,732
Financial assets at FVTOCI	57,276	—
AFS financial assets	—	76,400
Securities at amortized cost	81,202	—
HTM financial assets	—	74,983
Financial assets at amortized cost:
Interest on due from banks	33,138	—
Interest on loans	2,081,206	—
Interest of other receivables	6,755	—

Subtotal	2,121,099	—

Loans and receivables:
Interest on due from banks	—	21,221
Interest on loans	—	1,888,649
Interest of other receivables	—	8,791

Subtotal	—	1,918,661

Total	2,274,747	2,083,776

(2)	Interest expense recognized are as follows (Unit: Korean Won in millions):

	For the three months ended March 31
	2018	2017
Interest on deposits due to customers	654,957	588,333
Interest on borrowings	59,410	57,882
Interest on debentures	172,058	151,359
Other interest expense	21,171	23,458

Total	907,596	821,032

35.	NET FEES AND COMMISSIONS INCOME

(1)	Details of fees and commissions income recognized are as follows (Unit: Korean Won in millions):

	For the three months ended March 31
	2018	2017
Fees and commissions received (*)	177,754	172,634
Fees and commissions received for provision of guarantee	15,603	15,789
Fees and commissions received on project financing	6,417	1,720
Fees and commissions received on credit card	273,577	258,679
Fees and commissions received on securities	26,471	20,510
Other fees and commissions received	57,784	38,280

Total	557,606	507,612

(*)

Fees and commissions received include fees income from agency commission, fees income from electronic finance, fees income related to loan, fees for import letter of credit dealing, commission received on foreign exchange and others.

(2)	Details of fees and commissions expense incurred are as follows (Unit: Korean Won in millions):

	For the three months ended March 31
	2018	2017
Fees and commissions paid	39,334	31,237
Credit card commissions	211,317	200,074
Brokerage commissions	334	227
Others	1,313	1,122

Total	252,298	232,660

36.	DIVIDEND INCOME

(1)	Details of dividend income recognized are as follows (Unit: Korean Won in millions):

	For the three months ended March 31
	2018	2017
Financial assets at FVTPL (IFRS 9)	19,650	—
Financial assets at FVTPL (IAS 39)	—	143
Financial assets at FVTOCI	15,903	—
AFS financial assets	—	39,685

Total	35,553	39,828

(2)	Details of dividends related to Financial assets at FVTOCI for the three months ended March 31 are as follows (Unit: Korean won in millions):

2018
Dividend income recognized from assets held as of March 31, 2018:
Equity securities	15,903
Dividend income recognized in assets derecognized on March 31:	—

Total	15,903

37.	NET GAIN OR LOSS ON FINANCIAL INSTRUMENTS AT FVTPL

(1)	Details of gains or losses related to net gain or loss on financial instruments at FVTPL are as follows (Unit: Korean won in millions):

	For the three months ended March 31
	2018	2017
Gain on financial assets at FVTPL	44,030	—
Losses on financial assets held for trading	—	(96,452)
Gain on financial instruments designated at FVTPL	5,300	—
Losses on financial assets designated as at FVTPL	—	(62,023)

Total	49,330	(158,475)

(2)	Details of net gain or loss on financial instruments at FVTPL and financial assets held for trading are as follows (Unit: Korean won in millions):

			For the three months ended March 31
			2018	2017
Financial assets at	Securities	Gain on valuation	44,879	4,840
FVTPL		Gain on disposals	3,492	5,924
(financial assets		Loss on valuation	(11,838)	(3,726)
held for trading)		Loss on disposals	(1,699)	(749)

		Subtotal	34,834	6,289

	Loans and receivables	Gain on valuation	2,818	—
		Loss on valuation	(20)	—

		Subtotal	2,798	—

	Other financial assets	Gain on valuation	1,741	1,576
		Gain on disposals	262	119
		Loss on valuation	(1,873)	(1,619)
		Loss on disposals	(72)	(23)

		Subtotal	58	53

	Total of financial instruments held for trading		37,690	6,342

Derivatives (for trading)	Interest rates derivatives	Gain on transactions and valuation	368,990	231,712
		Loss on transactions and valuation	(347,144)	(223,564)

		Subtotal	21,846	8,148

	Currencies derivatives	Gain on transactions and valuation	988,952	3,867,771
		Loss on transactions and valuation	(1,002,956)	(4,048,664)

		Subtotal	(14,004)	(180,893)

	Equity derivatives	Gain on transactions and valuation	133,652	210,625
		Loss on transactions and valuation	(134,775)	(140,435)

		Subtotal	(1,123)	70,190

	Other derivatives	Gain on transactions and valuation	648	10,017
		Loss on transactions and valuation	(1,027)	(10,256)

		Subtotal	(349)	(239)

	Total of derivatives(for trading)		6,340	(102,794)

	Total		44,030	(96,452)

(3)	Details of net gain or loss on financial instruments at FVTPL are as follows (Unit: Korean won in millions):

	For the three months ended March 31
	2018	2017
Gain on equity-linked securities
Loss on disposals of equity-linked securities	(331)	(12,191)
Gain (loss) on valuation of equity-linked securities	4,978	(49,047)

Subtotal	4,647	(61,238)

Gain on other securities:
Gain on valuation of other securities	—	98
Gain (loss) on other financial instruments:
Gain (loss) on valuation of other financial instruments	653	(883)

Total	5,300	(62,023)

38.	NET GAIN OR LOSS ON FINANCIAL ASSETS AT FVTOCI AND AFS FINANCIAL ASSETS

Details of net gain or loss on financial assets at FVTOCI and AFS financial assets recognized are as follows (Unit: Korean won in millions):

	For the three months ended March 31
	2018	2017
Gains on redemption of securities	5	327
Gains on transaction of securities	807	21,243
Impairment losses on securities	—	(5,785)

Total	812	15,785

39.	IMPAIRMENT LOSSES DUE TO CREDIT LOSS

Impairment losses on loans and receivables, guarantees and loan commitment recognized for credit loss are as follows (Unit: Korean Won in millions):

	For the three months ended March 31
	2018	2017
Reversal of credit loss on financial assets at financial assets at FVTOCI	216	—
Reversal of credit loss on securities at amortized cost losses	9	—
Provision for credit loss on loans and other financial assets at amortized cost	(137,753)	—
Impairment losses due to credit loss	—	(122,134)
Reversal of provision on guarantee	10,636	28,897
Reversal of provision on loan commitment	4,657	13,960

Total	(122,235)	(79,277)

40.	GENERAL ADMINISTRATIVE EXPENSES AND OTHER NET OPERATING INCOME (EXPENSES)

(1)	General and administrative expenses recognized are as follows (Unit: Korean Won in millions):

			For the three months ended March 31
			2018	2017
Employee benefits	Short term employee benefits	Salaries Employee benefits	303,018	328,157
			104,694	99,430
	Retirement benefit service costs		36,326	37,085

	Subtotal		444,038	464,672

Depreciation and amortization			47,476	49,547
Other general and administrative expenses	Rent		79,580	80,411
	Taxes and dues		29,110	29,101
	Service charges		52,163	48,807
	Computer and IT related		21,877	14,388
	Telephone and communication		16,910	15,479
	Operating promotion		10,429	11,050
	Advertising		6,685	7,446
	Printing		1,964	2,142
	Traveling		3,355	3,104
	Supplies		1,486	1,600
	Insurance premium		2,041	2,213
	Reimbursement		938	4,467
	Maintenance		4,355	3,551
	Water, light and heating		4,394	4,263
	Vehicle maintenance		2,215	2,362
	Others		10,668	9,667

	Subtotal		248,170	240,051

	Total		739,684	754,270

(2)	Other operating income recognized is as follows (Unit: Korean Won in millions):

	For the three months ended March 31
	2018	2017
Gain on transaction of foreign exchange	690,152	1,079,690
Gain on disposals of loans and receivables (*1)	—	186,999
Gain related to derivatives	2,570	64
Gain on fair value hedged items	47,694	18,954
Other (*2)	15,781	62,855

Total	756,197	1,348,562

(*1)

Gain on disposal of loan and receivables occurred for the three month ended March 31, 2017 was presented into a separate account for gain related to financial assets at amortized cost in accordance with the adoption of IFRS 9.

(*2)

Other income includes such income amounting to 28,800 million Won for the three months ended March 31, 2017 that the Group recognized for it is to receive from other creditor financial institutions in accordance with the creditor financial institutions committee agreement.

(3)	Other operating expenses recognized are as follows (Unit: Korean Won in millions):

	For the three months ended March 31
	2018	2017
Loss on transaction of foreign exchange	611,377	840,024
KDIC deposit insurance fees	77,180	73,110
Contribution to miscellaneous funds	72,932	72,335
Loss on disposals of loans and receivables(*1)	—	68
Loss related to derivatives	49,307	47,572
Loss on fair value hedged items	—	26
Others (*2)	41,864	36,970

Total	852,660	1,070,105

(*1)	Loss on disposal of loan and receivables occurred for the three month ended March 31, 2017 was presented into a separate account for loss related to financial assets at amortized cost in accordance with the adoption of K-IFRS 1109.
(*2)	For the three months ended March 31, 2018, ‘Other expense’ includes losses amounting to 200 million won million won, which are related to the Group’s expected payments to other creditor financial institutions in accordance with the creditor financial institutions committee agreement. In addition, ‘Other expense’ for the three months ended March 31, 2018 and 2017 includes 11,771 million won and 12,139 million won, respectively, of intangible asset amortization expense.

41.	OTHER NON-OPERATING INCOME (EXPENSES)

(1)	Details of gains or losses on valuation of investments in joint ventures and associates are as follows (Unit: Korean Won in millions):

	For the three months ended March 31
	2018	2017
Gain on valuation	4,660	13,377
Loss on valuation	(13,803)	(62,792)

Total	(9,143)	(49,415)

(2)	Other non-operating income and expenses recognized are as follows (Unit: Korean Won in millions):

	For the three months ended March 31
	2018	2017
Other non-operating income	15,696	46,774
Other non-operating expenses	(21,815)	(48,473)

Total	(6,119)	(1,699)

(3)	Other non-operating income recognized are as follows (Unit: Korean Won in millions):

	For the three months ended March 31
	2018	2017
Rental fee income	1,516	1,820
Gains on disposal of investment in joint ventures and associates	—	28,420
Gains on disposal of premises and equipment and other assets	1,277	181
Reversal of impairment loss on premises and equipment and other assets	340	32
Others	12,563	16,321

Total	15,696	46,774

(4)	Other non-operating expenses recognized are as follows (Unit: Korean Won in millions):

	For the three months ended March 31
	2018	2017
Depreciation on investment properties	1,006	999
Interest expenses of rent leasehold deposits	142	118
Losses on disposal of investment in joint ventures and associates	2,931	27,684
Losses on disposal of premises and equipment and other assets	54	337
Impairment losses on premises and equipment and other assets	—	120
Donation	13,491	4,554
Others	4,191	14,661

Total	21,815	48,473

42.	INCOME TAX EXPENSE

(1)	Income tax expenses are as follows (Unit: Korean Won in millions):

	For the three months ended March 31
	2018	2017
Current tax expense
Current tax expense in respect of the current year	8,742	210,589
Adjustments recognized in the current period in relation to the current tax of prior periods	(971)	(722)

Subtotal	7,771	209,867

Deferred tax expense
Deferred tax benefit relating to the origination and reversal of temporary differences	123,968	(56,047)
Deferred tax charged directly to equity	4,457	32,079
Others (tax effect charged directly to equity due to the adoption of K-IFRS 1109)	75,319	—

Subtotal	203,744	(23,968)

Income tax expense	211,515	185,899

(2)	Income tax expense can be reconciled to net income before income tax expense as follows (Unit: Korean Won in millions):

	For the three months ended March 31
	2018	2017
Net income before income tax expense	806,035	828,630
Tax calculated at statutory tax rate (*)	211,298	200,066
Adjustments
Effect of income that is exempt from taxation	(7,789)	(18,387)
Effect of expense not deductible in determining taxable profit	5,794	4,847
Adjustments recognized in the current period in relation to the current tax of prior periods	(971)	(722)
Others	3,183	95

Subtotal	217	(14,167)

Income tax expense	211,515	185,899

Effective tax rate	26.2%	22.4%

(*)	The applicable income tax rate; 1) 11% for below 200 million Won, 2) 22% for above 200 million Won and below 20 billion Won, 3) 24.2% for above 20 billion Won and below 300 billion Won, 4) 27.5% for above 300 billion won..

(3)	Details of accumulated deferred tax charged direct to equity is as follows (Unit: Korean Won in millions):

	March 31, 2018	December 31, 2017
Net gain or loss on valuation of financial assets at FVTOCI	22,094	—
Loss on valuation of AFS securities	—	(114,169)
Share of other comprehensive income (loss) of joint ventures and associates	1,016	(954)
Foreign currency translation of foreign operations	10,994	15,855
Remeasurements of the net defined benefit liability	76,540	56,317
Gain (loss) on cash flow hedge	410	(248)

Total	111,054	(43,199)

43.	EARNINGS PER SHARE (“EPS”)

Basic EPS is calculated by dividing net income by weighted average number of common shares outstanding (Unit: Korean Won in millions, except for EPS and number of shares):

	For the three months ended March 31
	2018	2017
Net income attributable to owners	589,736	637,473
Dividends to hybrid securities	(37,855)	(49,266)
Net income attributable to common shareholders	551,881	588,207
Weighted average number of common shares outstanding	673 million shares	673 million shares
Basic Earnings Per Share (Unit: Korean Won)	820	874

Diluted EPS is equal to basic EPS because there is no dilution effect for the three months ended March 31, 2018 and 2017.

44.	CONTINGENT LIABILITIES AND COMMITMENTS

(1)	Details of guarantees are as follows (Unit: Korean Won in millions):

	March 31, 2018	December 31, 2017
Confirmed guarantees
Guarantee for loans	155,519	157,299
Acceptances	342,924	320,519
Guarantees in acceptances of imported goods	107,100	108,238
Other confirmed guarantees	5,928,457	6,288,965

Total	6,534,000	6,875,021

Unconfirmed guarantees
Local letter of credit	381,056	383,117
Letter of credit	3,453,960	3,637,787
Other unconfirmed guarantees	573,976	505,689

Total	4,408,992	4,526,593

Commercial paper purchase commitments and others	1,465,161	1,458,101

(2)	Details of loan commitments and others are as follows (Unit: Korean Won in millions):

	March 31, 2018	December 31, 2017
Loan commitments	96,822,354	80,760,325
Other commitments	5,814,876	4,546,090

(3)	Litigation case

Ongoing litigations of the Group are as follows (Unit: Korean Won in millions except for number of cases):

	March 31, 2018		December 31, 2017
	As plaintiff	As defendant	As plaintiff	As defendant
Number of cases	82 cases	163 cases	83 cases	155 cases
Amount of litigation	423,184	259,628	413,267	244,767
Provisions for litigations		4,418		9,277

(4)	Other

The Group provides clearance services for payments in Korean Won in order to facilitate trade transactions between Korea and Iran. In connection with these services, the Group is currently being investigated by US government agencies including US prosecutors (United States Attorney’s Office and New York State Attorney General’s Office) as to whether the Group has violated United States laws by participating in prohibited transactions involving countries sanctioned by the US. The Group has decided not to disclose the required disclosures stated in K-IFRS 1037 ‘Provisions, Contingent Liabilities and Contingent Assets’ as such information may adversely affect the current investigation against the Group.

45.	RELATED PARTY TRANSACTIONS

Related parties of the Group as of March 31, 2018 and its assets and liabilities recognized as of March 31, 2018 and December 31, 2017 and major transactions with related parties for the three months ended March 31, 2018 and March 31, 2017 are as follows:

(1)	Related parties

Related parties
Associates	Kumho Tires Co., Inc., Woori Service Networks Co., Ltd., Korea Credit Bureau Co., Ltd., Korea Finance Security Co., Ltd., Chin Hung International Inc., STX Engine Co., Ltd, STX Corporation, 2016KIF-IMM Woori Bank Technology Venture Fund, K BANK Co., Ltd., Well to Sea No. 3 Private Equity Fund, and Others (Dongwoo C & C Co., Ltd. and other 24 associates)

(2)	Assets and liabilities from transactions with related parties are as follows (Unit: Korean Won in millions):

Related party		A title of account	March 31, 2018	December 31, 2017
Associates	Kumho Tires Co., Inc.	Loans	157,124	170,917
		Allowance for credit loss	(145,188)	(156,712)
		Deposits due to customers	75	666
		Other liabilities	495	50
	Woori Service Networks Co., Ltd.	Loans	35	45
		Deposits due to customers	1,696	1,311
		Other liabilities	357	357
	Korea Credit Bureau Co., Ltd.	Loans	4	6
		Deposits due to customers	1,127	5,586
		Other liabilities	10	54
	Korea Finance Security Co., Ltd.	Loans	33	56
		Deposits due to customers	2,221	2,854
		Other liabilities	10	7
	Chin Hung International Inc.	Loans	218	408
		Allowance for credit loss	(35)	(22)
		Deposits due to customers	68,234	46,220
		Other liabilities	2,900	1,658
	Poonglim Industrial Co., Ltd. (*1)	Deposits due to customers	—	4
	STX Engine Co., Ltd.	Loans	107,588	106,176
		Allowance for credit loss	(89,867)	(88,734)
		Deposits due to customers	16,853	18,092
		Other liabilities	260	29
	STX Corporation	Loans	64,979	47,711
		Allowance for credit loss	(44,561)	(31,210)
		Deposits due to customers	11,216	77,555
		Other liabilities	110	80

Related party	A title of account	March 31, 2018	December 31, 2017
K BANK Co., Ltd.	Loans	248	212
Well to Sea No.3 Private Equity Fund (*2)	Loans	5,840	73,810
	Allowance for credit loss	(29)	(39)
	Deposits due to customers	587	61
	Other liabilities	82	27
Others (*3)	Loans	330	499
	Allowance for credit loss	(304)	(471)
	Other assets	1	1
	Deposits due to customers	6,203	2,906
	Other liabilities	144	73

(*1)	The Group did not have significant influence over the entity due to the fact that the entity was going through workout process under receivership, and thus the entity was excluded from the investment in associates
(*2)	Due to capital contribution by the Group for the year ended December 31, 2017, the entities has been included in the investment in associates.
(*3)	Others include Saman Corporation, Kyesan Engineering Co., Ltd., Hyunwoo International Co., Ltd., DAEA SNC Co., Ltd. and others as of March 31, 2018 and 2017.
(3)	Gain or loss from transactions with related parties are as follows (Unit: Korean Won in millions):

			For the three months ended March 31
Related party		A title of account	2018	2017
Corporation that have significant influence over the group	KDIC(*1)	Interest expenses	—	7,612
Associates	Kumho Tires Co., Ltd.	Interest income	686	854
		Fees income	4	5
		Interest expenses	—	—
		Reversal of allowance for credit loss	(11,524)	(47)
	Woori Blackstone Korea Opportunity Private Equity Fund No.1 (*2)	Fees income	—	14
	Woori Service Networks Co., Ltd.	Other income	7	7
		Interest expenses	4	7
		Fees expenses	125	179
		Other expenses	126	124
	Korea Credit Bureau Co., Ltd.	Interest expenses	16	17
		Fees expenses	519	12
	Korea Finance Security Co., Ltd.	Interest expenses	3	3
		Fees expenses	34	—
	Chin Hung International Inc.	Interest income	—	53
		Fees income	1	1
		Interest expenses	8	6
		Impairment losses due to credit loss (reversal of allowance for credit loss)	13	(4,029)
	STX Engine Co., Ltd.	Interest income	333	332
		Fees income	15	84
		Interest expenses	41	35
		Impairment losses due to credit loss (reversal of allowance for credit loss)	1,133	(3,821)

			For the three months ended March 31
Related party		A title of account	2018	2017
	Samho International Co., Ltd. (*3)	Interest income	—	180
		Fees income	—	5
		Interest expenses	—	111
		Reversal of allowance for credit loss	—	(168)
	STX Corporation	Interest income	—	218
		Fees income	1	34
		Interest expenses	1	2
		Impairment losses due to credit loss (reversal of allowance for credit loss)	13,351	(63,426)
Associates	K BANK Co., Ltd	Fees income	208	199
		Other income	—	1,051
		Impairment losses due to credit loss	—	9
	Well to Sea No.3 Private Equity Fund (*4)	Interest incomes	685	—
		Interest expenses	2	—
		Impairment losses due to credit loss (reversal of allowance for credit loss)	(10)	—
	Others (*5)	Other income	1
		Interest expenses	6	3
		Impairment losses due to credit loss (reversal of allowance for credit loss)	(167)	774

(*1)	As its ownership interest in the Group is lower than 20% as of December 31, 2017, it has been exclude from the corporation that have significant influence over the Group.
(*2)	Due to disposition previous year, the entity is not in scope for associate.
(*3)	The entity was sold after it was transferred to assets held for sale and was excluded from the investment in associates during the year ended December 31, 2017
(*4)	Due to capital contribution during the year ended December 31, 2017, the entity has been included in the investment in associates.
(*5)	Others include Saman Corporation, Kyesan Engineering Co., Ltd., Hyunwoo International Co., Ltd., DAEA SNC Co., Ltd. and others as of March 31, 2018. Others include Kyesan Engineering Co., Ltd., Good Software Lab Co., Ltd., Dongwoo C&C Co., Ltd., Saman Corporation, DAEA SNC Co., Ltd., and Hyunwoo International Co., Ltd. and others as of March 31, 2017.

(4)	Guarantees provided to the related parties are as follows (Unit: Korean Won in millions):

	March 31, 2018	December 31, 2017	Warranty
Kumho Tires Co., Inc.	9,554	4,181	Letter of credit and others
	538	636	Loan commitment
Korea Finance Security Co., Ltd.	227	204	Loan commitment
Korea Credit Bureau Co., Ltd.	31	29	Loan commitment
Woori Service Networks Co., Ltd.	165	155	Loan commitment
Chin Hung International Inc.	32,081	31,891	Loan commitment
STX Engine Co., Ltd.	68,842	68,858	Letter of credit and others
	238	—	Loan commitment
STX corporation	10,541	17,557	Letter of credit and others
	111	53	Loan commitment
Well to Sea No.3 Private Equity Fund	304,160	236,190	Loan commitment

For the guarantee provided to the related parties, the Group recognized provisions for guarantees amounting to 75,110 million Won and 71,459 million Won, as of March 31, 2018 and December 31, 2017, respectively.

(5)	Compensation for key management is as follows (Unit: Korean Won in millions):

	For the three months ended March 31
	2018	2017
Short term benefits	3,130	2,877
Severance payments	209	163

Total	3,339	3,040

Key management includes registered executives and non-registered executives. Outstanding assets and liabilities from transactions with key management amount to 2,274 million Won and 6,857 million Won, respectively, as of March 31, 2018. With respect to the assets, the Group has not recognized any any allowance nor provision.

46.	TRUST ACCOUNTS

(1)	Trust accounts of the Group are as follows (Unit: Korean Won in millions):

	Total assets		Operating income
	March 31, 2018	December 31, 2017	For the three months ended March 31, 2018	For the three months ended March 31, 2017
Trust accounts	49,657,336	43,895,511	284,292	203,016

(2)	Receivables and payables from the transactions between the Group and trust accounts are as follows (Unit: Korean Won in millions):

	March 31, 2018	December 31, 2017
Receivables
Trust fees receivables	25,620	25,286

Payables
Deposits due to customers	589,782	585,832
Borrowings from trust accounts	2,644,524	2,711,529

Total	3,234,306	3,297,361

(3)	Significant transactions between the Group and trust accounts are as follows (Unit: Korean Won in millions):

	For the three months ended March 31
	2018	2017
Revenue
Trust fees	50,717	34,735
Termination fees	4,199	36

Total	54,916	34,771

Expense
Interest expenses on deposits due to customers	1,982	7,143
Interest expenses on borrowings from trust accounts	10,067	8,117

Total	12,049	15,260

(4)	Principal guaranteed trusts and principal and fixed rate of return guaranteed trusts

1)	As of March 31, 2018 and December 31, 2017, the carrying of principal guaranteed trusts and principal and fixed rate of return guaranteed trusts are as follows (Unit: Korean Won in millions):

	March 31, 2018	December 31, 2017
Principal guaranteed trusts
Old-age pension trusts	3,868	4,058
Personal pension trusts	523,231	530,556
Pension trusts	797,776	791,920
Retirement trusts	48,642	50,035
New personal pension trusts	8,412	8,563
New old-age pension trusts	2,374	2,467

Subtotal	1,384,303	1,387,599

Principal and fixed rate of return guaranteed trusts
Development trusts	19	19
Unspecified money trusts	801	801

Subtotal	820	820

Total	1,385,123	1,388,419

2)	As of March 31, 2018 and December 31, 2017, the amounts that the Group has to pay by the capital guaranteed contract or the operating results of the principal and return guaranteed trusts are as follows (Unit: Korean Won in millions):

	March 31, 2018	December 31, 2017
Liabilities for the account (subsidy for trust account adjustment)	7	32